Exhibit 10.9

EXECUTION COPY

STOCK SUBSCRIPTION AGREEMENT

by and between

FIRST MICHIGAN BANCORP, INC.

and

THE SUBSCRIBERS REFERRED TO HEREIN

Dated as of

March 29, 2010

TABLE OF CONTENTS

1.	PURCHASE AND SALE OF SECURITIES		2
	(a)	Purchase of Securities	2
	(b)	Funding; Escrow	3
	(c)	Initial and Subsequent Bid Funding	4
	(d)	Non-Voting Common Stock	7

2.	SUBSCRIBERS’ REPRESENTATIONS AND WARRANTIES		8
	(a)	No Public Sale or Distribution; No Other Agreements with Respect to Shares	8
	(b)	Subscriber Status	8
	(c)	General Solicitation	9
	(d)	Reliance on Exemptions	9
	(e)	Review of Information and Consultation with Advisors	9
	(f)	No Reliance	10
	(g)	No Public Market; No Governmental Review; Securities Not Insured	11
	(h)	Brokers and Finders	11
	(i)	No Conflicts	11
	(j)	Investment Risk	11
	(k)	Residency	12
	(l)	Organization; Authorization	12
	(m)	Ownership of Securities and Non-Exercise of Controlling Influence	12
	(n)	Review of Risk Factors	13

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY		13
	(a)	Organization and Qualification; Capitalization	13
	(b)	Authorization; Enforcement; Validity	15
	(c)	Subsidiaries	16
	(d)	Issuance of Securities	16
	(e)	No Conflicts	17
	(f)	No Violation	17
	(g)	Consents	18
	(h)	No Registration	18
	(i)	Acknowledgment Regarding the Subscriber’s Purchase of Shares	18
	(j)	No General Solicitation; Placement Agent’s Fees	19
	(k)	No Integrated Offering	19
	(l)	Adequate Capitalization	19
	(m)	Financial Statements	19
	(n)	Regulatory Enforcement Matters	20
	(o)	Compliance with Law and Other Matters	21
	(p)	Questionable Payments	22
	(q)	Regulatory Permits and Reports	22
	(r)	Transactions With Insiders and Affiliates	23
	(s)	Indebtedness and Other Contracts	23
	(t)	Absence of Litigation and Other Proceedings	24
	(u)	Insurance	24

i

	(v)	Employee Relations and Benefits	24
	(w)	Title	25
	(x)	Intellectual Property Rights	26
	(y)	Environmental Laws	26
	(z)	Tax Status	26
	(aa)	Internal Accounting and Disclosure Controls	27
	(bb)	Off Balance Sheet Arrangements	27
	(cc)	Investment Company Status	27
	(dd)	Transfer Taxes	27
	(ee)	Disclosure	27
	(ff)	Anti-takeover Provisions Not Applicable	28
	(gg)	Private Placement Documents	28

4.	COVENANTS		29
	(a)	Further Action	29
	(b)	Notice Filings	29
	(c)	Expenses	30
	(d)	Amendment to the Articles of Incorporation	30
	(e)	Board of Directors	30
	(f)	Board Representative	30
	(g)	Board Observer	31
	(h)	VCOC Rights	32
	(i)	Post-Closing Preemptive Rights	33
	(j)	Information for Shareholders	35
	(k)	[Reserved]	35
	(l)	Pre-Closing Conduct of the Company and the Bank	35
	(m)	Corporate Opportunities	36
	(n)	No Offers, Sales or Solicitations	36
	(o)	Termination of the Shareholder Agreement	37
	(p)	Delivery of Bid	37
	(q)	Registration Rights Agreement	37
	(r)	Tax Matters	37
	(s)	Notice of Capital Event	37

5.	TRANSFER AGENT INSTRUCTIONS		38

6.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL		39

7.	CONDITIONS TO THE SUBSCRIBERS’ OBLIGATION TO PURCHASE		40

8.	TERMINATION		42

9.	MISCELLANEOUS		43
	(a)	Governing Law; Jurisdiction; Jury Trial	43
	(b)	Counterparts	44
	(c)	Headings	44
	(d)	Severability	44
	(e)	Entire Agreement; Amendments	44

ii

(f)	Notices	44
(g)	Successors and Assigns	46
(h)	No Third Party Beneficiaries	46
(i)	Survival	46
(j)	Further Assurances	47
(k)	No Strict Construction	47
(l)	Indemnification	47
(m)	Rescission and Withdrawal Right	47
(n)	Payment Set Aside	47
(o)	Publicity	48

SCHEDULE I	Summary Instruction Sheet for Subscriber

EXHIBIT A	Form of Warrant
EXHIBIT B	Registration Rights Agreement
EXHIBIT C	Escrow Agreement
EXHIBIT D	Accredited Investor Questionnaire
EXHIBIT E	Risk Factors
EXHIBIT F	Wire Information Questionnaire
EXHIBIT G	Form of Legal Opinion
EXHIBIT H	Form W-9

DISCLOSURE SCHEDULES

iii

STOCK SUBSCRIPTION AGREEMENT

This STOCK SUBSCRIPTION AGREEMENT (the “Agreement”), by and between First Michigan Bancorp, Inc., a Michigan corporation (the “Company”), and the subscribers identified on the signature pages hereto (the “Subscribers”), shall be effective as of the date it is executed by the parties hereto (the “Effective Date”).

WHEREAS:

A.                                    The Offering.  The Board of Directors of the Company has authorized the Company to conduct a private placement (the “Private Placement”) of its common stock, par value $1.00 per share (“Common Stock”), to be offered and sold to accredited investors (collectively, the “Investors”).  The aggregate amount of all shares of Common Stock sold to the Subscribers pursuant to this Agreement, and to any other Investors pursuant to stock subscription agreements entered into in connection with the Private Placement (collectively, the “Subscription Agreements”), shall collectively be referred to herein as the “Common Shares.”  The Company has engaged Oppenheimer & Co., Inc. as its placement agent (the “Placement Agent”) for the offering of the Common Shares on a “best efforts” basis.

B.                                    The Transaction.  The Company is conducting the Private Placement to raise additional capital to acquire the branches, loans and other assets and assume the deposits and certain liabilities of one or more financial institutions through the Federal Deposit Insurance Corporation (the “FDIC”) bid process for failed financial institutions (each a “Target Bank,” and collectively the “Target Banks”).  The Subscribers will deliver their funds to purchase the Securities (as defined below) into the Escrow Account (as defined below), and the Company will identify the Target Banks to acquire and seek applicable regulatory approval to bid for the Target Banks.  Upon review of the documents and information describing the Bid (as defined below) by each of the Subscribers as set forth in Section 1(c)(i)(B) of this Agreement, and if the Bid is accepted by the FDIC, then the funds of the approving Subscribers in the Escrow Account will be released to the Company pursuant to the terms set forth in Section 1(b) of this Agreement and the approving Subscribers will receive their Securities.  The Subscribers may revoke their subscriptions to purchase the Securities in certain circumstances set forth in Section 1(c) of this Agreement, in which case the Subscribers’ funds in the Escrow Account will be returned in full.  If the FDIC does not accept the Company’s Bid for the Target Banks, then the Company may identify and submit a Bid for subsequent Target Banks and the Subscribers will have the option of (i) terminating this Agreement and receiving a return of all of their funds from the Escrow Account, (ii) remaining a party to this Agreement and receiving a return of all of their funds from the Escrow Account, which may be delivered by the Subscribers at a later date to support a subsequent Bid pursuant to Section 1(c)(iii), or (iii) remaining parties to this Agreement and leaving their funds in the Escrow Account pursuant to the terms set forth in Section 1(c)(iii).

C.                                    The Subscription.  The Company and the Subscribers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D, as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the 1933 Act (“Regulation D”).  The Subscribers wish to purchase from the Company, and the Company wishes to issue and sell to the Subscribers, upon the terms and conditions stated in this Agreement, shares of Common Stock in the aggregate numbers indicated below the Subscribers’ names on the signature pages of this Agreement (collectively, the “Purchased Shares”); provided, however, that the number of shares of Common Stock comprising the Purchased Shares shall be adjusted upwards or downwards as of the Closing (as defined below) such that, at the Closing, the Purchased Shares shall represent 20.9% of the outstanding shares of Common Stock immediately following the Closing, assuming the exercise in full of the Warrants (as defined below).  In consideration for a portion of the Purchase Price, at the Closing, the Company shall issue to the Subscribers warrants, substantially in the form attached hereto as Exhibit A (the “Warrants” and, together with the Purchased Shares, the “Securities”), exercisable for the number of shares of Common Stock representing in the aggregate 4.0% of the outstanding shares of Common Stock immediately following the Closing, assuming the exercise in full of the Warrants.

D.                                    Offering Proceeds.  The aggregate gross proceeds to the Company from the Subscribers and the Investors together in the Private Placement (the “Aggregate Gross Proceeds”) shall be the minimum amount of the capital required by the FDIC to be contributed to the Bank (as defined below) in order for the Bank to acquire the Target Banks, plus the amount required for payment of all expenses for the Private Placement, including in connection with this Agreement (the “Minimum Capital”); provided, however, that if the Minimum Capital is less than $275,000,000 and the amount funded by the Subscribers and the Investors together into escrow exceeds the Minimum Capital, then the Aggregate Gross Proceeds shall equal the lesser of (i) $275,000,000 and (ii) the amount so funded into escrow; provided further that the Aggregate Gross Proceeds for a Closing in which amounts deposited in the Escrow Account on or in respect of the Initial Funding Date are released to the Company shall in no event exceed $275,000,000.

E.                                     Registration Rights.  Contemporaneously with the execution and delivery of this Agreement, the Company will enter into a Registration Rights Agreement for the benefit of the Subscribers, substantially in the form attached as Exhibit B hereto (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Purchased Shares and the shares of Common Stock issuable upon the exercise of the Warrants (the “Underlying Common Stock”), under the 1933 Act and applicable state securities laws.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Subscribers hereby agree as follows:

1.                                      PURCHASE AND SALE OF SECURITIES.

(a)                                 Purchase of Securities.

On the terms set forth in this Agreement and subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to the Subscribers, and the Subscribers shall purchase from the Company on the Closing Date (as defined below), the Purchased Shares, and the Company shall issue to the Subscribers the

Warrants.  The Purchased Shares and the Warrants shall be allocated among the Subscribers in the proportions provided in the signature pages to this Agreement.  If the number of Purchased Shares is adjusted downwards as described in the proviso at the end of the penultimate sentence of Recital C above, then the Company will direct the Escrow Agent (as defined below) to as promptly as practicable (and in any event within two (2) business days) following the Closing, issue a Federal Funds wire transfer in the amount of the excess of the Funding Amount (as defined below) over the Purchase Price, together with all Escrow Earnings on the Funding Amount, directly to the Subscribers pursuant to the process set forth in Section 1(c)(i)(F) and in accordance with the Escrow Agreement (as defined below) without liability of any party to this Agreement to any other party.  If the number of Purchased Shares is adjusted upwards as described in the proviso at the end of the penultimate sentence of Recital C above, then the Subscribers shall promptly deposit the difference between the Purchase Price and the Funding Amount in accordance with the provisions set forth in Section 1(b)(ii).

(i)                                     Closing.  The closing of the purchase and sale of the Securities (the “Closing”) shall occur at 10:00 a.m., Eastern Time, on the date (or such later date) agreed to by the Company and the Subscribers after notification of satisfaction (or, where permissible, waiver) of the conditions to the Closing set forth in Sections 6 and 7 below, other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction (or, where permissible, waiver) of those conditions, at the offices of Nelson Mullins Riley & Scarborough LLP, Atlantic Station, 201 17th Street, Suite 1700, Atlanta, Georgia 30363, or at such other location as mutually agreed upon by the parties hereto.  The date of the Closing is referred to herein as the “Closing Date.”

(ii)                                  Purchase Price.  The aggregate purchase price for the Securities to be purchased by the Subscribers on the Closing Date (the “Purchase Price”) shall be an amount equal to the product of (A) the number of Purchased Shares and (B) $6.00.  Prior to the Closing, the Subscribers shall prepare a statement allocating the Purchase Price between the Purchased Shares and the Warrants, which such allocation shall be adjusted to the extent of any adjustment to the Purchase Price pursuant to this Agreement (such statement, the “Purchase Price Allocation”).

(b)                                 Funding; Escrow.

(i)                                     Funding Date Notice.  For the initial Bid, within 48 hours after the Effective Date (the “Initial Funding Date”), the Subscribers must deliver to the Escrow Agent an amount equal to the product of (A) the aggregate number of shares of Common Stock indicated below the Subscribers’ names on the signature pages to this Agreement and (B) $6.00 (the “Funding Amount”), and such delivery shall be made in accordance with the terms of Section 1(b)(ii).  For a subsequent Bid, if the Subscribers have remained a party to this Agreement but not left their funds in the Escrow Account pursuant to the terms of Section 1(c)(iii), then the Company shall give written notice to the Subscribers (the “Funding Date Notice”) that specifies the date (the “Funding Date”) by which the Subscribers must deliver the Funding Amount to the Escrow Agent and such delivery shall be made in accordance with the terms of Section 1(b)(ii) and within 48 hours of the Funding Date Notice.  The Subscribers are required to fund the Funding Amount to the Escrow Agent by the Initial Funding Date or Funding Date, as applicable, in order to acquire the Securities.  If the Funding Amount is not so funded by the Initial Funding Date or any Funding Date, as applicable, this Agreement shall terminate without any liability of any party to another.

(ii)                                  Funding Escrow.  The Funding Amount shall be held in escrow.  The Company and the Subscribers have entered into an Escrow Agreement with American Stock Transfer & Trust Company, LLC, as Escrow Agent (“Escrow Agent”), dated as of March 17, 2010 (the “Escrow Agreement”), a copy of which is attached as Exhibit C hereto.  The Funding Amount should be sent to the Escrow Agent via wire transfer of immediately available funds to the following escrow account (“Escrow Account”):

J.P. MORGAN CHASE
55 Water Street
New York, New York
Account Name: American Stock Transfer & Trust Company, LLC
For further credit to First Michigan Bancorp, Inc. Escrow Account
ABA:
A/C:

Such funds received in the Escrow Account will be maintained and distributed by the Escrow Agent in accordance with the terms of the Escrow Agreement.

(iii)                               Release of Funds.  After a Bid has been submitted to the FDIC, the escrowed funds deposited into the Escrow Account pursuant to Section 1(b)(ii) shall not be released to the Company until all conditions of each of the Subscribers and the Company set forth in Sections 6 and 7 of this Agreement have been met or waived in accordance with the terms of this Agreement and the occurrence of the Closing.  On the Closing Date, the Company shall cause to be delivered the Securities with written instructions to the Escrow Agent, subject to an acknowledgment by the Subscribers that all conditions to the Subscribers’ obligation to purchase Securities, as set forth in Section 7 of this Agreement, have been satisfied or waived by the Subscribers, to deliver to the Subscribers the amount of Common Shares that the Subscriber is purchasing hereunder, registered in the name of the Subscriber or its designee, together with the Warrants.

(c)                                  Initial and Subsequent Bid Funding.

(i)                                     Initial Bid Funding.

(A)                               Bid Notice.  After the Company has received notice from the FDIC related to the bidding schedule with respect to a Proposed Acquisition (as defined below), the Company shall, within 24 hours thereafter, give written notice to the Subscribers via e-mail (the “Bid Notice”) providing such schedule.

(B)                               Bid Data.  The Company will make available to the Subscribers, to the extent permitted by the FDIC, the Bid or the Bid Summary (as defined below) and other documents and information relating to its bid to acquire the Target Banks, which Target Banks shall have substantially all of their deposits and branch offices located in the State of Michigan.  For purposes of this Agreement, such documentation and information is referred to as the “Target Bank Information,” the transaction is referred to as the “Proposed Acquisition” and a

“Bid” means each bid for a Target Bank, including all related documents (including the then available form of the P&A Agreements (as defined below) that is required to be executed upon the acceptance of such Bid) and information that is part of such bid, that will be submitted by First Michigan Bank, a Michigan-chartered bank and a wholly owned subsidiary of the Company (the “Bank”), to the FDIC to acquire one or more Target Banks.  If the FDIC does not permit the Company to make the Bid available to the Subscribers, then the Company shall provide to the Subscribers a summary of the Bid (“Bid Summary”), which summary, to the extent permitted by the FDIC, shall include a general description of the assets to be acquired and liabilities to be assumed (as well as those that are to be excluded), and a detailed description of the material terms of the Bid, including the deposit premium and asset premium (discount) bids (in each case as defined in the P&A Agreements) to be submitted by the Bank.  The Bid Summary provided to the Subscribers will not deviate in any respect from the information contained in the Bid and any modifications to the Bid will be provided to the Subscribers as set forth in Section 1(c)(i)(E).  The Target Bank Information, including the Bid Summary or the Bid (to the extent not prohibited by the FDIC), shall be posted to the Company’s electronic data site for the Proposed Acquisition (the “Company Data Site”) as promptly as possible.  Subject to applicable law, the Company shall use commercially reasonable efforts to assist the Subscribers in obtaining access to any data room and any other materials made available to the Company in connection with a Proposed Acquisition, including information provided to the Company by the FDIC and any other information the Subscribers may reasonably request in connection with their due diligence investigation of a Proposed Acquisition.  The FDIC will provide the Company with the “Stated Threshold” (as defined in the P&A Agreements), the final balance sheet and other information on the Target Banks required for the Company to prepare the Bid (“Final FDIC Information”).  The Company will provide the Bid or Bid Summary, as the case may be, to the Subscribers promptly after the Company’s receipt of the Final FDIC Information.  The Bid Summary or the Bid, as the case may be, shall be prepared using the Final FDIC Information.

(C)                               Funding Confirmation.  The Bid Notice will include, or the Company will post, the Bid submission date for the Proposed Acquisition (the “Bid Date”).  By the seventh calendar day prior to the Bid Date (the “Confirmation Date”), each Subscriber shall provide to the Company in writing (which may be by e-mail notification) either such Subscriber’s (i) rejection of the Proposed Acquisition or (ii) affirmative approval of the Proposed Acquisition and its binding commitment to purchase the Securities pursuant to this Agreement.  If the Subscribers do not provide a written response to the Company affirmatively approving the Proposed Acquisition as provided in this Section 1(c)(i)(C) by the close of business, at 5:00 p.m. Eastern Time, on the Confirmation Date, then the Subscribers’ commitment to purchase the Securities and this Agreement will be terminated and the Funding Amount, together with any Escrow Earnings thereon, shall be returned to the Subscribers.

(D)                               Loss or Withdrawal of Bid.  Following the Funding Date, if the FDIC informs the Company and the Bank that the FDIC will not accept the Bid (either as such Bid was originally submitted to the FDIC or as subsequently modified in accordance with Section 1(c)(i)(E)), or the Bank elects not to submit or to withdraw the Bid, the Subscribers may (1) terminate this Agreement and receive a return of the Funding Amount in full in accordance with Section 1(c)(i)(F) or (2) remain a party to this Agreement and deliver a written request to the Company for the return of the Funding Amount in full in accordance with Section 1(c)(i)(F), which amount may be delivered by the Subscribers, in their discretion, at a later date to support a subsequent Bid pursuant to Section 1(c)(ii).  The Company shall notify the Subscribers not later than the next business day after the FDIC informs the Company and the Bank that the Bid has not been accepted or the Bank elects not to submit or to withdraw the Bid.

(E)                                Modification of Bid.  The Company shall have the right, in its sole discretion, to engage in negotiations with respect to the Bid and to modify the Bid.  The Company shall promptly provide written notice to the Subscribers, by e-mail, with a follow-up telephone call, of any modification to the Bid, and any Significant Modification (as defined below) shall trigger a right of the Subscribers to, by written notice to the Company, terminate this Agreement and be returned the Funding Amount in accordance with Section 1(c)(i)(F); provided, however, that the Subscribers will automatically be deemed to consent to any Significant Modification unless the Subscribers deliver a written notice of termination to the Company within twenty-four (24) hours of the time the Company provides written notice of the proposed Significant Modification to the Subscribers (or such longer time period as reasonably permitted under the circumstances, which is dependent upon when the submission of such Bid modification is required to be made to the FDIC, such extended time period to be communicated by the Company to the Subscribers in the initial notice of the Significant Modification) and such notice of termination is received by the Company prior to the submission of or agreement to the modified Bid to the FDIC; provided, further, that the submission of or agreement to the modified Bid prior to the elapse of such twenty-four (24) hour period (or such longer specified period) shall effect a termination of this Agreement, unless the Subscribers have delivered a written notice to the Company consenting to the Significant Modification.  A “Significant Modification” means any modification to the Bid (including the P&A Agreements or other documentation delivered in connection therewith) that individually or in the aggregate with any other modifications to the Bid, would or would be reasonably likely to impair in any material respect the economic benefits to the Subscribers of the transactions contemplated by this Agreement, as determined by the Subscribers in their good faith discretion.

(F)                                 Return of Funding Amount.  Promptly upon, but in any event not more than two (2) business days following receipt of a (1) notice of termination of this Agreement, or (2) a request to release a Subscribers’ funds from the Escrow Account, to the extent such termination or release is authorized or provided for by Section 1(c)(i)(C), Section 1(c)(i)(D) or Section 1(c)(i)(E) of this Agreement, or following a downward adjustment in the number of Purchased Shares pursuant to Section 1(a), the Company shall deliver to the Escrow Agent a written notice directing the Escrow Agent to promptly return (no later than the second business day after the Escrow Agent receives such notice from the Company) the Funding Amount (or the applicable portion thereof in the event of a downward adjustment in the number of Purchased Shares) to the Subscriber in accordance with the terms of the Escrow Agreement.  The amount to be released from the Escrow Account will include the Funding Amount (or the applicable portion thereof), together with any Escrow Earnings, in accordance with the Escrow Agreement.  Upon return of the Funding Amount, together with any Escrow Earnings, to the Subscribers with respect to a notice of termination pursuant to this Section 1(c), this Agreement and the obligations of the parties hereto will terminate without any liability of one of the parties to another.

(ii)                                  Effect of Return of Funding Amount.  In the event that the Subscribers have funded their Funding Amount pursuant to Section 1(b)(ii) of this Agreement and such funds are subsequently returned to the Subscribers (other than in connection with a termination of this Agreement), the parties hereto agree that this Agreement shall continue in full force and effect until terminated in accordance with its terms and any subsequent funding shall take place in accordance with the provisions of this Section 1 mutatis mutandis.

(iii)                               Subsequent Bid Procedure.  If the FDIC informs the Company and the Bank that the FDIC will not accept a Bid (either as such Bid was originally submitted or subsequently modified) submitted for the Target Banks, and the Company and the Bank plan to submit a subsequent Bid for one or more new Target Banks before the Funding Amount is returned to the Subscribers as set forth in Sections 1(c)(i)(F) and 1(c)(ii) of this Agreement, then, with the written consent of the Subscribers, the Company may hold the Subscribers’ Funding Amount in the Escrow Account pending the submission of the subsequent Bid; provided however, that as a condition to the Subscribers leaving their Funding Amount in the Escrow Account and continuing with their investment pursuant to the terms of this Agreement, the Company shall (A) deliver to the Subscribers the notice and information required by Sections 1(c)(i)(A) and 1(c)(i)(B) of this Agreement, including the Bid or Bid Summary and Target Bank Information with respect to the new Target Banks and (B) post the Bid Notice, including the Bid Date, for the subsequent Bid on the Company Data Site as set forth in Sections 1(c)(i)(A) and 1(c)(i)(C).  The Subscribers shall confirm their subscription for the Securities as set forth in Section 1(c)(i)(C) for purposes of the subsequent Bid.  If the Subscribers have timely delivered their affirmative approval of the subsequent Bid, the funds shall continue to be held in the Escrow Account until (1) released pursuant to this Agreement or (2) the FDIC informs the Company that its subsequent Bid was not the winning bid, at which time the funds shall be promptly returned to the Subscribers, upon written request by the Subscribers to the Company, in accordance with the terms of Sections 1(c)(i)(D) and 1(c)(i)(F) and the Escrow Agreement.

(d)                                 Non-Voting Common Stock.

In the event that the Required Approvals (as defined below) for the Subscribers to collectively acquire shares of Common Stock, including the Underlying Common Stock, representing 24.9% of the Company’s voting securities shall not be obtained by the Closing Date, or such Required Approvals impose or contain any condition, limitation, restriction or requirement that is not a Usual Regulatory Condition (as defined below), then the terms of this Agreement and the Amendment (as defined below) shall be appropriately modified such that at the Closing, the shares of Common Stock issued to the Subscribers represent not more than 9.9% of the Company’s outstanding voting power after giving effect to the Closing, and any additional shares of Common Stock issued to the Subscribers at the Closing, and the Underlying Common Stock, are in the form of non-voting common stock of the Company, convertible into Common Stock in accordance with FRB guidelines, the terms of which non-voting common stock shall be subject to the reasonable approval of the parties hereto.  For the avoidance of doubt, notwithstanding anything to the contrary herein, the Purchased Shares and the Underlying Common Stock shall in all events represent 24.9% of the outstanding common equity of the Company immediately following the Closing, assuming the exercise in full of the Warrants.

2.                                      SUBSCRIBERS’ REPRESENTATIONS AND WARRANTIES.

Each of the Subscribers represents and warrants as of the date of this Agreement and as of the Closing Date (except for the representations and warranties that are as of a specific date, which shall be made as of such date) to the Company that:

(a)                                 No Public Sale or Distribution; No Other Agreements with Respect to Shares.

Such Subscriber was contacted by the Placement Agent with respect to a potential investment in the Securities.  Such Subscriber understands that the Securities and the shares of Underlying Common Stock have not been registered pursuant to the 1933 Act or any applicable state securities law and are therefore considered “restricted securities” under the 1933 Act, and that each Subscriber is acquiring the Securities and the Underlying Common Stock in the ordinary course of its business, as principal for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof.  Such Subscriber does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined in Section 2(f) of this Agreement) to: (i) distribute any of the Securities or, when issued, the Underlying Common Stock; (ii) hold or to dispose of the Securities or, when issued, the Underlying Common Stock; (iii) vote the Purchased Shares or, when issued, the Underlying Common Stock; (iv) acquire any Common Shares from any other Person other than from the Company pursuant to this Agreement; or (v) consult with any other Person with respect to the voting of any Purchased Shares or, when issued, the Underlying Common Stock.  In the absence of an effective registration statement covering the resale of the Securities and, when issued, the Underlying Common Stock or an available exemption under the 1933 Act, the Securities and, when issued,  the Underlying Common Stock must be held indefinitely.  In connection herewith, such Subscriber represents that it is aware of and understands the resale limitations imposed under the 1933 Act.  Notwithstanding the foregoing, subject to applicable banking regulations or agreements, by making the representations herein, such Subscriber does not agree to hold any of the Securities or, when issued, the Underlying Common Stock for any minimum or other specific term and reserves the right to sell or dispose of the Securities or, when issued, the Underlying Common Stock at any time in accordance with or pursuant to an effective registration statement or an exemption under the 1933 Act.

(b)                                 Subscriber Status.

Such Subscriber is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D and has provided the information in the Accredited Investor Questionnaire attached as Exhibit D hereto.  Such Subscriber is not a registered broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the “1934 Act”) or an unregistered broker-dealer engaged in the business of being a broker-dealer.  To the extent that such Subscriber is utilizing or has utilized a representative to assist it in the evaluation of an investment in the Securities, such Subscriber has provided the requested information about such representative as set forth on such Subscriber’s signature page hereto.

(c)                                  General Solicitation.

Such Subscriber is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(d)                                 Reliance on Exemptions.

Such Subscriber understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and regulations and that the Company is relying in part upon the truth and accuracy of, and such Subscriber’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of such Subscriber to acquire the Securities.

(e)                                  Review of Information and Consultation with Advisors.

Such Subscriber has, either alone or through its representatives:

(i)                                     consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers in connection herewith to the extent it has deemed necessary;

(ii)                                  had a reasonable opportunity to ask such questions as it has deemed necessary of, and to receive answers from, the officers and representatives of the Company and the Bank concerning the Company’s and the Bank’s financial condition and results of operations, the business plan for the Company and the Bank, all employment agreements and benefit plans and other contractual arrangements among the Company, the Bank and their respective management teams, the terms and conditions of the Private Placement, the Proposed Acquisition and any additional relevant information that the Company possesses, and any such questions have been answered to its satisfaction;

(iii)                               had the opportunity to review and evaluate the following in connection with its investment decision with respect to the Common Shares: (A) all publicly available records and filings concerning the Company and the Bank, as well as all other documents, records, filings, reports, agreements and other materials provided by the Company regarding its and the Bank’s business, operations and financial condition sufficient to enable it to evaluate its investment; (B) the investor presentation materials (as supplemented from time to time), (collectively, the “Offering Materials”) that summarize this Private Placement, the Proposed Acquisition, and, when available and to the extent permitted by the FDIC, the Target Bank Information and the Bid or Bid Summary for the Target Banks; (C) the publicly available records and filings concerning the Target Banks and the FDIC’s form of purchase and assumption agreement for the resolution of failed depository institutions; and (D) this Agreement, the Registration Rights Agreement attached as Exhibit B hereto, the Escrow Agreement attached as Exhibit C hereto, the Risk Factors attached as Exhibit E hereto and all other exhibits, schedules and appendices attached hereto and thereto (collectively, the “Private Placement Documents”); and

(iv)                              made its own investment decisions based upon their own judgment, due diligence and advice from such advisers as it has deemed necessary and not upon any view expressed by any other Person, including without limitation the Placement Agent.  Notwithstanding anything to the contrary herein, neither such inquiries nor any other due diligence investigations conducted by such Subscriber or its advisors or representatives, if any, shall modify, amend or affect such Subscriber’s rights to rely on the Company’s representations and warranties contained herein.  The Subscriber understands that its investment in the Purchased Shares involves a high degree of risk and it is able to afford a complete loss of such investment.

(f)                                   No Reliance.

Such Subscriber acknowledges that the information in the Offering Materials is as of the date thereof and may not contain all of the terms and conditions of the Private Placement and the Proposed Acquisition, and understands and acknowledges that it is such Subscriber’s responsibility to conduct its own independent investigations and evaluations of the Company and the Bank, the Target Banks and the Proposed Acquisition, including without limitation, (i) information provided by the FDIC that is set forth in the electronic data room regarding the Target Banks, to the extent that any such information is made available, (ii) the business prospects and future operations of the Bank after completion of the Proposed Acquisition, and (iii) the management team that will operate and manage the Company and the Bank following the completion of the Proposed Acquisition.  Such Subscriber is not relying upon, and has not relied upon, any advice, statement, representation or warranty made by any Person, including, without limitation, the Placement Agent, except for the statements, representations and warranties of the Company made or contained in this Agreement and the other Private Placement Documents (as defined below).  Furthermore, such Subscriber acknowledges that:  (A) the Placement Agent has not performed any due diligence review on behalf of such Subscriber; (B) such Subscriber has made, and has relied upon, its own independent examination in purchasing the Securities, including, without limitation, of the Company and the Bank, the Target Banks, the Proposed Acquisition and the management team of the Company and the Bank that will continue to operate and manage the Company and the Bank after the completion of the Proposed Acquisition; (C) nothing in this Agreement or any other materials presented by or on behalf of the Company to such Subscriber in connection with the purchase of the Securities constitutes legal, tax or investment advice and such Subscriber has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities; and (D) such Subscriber received or had access to all of the information such Subscriber deemed necessary in order to make its investment decision in the Securities.  Such Subscriber acknowledges and understands that there is no representation or warranty being made to such Subscriber as to the suitability or sufficiency of information provided by the FDIC regarding the Target Banks or the assets and liabilities of the Target Banks to be acquired in the Proposed Acquisition to the extent that any such information is made available.  For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(g)                                  No Public Market; No Governmental Review; Securities Not Insured.

Such Subscriber understands that there is no established market for the Securities and that no public market for the Securities may develop.  Such Subscriber understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.  Such Subscriber understands that the Securities are not savings accounts, deposits or other obligations of a depository institution and are not insured by the FDIC, including the FDIC’s Deposit Insurance Fund, or any other governmental agency.

(h)                                 Brokers and Finders.

No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company, or the Subscribers, for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Subscriber.

(i)                                     No Conflicts.

The execution, delivery and performance by such Subscriber of the Private Placement Documents and the consummation by such Subscriber of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Subscriber, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Subscriber is a party, or (iii) assuming the receipt of all Required Approvals, result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities and banking laws and regulations, assuming the correctness of the representations and warranties made by the Company herein) applicable to such Subscriber, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the ability of such Subscriber to perform its obligations hereunder and thereunder.

(j)                                    Investment Risk.

The Subscriber understands that (i) its investment in the Purchased Shares involves a high degree of risk, (ii) no representation is being made as to the business or prospects of the Company or the Bank after completion of the Proposed Acquisition or the future value of the Common Shares, and (iii) no representation is being made as to any projections or estimates delivered to or made available to the Subscribers (or any of their affiliates or representatives) of the Company’s or the Bank’s future assets, liabilities, stockholders’ equity, regulatory capital ratios, net interest income, net income or any component of any of the foregoing or any ratios derived therefrom.  Such Subscriber, either alone or together with its representatives, if any, have the knowledge, sophistication and experience in financial and business matters as to fully understand and be capable of evaluating the merits and risks of an investment in the Securities and has the ability to bear the economic risks of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(k)                                 Residency.

Such Subscriber has its principal place of business in the jurisdiction indicated below such Subscriber’s name on the signature pages hereto.

(l)                                     Organization; Authorization.

Such Subscriber is duly organized, validly existing and in good standing (to the extent such concept is applicable) under the laws of the jurisdiction in which it is organized and has the requisite organizational power and authority to carry on its business as now being conducted.  Such Subscriber has the requisite organizational power and authority to enter into and perform its obligations under the Private Placement Documents to which it is a party and to consummate the transactions contemplated by such Private Placement Documents.  The execution and delivery of the Private Placement Documents to which it is a party by such Subscriber and performance by such Subscriber of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or, if such Subscriber is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Subscriber, and no further consent or authorization in connection therewith is required by such Subscriber, its Board of Directors or its shareholders, or if such Subscriber is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Subscriber.  The Private Placement Documents to which such Subscriber is a party have been (or upon delivery will have been) duly executed by such Subscriber, and when fully executed and delivered by all parties thereto, in accordance with terms of this Agreement and thereof, will constitute the legal, valid and binding obligations of each Subscriber, enforceable against it in accordance with its respective terms, subject to (i) the application of bankruptcy, receivership, conservatorship, reorganization, insolvency and similar laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought (the “Bankruptcy and Equity Exception”), and except that rights to indemnification and contribution thereunder may be limited by virtue of public policy under federal or state securities laws.

(m)                             Ownership of Securities and Non-Exercise of Controlling Influence.

Such Subscriber represents and warrants that such Subscriber:  (i) has no present intention of acquiring control (“Control”) of the Company or the Bank, as “control” is defined in 12 C.F.R. §§ 225.2 or 225.41 or 12 C.F.R. Part 303, Subpart E; (ii) will not acquire Control in the future without the prior approval of the applicable governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company and/or the Bank (each a “Governmental Entity” and collectively, “Governmental Entities”); (iii) is not participating and has not participated with any Person in any agreement, joint activity or parallel action towards a common goal between or among such Persons of acquiring Control of the Company or the Bank; (iv) knows of no other Person holding Common Stock, or presently proposing to acquire Common Stock, that is (A) a member of the Subscriber’s immediate family (if the Subscriber is an individual), (B) under common Control with the Subscriber, or (C) a controlling shareholder, general partner, trustee, officer, or director of such Subscriber or has policy-making functions with respect to such Subscriber, unless, with regard to this Section 2(m), all such Persons together with such Subscriber would, after giving effect to the issuance of the Warrants and the Underlying Common Stock and the issuance and sale of the Common Shares, including Purchased Shares, to be sold in the Private Placement, beneficially own no more than such number of shares of Common Stock representing in excess of 24.9% of the total shares of Common Stock outstanding; (v) has reached a decision, independent from any other Investor, to acquire the Common Stock; and (vi) except as contemplated by this Agreement, will not, without first determining whether the prior approval of the applicable Governmental Entities is required and, if such approval is required, obtaining such approval, directly or indirectly seek to appoint any director or executive officer to the Company or the Bank or otherwise attempt to direct the management or policies of the Company or the Bank.

(n)                                 Review of Risk Factors.

Such Subscriber recognizes that the Company and the Bank are recently organized institutions and have limited financial or operating history, and that an investment in the Securities involves certain risks.  Such Subscriber has read and understands the risk factors outlining certain, but not all, risks related to the Company, the Bank and an investment in the Company, a copy of which Risk Factors is attached as Exhibit E hereto, it being understood and agreed that in the event of any inconsistencies between this Agreement and the Risk Factors, the terms of this Agreement shall govern.

3.                                      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants as of the date of this Agreement and as of the Closing Date (except for the representations and warranties that are as of a specific date which shall be made as of that date and subject to the exceptions noted in the schedules attached hereto) to the Subscribers that:

(a)                                 Organization and Qualification; Capitalization.

(i)                                     The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Michigan.  The Company has the requisite corporate power and authority to carry on its business as now being conducted, and will have obtained any requisite regulatory approvals required in order to conduct its business, in the same manner as now being conducted, following the closing of the Private Placement and the Proposed Acquisition, and, if necessary, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts its business in a manner or to an extent that would require such qualification, other than such failures to be so qualified or in good standing as, individually or in the aggregate, would not reasonably be expected to have Material Adverse Effect.  For purposes of this Agreement, a “Material Adverse Effect” means any material adverse effect on (A) the business, results of operations, prospects or condition (financial or otherwise) of the Company and the Bank considered as one enterprise, (B) the Company’s ability to perform its obligations under the Private Placement Documents, including, without limitation, the issuance of the Warrants and the issuance and sale of the Common Shares, including the

Purchased Shares, in the Private Placement, or (C) the Bank entering into the P&A Agreements and the other agreements and instruments to be entered into in connection therewith, and consummating the Proposed Acquisition; provided, however, that a Material Adverse Effect shall not be deemed to include the effects of (1) changes after the date of this Agreement in general business, economic or market conditions (including changes generally in prevailing interest rates, credit availability and liquidity, currency exchange rates and price levels or trading volumes in the United States or foreign securities or credit markets), or any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, in each case generally affecting the industries in which the Company and the Bank operate, (2) changes or proposed changes after the date of this Agreement in generally accepted accounting principles as applied in the United States (“GAAP”) or regulatory accounting requirements, or authoritative interpretations thereof, (3) changes or proposed changes after the date of this Agreement in securities, banking and other laws of general applicability or related policies or interpretations of any federal or state agency charged with the supervision or regulation of depository institutions or holding companies of depository institutions, or engaged in the insurance of depository institution deposits, or any court, administrative agency or commission or other Governmental Entities (in the case of each of these clauses (1), (2) and (3), other than changes or occurrences to the extent that such changes or occurrences have or would reasonably be expected to have a disproportionate adverse effect on the Company and the Bank relative to comparable U.S. banking or financial services organizations).  The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, (“BHCA”) and is supervised and regulated by the Board of Governors of the Federal Reserve System (“FRB”).  Complete and correct copies of the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”), the Company’s Bylaws, as amended (the “Bylaws”), the Bank’s Articles of Incorporation, as amended (the “Bank Articles”), and the Bank’s Bylaws, as amended (the “Bank Bylaws”), as in effect as of the date hereof and as of the Closing Date, have been delivered or made available to the Subscribers.

(ii)                                  Immediately prior to the Closing, the authorized capital stock of the Company consisted of 15,000,000 shares of Common Stock and no shares of preferred stock and there were 5,622,555 shares of Common Stock issued and outstanding.  In connection with the Closing and the filing and effectiveness of an amendment (the “Amendment”) to the Articles of Incorporation (as defined below), the Company’s authorized Common Stock will increase to 200,000,000 shares and there shall also be authorized for issuance 20,000,000 shares of Company preferred stock, par value $1.00 per share (“Preferred Stock”).  As of the date of this Agreement, as well as immediately prior to the Closing, all outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and none of the outstanding shares of Common Stock has been issued in violation of preemptive rights or any similar rights of any Person.  Except as disclosed on Schedule 3(a)(ii), there are no Stock Equivalents (as defined below) authorized, issued or outstanding with respect to the Common Stock of the Company as of the date of this Agreement, nor will there be any issued or outstanding immediately prior to the Closing.  Except as set forth in this Agreement, there are no agreements or arrangements under which the Company is obligated to register the sale of any shares of Common Stock under the 1933 Act.  There are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company.  There are no securities or instruments containing anti-

dilution or similar provisions, including, but not limited to, any that will be triggered by the issuance of the Warrants or, when issued, the Underlying Common Stock or the issuance and sale of the Common Shares, including the Purchased Shares, in the Private Placement.  Except as disclosed on Schedule 3(a)(ii), neither the Company nor the Bank has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.  For purposes of this Agreement, “Stock Equivalent” means, with respect to any Person, options, warrants, calls, contracts or other rights entered into or issued by such Person which confer upon the holders thereof the right (whether or not contingent) to acquire any common stock, voting securities or securities convertible into or exchangeable for common stock or voting securities of such Person.

(iii)                               The Purchased Shares and the Underlying Common Stock represent in the aggregate 24.9% of the outstanding shares of Common Stock after giving effect to the issuance of the Common Shares (including the Purchased Shares) in the Private Placement and assuming the exercise in full of the Warrants, it being understood and agreed that the Company is not making any representation or warranty hereunder as to the ownership in the Company of any affiliates of the Subscribers.

(iv)                              The Bank has been duly organized and is validly existing as a bank in good standing under the laws of the State of Michigan, and is supervised and regulated by the Michigan Office of Financial and Insurance Regulation (“OFIR”) and the FDIC (collectively, the “Bank Regulatory Authorities”), and has the requisite corporate power and authority to carry on its business as now being conducted and will have obtained any requisite regulatory approvals required in order to conduct its business following the closing of the Proposed Acquisition, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts its business in a manner or to an extent that would require such qualification, other than such failures to be so qualified or in good standing as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.  All of the issued and outstanding shares of capital stock of the Bank have been duly authorized and validly issued, are fully paid and non-assessable and are directly owned by the Company free and clear of any Lien.  None of the outstanding shares of the Bank’s capital stock was issued in violation of any preemptive or similar rights.  The Bank is an insured depository institution pursuant to the provisions of the Federal Deposit Insurance Act, as amended, and all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Company, threatened.  For purposes of this Agreement, “Lien” means a mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), or any other arrangement pursuant to which title to the property is retained by or vested in a third party for security purposes.

(b)                                 Authorization; Enforcement; Validity.

(i)                                     The Company has the requisite corporate power and authority to enter into and perform its obligations under the Private Placement Documents and, subject to the effectiveness of the Amendment, to issue the Securities in accordance with the terms of this Agreement and thereof.  The execution and delivery of the Private Placement Documents by the Company and, subject to the effectiveness of the Amendment, the consummation by the

Company of the transactions contemplated by such Private Placement Documents, including, without limitation, the issuance of the Warrants and the Underlying Common Stock and the issuance and sale of the Common Shares, including the Purchased Shares, in the Private Placement, have been duly authorized by the Company’s Board of Directors and no further consent or authorization in connection therewith is required by the Company, its Board of Directors or its shareholders that has not been obtained.  The Private Placement Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the Bankruptcy and Equity Exception, and except that rights to indemnification and contribution thereunder may be limited by virtue of public policy under federal or state securities and banking laws.

(ii)                                  The Bank has the requisite corporate power and authority to enter into and perform its obligations under the P&A Agreements and the transactions contemplated thereby.  The form of the P&A Agreement has been approved by the Bank’s Board of Directors and, subject to final approval of the economic terms of the transactions contemplated under the P&A Agreement by the Bank’s Board of Directors, the execution and delivery of the P&A Agreement by the Bank and the consummation of the transactions contemplated thereby have been duly authorized by the Bank’s Board of Directors and no further consent or authorization in connection therewith is required by the Bank, its Board of Directors or its sole shareholder.  The P&A Agreements have been or, if after the date of this Agreement, will be duly executed and delivered by the Bank, and will constitute the legal, valid and binding obligations of the Bank, enforceable against the Bank in accordance with their respective terms, subject to the Bankruptcy and Equity Exception and subject to Section 8(b)(6)(D) of the Federal Deposit Insurance Act, 12 U.S.C. § 1818(b)(6)(D), and except that rights to indemnification and contribution thereunder may be limited by virtue of public policy under federal or state securities and banking laws.

(c)                                  Subsidiaries.

Other than the Bank, the Company does not have any direct or indirect subsidiaries.  The Bank has no direct or indirect Subsidiaries.  The Company and the Bank do not, directly or indirectly, own any joint venture or similar entity or capital stock or hold any equity or similar interests.

(d)                                 Issuance of Securities.

The Common Shares, including the Purchased Shares, to be issued and sold to the Investors, including the Subscribers, by the Company under the Subscription Agreements have been duly authorized and, when issued and delivered to the Investors, including the Subscribers, against full payment therefor in accordance with the terms of the Subscription Agreements, will be validly issued, fully paid and non-assessable and free of any preemptive or similar rights.  The Warrants have been duly authorized and, when issued, will be validly issued and the Underlying Common Stock shall have been properly reserved for issuance.  The Underlying Common Stock, when issued and delivered to the Subscribers against full payment therefor in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable and free of any preemptive or similar rights.  The delivery of the Securities being issued and sold pursuant to the terms of this Agreement will pass valid title to such Securities free and clear of any Liens or defect in title to the Subscribers, which are purchasing such Securities in good faith and without notice of any Lien or defect in title.  The Common Shares being sold hereby will be held in book-entry form (or, upon request of the Subscribers, stock certificates shall be issued) and will validly represent the Subscribers’ ownership in the Common Shares.

(e)                                  No Conflicts.

Upon the filing of the Amendment with the Michigan Department of Energy, Labor and Economic Growth — Bureau of Commercial Services — Corporation Division (“Michigan Corporation Division”) and its effectiveness prior to Closing and the termination of the Shareholders Agreement, neither the consummation of the transactions contemplated by this Agreement, including the issuance of the Warrants and the Underlying Common Stock and the issuance and sale of the Common Shares, including the Purchased Shares, in the Private Placement, nor the consummation of the Proposed Acquisition: (i) conflicts with or will conflict with or constitutes or will constitute a breach of, or a default under, the Company’s Articles of Incorporation, the Company’s Bylaws, the Bank Articles or the Bank’s Bylaws, (ii) violates any law, rule, regulation, order, judgment or decree (including federal and state securities and banking laws and regulations), assuming the correctness of the representations and warranties of the Investors, including the Subscribers, contained in the Subscription Agreements applicable to the Company or the Bank or any of their respective properties or assets or (iii) results in a breach of, default, event of default, or Debt Repayment Triggering Event under, or results in the creation or imposition of any Lien upon, any property or assets of the Company or the Bank pursuant to, or requires the consent of any other party to, any (A) Indebtedness to which the Company or the Bank is a party or as to which any of its assets or properties are subject, or (B) any other contract or agreement to which the Company or the Bank is a party or as to which any of its assets are subject ((A) and (B) collectively, the “Existing Instruments”), except, in the cases of clauses (ii) and (iii) above, for such conflicts, breaches, defaults or Liens, that will not, individually or in the aggregate, have a Material Adverse Effect.  As used herein, (1) a “Debt Repayment Triggering Event” shall mean any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any Indebtedness, whether secured or unsecured (or any indenture trustee or other Person acting on such holder’s behalf) the right to accelerate any payment or maturity of such Indebtedness, to require the Company or the Bank to repurchase, redeem or repay all or a portion of such Indebtedness, or to increase the interest rates or charges or fees on any such Indebtedness and (2) “Indebtedness” shall have the meaning set forth in Section 3(s) of this Agreement.

(f)                                   No Violation.

(i)                                     The Company is not currently in breach of or in default under (A) the Articles of Incorporation or the Bylaws, (B) any law, rule, regulation, order, judgment or decree of any court, tribunal, commission, self-regulatory organization or other Governmental Entity applicable to the Company or any of its properties or assets, or (C) any of the Existing Instruments, except in the case of (B) or (C) above, for any breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

(ii)                                  The Bank is not currently in breach of or in default under (A) the Bank Articles or the Bank Bylaws, (B) any law, rule, regulation, order, judgment or decree of any court, tribunal, commission, self-regulatory organization or other Governmental Entity applicable to the Bank or any of its properties or assets, or (C) any of the Existing Instruments, except in the case of (B) or (C) above, for any breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

(g)                                  Consents.

Except for any report or notice required under Regulation D or any applicable state securities laws, and any bank regulatory approval required in connection with amending the Bank’s business plan and the consummation of the Proposed Acquisition, neither the Company nor the Bank is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court, tribunal, commission, regulatory or self-regulatory agency or other Governmental Entity or any other Person in order for the Company to execute, deliver or perform any of its obligations under the Private Placement Documents to which it is a party or the Bank to execute, deliver or perform any of its obligations under the P&A Agreements, in each case, in accordance with the terms of this Agreement or thereof.  The Company is unaware of any facts or circumstances that might prevent the Company or the Bank from obtaining or affecting any of the registration, application or filings pursuant to the preceding sentence required to be obtained or effected.

(h)                                 No Registration.

Assuming the accuracy of the representations and warranties made by the Subscribers in Sections 2(a), (b), (c), (d), (e) and (i) herein and by the other Investors in the Subscription Agreements, the issuance of the Warrants and the Underlying Common Stock and the issuance and sale to the Investors of the Common Shares, including the Purchased Shares, in the manner contemplated by the Subscription Agreements, including this Agreement, are exempt from the registration requirements of the 1933 Act.

(i)                                     Acknowledgment Regarding the Subscriber’s Purchase of Shares.

The Company acknowledges and agrees that each Subscriber is acting solely in the capacity of an arm’s-length purchaser with respect to the Private Placement Documents and the transactions contemplated hereby and thereby and that the Subscribers are not (i) currently an officer or director of the Company or the Bank, (ii) to the knowledge of the Company, an “affiliate” of the Company or the Bank (as defined in Rule 144 of the 1933 Act) or (iii) after giving effect to the issuance of the Warrants and the Underlying Common Stock and the issuance and sale of the Common Shares, including the Purchased Shares, to be sold in the Private Placement, to the knowledge of the Company, a “beneficial owner” of such number of shares of Common Stock representing in excess of 24.9% of the total shares of Common Stock outstanding immediately following the Closing and assuming the exercise in full of the Warrants.  For purposes of this Agreement, a “beneficial owner” shall have the definition set forth in Rule 13d-3 of the 1934 Act.  The Company further acknowledges that the Subscribers are not acting as financial advisors or fiduciaries of the Company or the Bank (or in any similar capacity) with respect to the Private Placement Documents and the transactions contemplated hereby and thereby, and any advice given by the Subscribers or any of their representatives or agents in connection with the Private Placement Documents and the transactions contemplated hereby and thereby is merely incidental to the Subscribers’ purchase of the Securities.  The Company further represents to the Subscribers that the Company’s decision to enter into the Private Placement Documents has been based solely on an independent evaluation by the Company and its representatives.

(j)                                    No General Solicitation; Placement Agent’s Fees.

Neither the Company nor any of its affiliates, nor, to the Company’s knowledge, any Person acting on its or their behalf, has engaged in any form of “general solicitation” or “general advertising” (within the meaning of Rule 502 of Regulation D) in connection with the issuance of the Warrants and the Underlying Common Stock or the offer or sale of the Common Shares, including the Purchased Shares.  At the Closing, the Company shall be responsible for the payment of any placement agent’s fees (including those of the Placement Agent), financial advisory fees, or brokers’ commissions (other than fees or commissions of persons engaged by the Subscribers or their investment advisor) relating to or arising out of the transactions contemplated hereby.  Other than the Placement Agent, the Company has not engaged any placement agent or other agent in connection with the issuance of the Warrants and the Underlying Common Stock or the issuance and sale of the Common Shares, including the Purchased Shares.

(k)                                 No Integrated Offering.

Neither the Company nor any of its affiliates, nor any Person acting on its or their behalf, has, directly or indirectly, at any time within the past six months, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of the Warrants, the Underlying Common Stock or any of the Common Shares, including the Purchased Shares, under the 1933 Act, whether through integration with prior offerings or otherwise.

(l)                                     Adequate Capitalization.

As of December 31, 2009, the Bank meets or exceeds the standards necessary to be considered “well capitalized” under the FDIC’s regulatory framework for prompt corrective action and is in compliance with all minimum capital adequacy requirements of the FDIC and the OFIR. As of December 31, 2009, the Company is in compliance with all minimum capital adequacy requirements of the FRB.  The Company is not aware of, has not been advised of, and, to the Company’s knowledge, has no reason to believe that any facts or circumstances exist, which would cause it or the Bank, as the case may be, to be deemed to be not in compliance with any of the foregoing regulatory capital requirements as of the date hereof.

(m)                             Financial Statements.

(i)                                     From and after September 30, 2007, all financial statements of the Company present fairly in all material respects the consolidated financial position of the Company and the Bank as of and at the dates thereof and the results of their operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments (the “Financial Statements”).  The Financial Statements complied as to form in all material respects with applicable accounting requirements, and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved (except (A) as may be otherwise indicated in such financial statements or the notes thereto and (B) in the case of unaudited interim financial statements, to the extent they may exclude footnotes, may be subject to customary year-end adjustments or may be condensed or summary statements).  The books and records of the Company and the Bank have been, and are being, maintained in all material respects in accordance with GAAP and all other applicable legal and accounting requirements.

(ii)                                  Since September 30, 2009, (A) the Company and the Bank have conducted their respective businesses in the ordinary and usual course, consistent with past practice; (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events, has had or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect; (C) neither the Company nor the Bank has incurred any material liabilities (contingent or otherwise) other than trade payables, accrued expenses, and other liabilities incurred in the ordinary course of business consistent with past practice; (D) the Company and the Bank have not altered their critical accounting policies or the identity of its auditors; (E) the Company has not purchased, redeemed or made any agreements to purchase or redeem any shares of its Common Stock; (F) neither the Company nor the Bank has issued any equity securities or Stock Equivalents to any officer, director or affiliate (except for equity securities described in the Offering Materials); and (G) neither the Company nor the Bank has suffered any material damage, destruction, or other casualty loss with respect to any material asset or property owned, leased, or otherwise used by the Company or the Bank, whether or not covered by insurance.

(n)                                 Regulatory Enforcement Matters.

(i)                                     Except as set forth on Schedule 3(o), none of the Company, the Bank or any of their respective officers, directors or employees, is subject or is party to, or has received any notice from any Governmental Entity that any of them shall become subject or party to any investigation with respect to any cease-and-desist order, agreement, civil monetary penalty, consent agreement, memorandum of understanding, informal agreement or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions or undertaken other actions, at the formal or informal request or suggestion of, any Governmental Entity that, in any such case, currently restricts in any material respect the conduct of the business of the Company or the Bank or that in any manner relates to their capital adequacy, credit policies, management (including risk management), compliance policies, internal controls or operations or business (each, a “Regulatory Action”), nor has the Company or the Bank been advised by any Governmental Entity that it is considering issuing, initiating, ordering or requesting any such Regulatory Action; and there is no unresolved material violation, criticism or exception by any Governmental Entity with respect to any report or statement relating to any examinations of the Company and the Bank.

(ii)                                  The Company has no knowledge of any facts and circumstances, and has no reason to believe that any facts or circumstances exist, that would cause the Bank: (A) to be deemed not to be in satisfactory compliance with the Community Reinvestment Act and the regulations promulgated thereunder (the “CRA”) or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory”; (B) to be deemed to be operating in violation, in any material respect, of the Bank Secrecy Act of 1970, as amended (the “Bank Secrecy Act”), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other anti-money laundering statute, rule or regulation (each an “AML Order”); or (C) to be deemed not to be in satisfactory compliance, in any material respect, with all applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations.

(iii)                               The Bank has properly administered, in all material respects, all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents, applicable federal and state law and regulation and common law.  None of the Bank or any director, officer or employee of the Bank has committed any breach of trust or fiduciary duty with respect to any such fiduciary account that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

(o)                                 Compliance with Law and Other Matters.

Each of the Company and the Bank:

(i)                                     is in material compliance with all, and the condition and use of its properties does not violate or infringe in any material respect any, applicable material domestic (federal, state or local) or foreign laws, statutes, ordinances, licenses, rules, regulations, judgments, demands, writs, injunctions, orders or decrees applicable thereto or to employees conducting its business, including the Equal Credit Opportunity Act, the Fair Housing Act, the CRA, the Home Mortgage Disclosure Act, and all other applicable fair lending laws or other laws relating to discrimination;

(ii)                                  is not aware of, has not been advised of, and, to the Company’s knowledge, has no reason to believe that any facts or circumstances exist, which would cause it or the Bank, as the case may be, to be deemed to be not (i) operating in compliance, in all material respects, with the Bank Secrecy Act, the USA PATRIOT ACT and any AML Order; or (ii) operating in compliance in all material respects with the applicable privacy and customer information requirements contained in any federal and state privacy laws and regulations, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999, as amended, and the regulations promulgated thereunder.  The Company is not aware of any facts or circumstances that would cause it to believe that any non-public customer information of the Bank has been disclosed to or accessed by an unauthorized third party in a manner that would cause it to undertake any material remedial action.  The Bank’s Board of Directors has adopted and implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply with the USA PATRIOT Act and such anti-money laundering program meets the requirements in all material respects of Section 352 of the USA PATRIOT Act and the regulations thereunder, and it has complied in all respects with any requirements to file reports and other necessary documents as required by the USA PATRIOT Act and the regulations thereunder;

(iii)                               has, except for statutory or regulatory restrictions of general application, not been placed under any material restriction by a Governmental Entity on its business or properties, and except for routine examinations by applicable Governmental Entities, as of the date of this Agreement, received no notification or communication from any Governmental Entity that an investigation by any Governmental Entity with respect to the Company or the Bank is pending or threatened; and

(iv)                              has not, nor to its knowledge, has any other person on behalf of the Company or the Bank, knowingly acted, by itself or in conjunction with another, in any act in connection with the concealment of any currency, securities or other proprietary interest that is the result of a felony as defined in the U.S. Anti-Money Laundering laws (“Unlawful Gains”), nor knowingly accepted, transported, stored, dealt in or brokered any sale, purchase or any transaction of other nature for Unlawful Gains.

(p)                                 Questionable Payments.

None of the Company, the Bank, or any directors, officers, nor to the Company’s knowledge, employees, agents or other persons acting at the direction of or on behalf of the Company or the Bank has, in the course of its actions for, or on behalf of, the Company or the Bank: (i) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to foreign or domestic political activity; (ii) made any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful bribe, rebate, payoff, influenced payment, kickback or other material unlawful payment to any foreign or domestic government official or employee.

(q)                                 Regulatory Permits and Reports.

The Company and the Bank possess all material certificates, authorizations and permits issued by the FRB, the Bank Regulatory Authorities and other Governmental Entities, as applicable, necessary to conduct their respective businesses as presently conducted. The Company and the Bank have filed all reports, registrations and statements, together with any required amendments thereto, that they are, respectively, required to file with any federal or state banking authority, and, to the Company’s and the Bank’s knowledge, such reports, registrations and statements complied as to form in all material respects with all the rules and regulations promulgated by such federal or state banking authorities, as the case may be.  Neither the Company nor the Bank has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(r)                                    Transactions With Insiders and Affiliates.

Except as set forth on Schedule 3(s), none of the officers, directors or employees of the Company or the Bank, is, directly or indirectly, presently a party to any transaction with the Company or the Bank (other than for ordinary course services as employees, officers or directors), which is, taken individually or in the aggregate with other unreported transactions, material, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.  The Company and the Bank are in compliance in all material respects with Federal Reserve Act 23A and 12 C.F.R. Part 215.

(s)                                   Indebtedness and Other Contracts.

Neither the Company nor the Bank (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect, or (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect.  For purposes of this Agreement: (A) “Indebtedness” of any Person means, without duplication (1) all indebtedness for borrowed money, (2) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with GAAP (other than trade payables entered into in the ordinary course of business), (3) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (4) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (5) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as a financing, in either case, with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (6) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (7) all indebtedness referred to in clauses (1) through (6) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (8) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (1) through (7) above; and (B) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(t)                                    Absence of Litigation and Other Proceedings.

Except as in the ordinary course of the Company’s and the Bank’s respective businesses and except as set forth on Schedule 3(u), there is no action, suit, proceeding, inquiry or investigation before or by any court, tribunal, commission, self-regulatory organization or other Governmental Entity pending or, to the knowledge of the Company, threatened against or affecting the Company, the Bank, the proposed issuance of the Warrants and the Underlying Common Stock or the issuance of the Common Shares, including the Purchased Shares, in the Private Placement, any Proposed Acquisition or any of the Company’s or the Bank’s officers or directors.  No order or decree preventing the use of the Offering Materials, or any order asserting that the transactions contemplated by this Agreement or the other Subscription Agreements, are subject to the registration requirements of the 1933 Act has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company, is contemplated.

(u)                                 Insurance.

The Company and the Bank are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses and location in which the Company and the Bank are engaged.  Neither the Company nor the Bank has been refused any insurance coverage sought or applied for, and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(v)                                 Employee Relations and Benefits.

(i)                                     No material labor dispute exists or, to the Company’s knowledge, is threatened with respect to any of the employees of either the Company or the Bank.  The Company and the Bank are not a party to any collective bargaining agreement and neither employs any member of a union.  The Company believes that its and the Bank’s relations with employees is satisfactory.  No executive officer of the Company or the Bank has notified the Company or the Bank that such officer intends to leave the Company or the Bank or otherwise terminate such officer’s employment with the Company or the Bank.  Other than employment agreements, which have been provided to the Subscribers prior to the date hereof, with Gerald G. Wasen, Gary H. Torgow and David T. Provost, as of the Closing Date, the Company and the Bank have not entered into any employment agreements with any of its employees or any other agreement that would require the Company or the Bank to provide severance payments or similar payments upon termination.

(ii)                                  The Company and the Bank are in compliance in all material respects with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours.

(iii)                               Prior to the date of this Agreement, the Subscribers have been provided with access to copies of each “employee benefit plan” (as defined in Section 3(3) of the

Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) and, as applicable, all other employee benefit plans, programs, agreements, policies, or arrangements, including bonus plans, employment, consulting or other compensation agreements, incentive and other equity or equity-based compensation plans or agreements, deferred compensation arrangements, change in control, termination or severance plans or arrangements, stock purchase, severance pay, sick leave, vacation pay, salary continuation, hospitalization, medical insurance, and life insurance plans, programs and arrangements established or maintained by the Company, the Bank or their “ERISA Affiliates” (as defined below) or to which the Company, the Bank or their ERISA Affiliates contributed to or are obligated to contribute thereunder, in each case, for employees or former employees of the Company, the Bank or any of their ERISA Affiliates or directors or former directors thereof (each, an “Employee Benefit Plan”).  All Employee Benefit Plans are in compliance, in all material respects, with applicable law, including ERISA and the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”).  For purposes of this Agreement, “ERISA Affiliate” means, with respect to the Company or the Bank, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Code of which the Company or the Bank is a member.  No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any Employee Benefit Plan.  No Employee Benefit Plan, if such employee benefit plan were terminated, would have any amount of unfunded benefit liabilities (as defined under ERISA).  None of the Company, the Bank or any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any Employee Benefit Plan or (B) Sections 412, 4971, 4975 or 4980B of the Code.  No Employee Benefit Plan provides benefits, including death or medical benefits (whether or not insured), beyond retirement or termination of service, other than (i) coverage mandated solely by applicable law or (ii) death benefits or retirement benefits under any “employee pension benefit plan” (as defined in Section 3(2) of ERISA).  Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or approval letter from the Internal Revenue Service regarding its qualification under such section (or, if such Employee Benefit Plan is maintained pursuant to a master, prototype or volume submitted plan document, then the sponsor of such master, prototype or volume submitted plan document has obtained from the Internal Revenue Service an opinion letter stating that the form of such plan document is acceptable for the establishment of a qualified retirement plan) and nothing has occurred whether by action or failure to act, which would cause the loss of such qualification.  Each Employee Benefit Plan that is a “nonqualified deferred compensation plan” (as defined for purposes of Section 409A(d)(1) of the Code) has (x) been maintained and operated since January 1, 2005 in good faith compliance with Section 409A of the Code and all applicable Internal Revenue Service guidance promulgated thereunder so as to avoid any taxes or penalties imposed under Section 409A of the Code, and (y) since January 1, 2009, been in documentary and operational compliance with Section 409A of the Code and all applicable Internal Revenue Service guidance promulgated thereunder.

(w)                               Title.

The Company and the Bank have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case, free and clear of all Liens and defects, except for Liens which do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or the Bank.  Any real property and facilities held under lease by the Company or the Bank are valid, subsisting and enforceable leases with such exceptions that are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or the Bank.

(x)                                 Intellectual Property Rights.

The Company and the Bank own or possess adequate rights or licenses to use all trademarks, service marks and all applications and registrations therefor, trade names, patents, patent rights, copyrights, original works of authorship, inventions, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their respective businesses.  To the knowledge of the Company, no product or service of the Bank infringes upon the Intellectual Property Rights of others.  The Company and the Bank have not received notice of any claim being made or brought, or, to the knowledge of the Company, being threatened, against the Company or the Bank regarding (i) its Intellectual Property Rights, or (ii) that the products or services of the Bank infringe upon the Intellectual Property Rights of others.  The Company is not aware of any facts or circumstances which might give rise to any of the foregoing claims.

(y)                                 Environmental Laws.

To the Company’s knowledge, the Company and the Bank (i) are in compliance with any and all Environmental Laws (as defined below), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval except where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.  For purposes of this Agreement, “Environmental Laws” means all federal, state or local laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes into the environment.

(z)                                  Tax Status.

The Company and the Bank (i) have prepared and timely filed all foreign, U.S. federal, state and local income, franchise and all other material tax returns, reports and declarations required by any jurisdiction to which they are subject and required to be filed through the Closing Date, subject to permitted extensions, (ii) have paid all taxes and other governmental assessments, fines and charges of or with respect to the Company or the Bank, except those being contested in good faith and for which adequate reserves under GAAP have been made (iii) have set aside on their books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except in the case of clauses (i) and (ii) above, where failure to so pay or file any such tax, assessment, charge or return would not result in a Material Adverse Effect.  All of the tax returns, reports and declarations filed by or with respect to the Company and the Bank are true, complete and accurate in all material respects.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and, to the knowledge of the Company, there is no reasonable basis for any such claim.  The Company has made adequate charges, accruals and reserves in the Financial Statements in respect of all U.S. federal, state, local and foreign income and franchise taxes for all periods as to which the tax liability of the Company or the Bank has not been finally determined.

(aa)                          Internal Accounting and Disclosure Controls.

The Company and the Bank maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.  During the 24 months prior to the date of this Agreement, the Company has not received any notice or correspondence from any accountant relating to any material weakness in any part of the system of internal accounting controls of the Company and the Bank.

(bb)                          Off Balance Sheet Arrangements.

There is no transaction, arrangement, or other relationship between the Company or the Bank and an unconsolidated or other off-balance sheet entity.

(cc)                            Investment Company Status.

The Company is not, and upon consummation of the issuance of the Warrants and the Underlying Common Stock and the sale of the Common Shares, including the Purchased Shares, will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” of, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(dd)                          Transfer Taxes.

On the Closing Date, all documentary, transfer, sales, use, stamp, registered stock transfer or other similar taxes which are required to be paid in connection with the sale and transfer of the Securities to be sold to the Subscribers hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(ee)                            Disclosure.

The Company understands and confirms that the Subscribers will rely on the foregoing representations and warranties and the Risk Factors set forth in Exhibit E hereto in purchasing the Securities, it being understood and agreed that in the event of any inconsistencies between this Agreement and the Risk Factors, the terms of this Agreement shall govern.  All disclosure provided to the Subscribers regarding the Company and the Bank and their respective businesses and the transactions contemplated hereby (including, without limitation, the Proposed Acquisition), furnished by or on behalf of the Company on or prior to the date of this Agreement, including without limitation information in the Offering Materials and the Risk Factors set forth in Exhibit E hereto, when taken as a whole, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  Any forward looking information contained in such disclosure was prepared on the basis of assumptions that the Company reasonably believed in good faith at the time of preparation to be reasonable and the Company has no knowledge of any fact or information that would lead it to believe that such assumptions are incorrect or misleading in any material respect.  The Company and the Bank expressly do not make any representation or warranty as to any of the information provided or made available to the Company or the Bank from the FDIC regarding the Target Banks or that relates to the Proposed Acquisition or the assets and liabilities of the Target Banks that the Bank intends to acquire in the Proposed Acquisition.

(ff)                              Anti-takeover Provisions Not Applicable.

The Company’s Board of Directors has taken all necessary action to ensure that any of the transactions contemplated by this Agreement (including the Private Placement) will be deemed to be exceptions to the provisions of the Michigan Business Corporation Act, and that any other similar “moratorium,” “control share,” “fair price,” “takeover” or “interested stockholder” law does not and will not apply to the Subscribers and their affiliates, this Agreement or to any of the transactions contemplated hereby.  In furtherance, and not in limitation, of the foregoing, the Company’s Board of Directors has adopted an irrevocable resolution pursuant to Section 1782 of the Michigan Business Corporation Act to the effect that the requirements of Section 1780 of such Act shall not apply to any business combination to which a Subscriber or any of its affiliates is a party.

(gg)                            Private Placement Documents.

None of the terms of the Private Placement offered to the other Investors is more favorable than any provision of this Agreement.  No other Investor has been offered any rights under any “side letter” to any Private Placement Documents which have not also been offered to the Subscribers.  No other Person, group of affiliated Persons or Persons acting in concert will acquire a number of Common Shares in the Private Placement representing more than 9.9% of the shares of Common Stock outstanding or the Company’s total equity immediately after giving effect to the issuance of the Common Shares, including the Purchased Shares, sold in the Private Placement.  No other Person will acquire in the Private Placement any warrants or other rights to acquire Common Stock other than employees and directors of the Company.

4.                                      COVENANTS.

(a)                                 Further Action.

Subject to the terms and conditions of this Agreement and acceptance by the FDIC of the Bank’s Bid for the Target Banks, the Company agrees to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws, so as to permit consummation of the issuance of the Warrants and the Underlying Common Stock and the issuance of the Common Shares, including the Purchased Shares, as promptly as practicable and otherwise to enable consummation of the proposed transactions contemplated hereby.  Each Subscriber agrees to use its commercially reasonable efforts to cooperate with the Company to prepare and file any notices and other filings that may be required by the Company under applicable federal and state securities and banking laws and regulations in connection with the foregoing.  In connection with the foregoing, the Subscribers agree to (i) if required by the FRB, submit to the FRB’s standard passivity and anti-association commitments as of the date of this Agreement, (ii) if required by the FDIC, submit to the provisions applicable to investors provided for in the FDIC’s Final Statement of Policy on Qualifications for Failed Bank Acquisitions as interpreted and applied as of the date of this Agreement, including the informational requirements specified therein and (iii) make filings and provide information as required under the Change in Bank Control Act of 1978, as amended, in each case in connection with the transactions contemplated hereby (each of the foregoing items (i), (ii) and (iii), a “Usual Regulatory Condition”); provided, however, that notwithstanding anything in this Agreement to the contrary, in no event shall either Subscriber be required to (x) take any action that would result in such Subscriber being deemed in control of the Company or the Bank for purposes of the BHCA or the cross-guaranty liability provisions of the Federal Deposit Insurance Act or otherwise being regulated as a bank holding company within the meaning of the BHCA or (y) agree to or suffer to exist any condition, limitation, restriction or requirement that is not a Usual Regulatory Condition (other than, following the Confirmation Date, any condition, limitation, restriction or requirement of which the Subscribers were aware prior to the Confirmation Date).  Notwithstanding anything herein to the contrary, neither Subscriber shall be required to furnish the Company with any (1) sensitive personal biographical or personal financial information of any of the directors, officers, employees, managers or partners of the Subscribers or any of their affiliates or (2) proprietary and non-public information related to the organizational terms of, or investors in, the Subscribers or their affiliates; provided, however, the Subscribers will furnish such information as reasonably requested by the applicable bank regulator as necessary to consummate the transactions contemplated hereby.  To the extent consistent with applicable law, the Company shall promptly furnish to the Subscribers copies of all written communications received by the Company or the Bank from, or delivered by the Company or the Bank to, any Governmental Entity in connection with the transactions contemplated by this Agreement (including any Proposed Acquisitions).

(b)                                 Notice Filings.

The Company agrees to timely file any notices and other filings that may be required under applicable federal and state securities and banking laws and regulations in connection with the transactions contemplated by the Private Placement Documents.

(c)                                  Expenses.

Each of the parties hereto will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated by the Private Placement Documents, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel; provided, however, that if the Closing occurs, at the Closing, the Company shall reimburse the Subscribers for all out-of-pocket expenses incurred by the Subscribers in connection with the negotiation and execution of this Agreement and the prosecution of the transactions contemplated hereby, including such costs and expenses, in an amount not to exceed $150,000, relating to the Subscribers’ due diligence investigation of the Company and any Target Bank and its review of the terms of any Proposed Acquisition.

(d)                                 Amendment to the Articles of Incorporation.

Prior to the Closing, the Amendment shall have been duly authorized by the Company’s Board of Directors, approved by the required vote of the Company’s shareholders, and filed with the Michigan Corporation Division and shall be effective immediately prior to the Closing.

(e)                                  Board of Directors.

Subject to the receipt of a notice of non-objection from the FRB, the FDIC and OFIR, the Company will appoint Max A. Berlin, Donald A. Coleman, Gary Collins, Paul E. Hodges, III, Ronald A. Klein, Robert H. Naftaly, Albert W. Papa and Thomas L. Schellenberg to the Company’s Board of Directors.  Each new member of the Company’s Board of Directors is an existing member of the Bank’s current Board of Directors.

(f)                                   Board Representative.

(i)                                     Notwithstanding Section 4(e) of this Agreement, prior to the Closing, the Company shall take all requisite corporate action to increase the size of its Board of Directors and the Bank’s Board of Directors to accommodate the appointment of one person nominated by the Subscribers (the “Board Representative”).  Unless the Company or the Bank shall have received any objection from the FRB with respect to his service as a director, the Company shall cause the Board Representative to be elected or appointed to the Company’s Board of Directors and the Bank’s Board of Directors effective as of the Closing.  The initial Board Representative will be Wilbur L. Ross, Jr.

(ii)                                  From and after the Closing, so long as the Subscribers have not sold, in the aggregate, seventy-five percent (75%) or more of the Purchased Shares, (A) the Company’s Nominating Committee (or any other committee exercising a similar function) shall recommend to the Company’s Board of Directors that the Board Representative (or any successor designated by the Subscribers pursuant to Section 4(f)(iii) below), be included in the slate of nominees recommended by the Company’s Board of Directors to stockholders for election as directors at each annual meeting of stockholders of the Company at which such person’s term expires and (B) the Company shall cause the Board Representative (or any successor designated by the Subscriber pursuant to Section 4(f)(iii) below) to be a member of the Bank’s Board of Directors at all times.

(iii)                               From and after the Closing, so long as the Subscribers have not sold, in the aggregate, seventy-five percent (75%) or more of the Purchased Shares, if the Board Representative shall cease to serve as a director of the Company’s Board of Directors or the Bank’s Board of Directors for any reason, which results in a vacancy on the Company’s Board of Directors and the Bank’s Board of Directors, the Company shall cause the Company’s Board of Directors and the Bank’s Board of Directors to take all action required to fill the vacancy resulting therefrom with a person designated by the Subscribers, who shall thereafter be the Board Representative hereunder.

(iv)                              The Board Representative shall have the right, at such Person’s option and subject to any applicable exchange listing standards and independence requirements, to serve on up to two committees of each of the Company’s Board of Directors and the Bank’s Board of Directors, it being understood and agreed that the foregoing shall not restrict the Board Representative from serving on any other committee to which he is appointed by the Company’s Board of Directors or the Bank’s Board of Directors; provided that the Board Representative shall not serve as chairman or vice-chairman (or in any similar capacity) of any such committee or represent more than twenty-five percent (25%) of the members of any such committee.

(v)                                 The Board Representative shall be entitled to the same indemnification in connection with his or her role as a director as the other members of the Company’s Board of Directors and the Bank’s Board of Directors, as applicable, and shall be entitled to reimbursement for documented, reasonable out-of-pocket expenses incurred in attending meetings of the Company’s Board of Directors and the Bank’s Board of Directors, or any committees thereof, to the same extent as the other members of the Company’s Board of Directors and the Bank’s Board of Directors.  The Company shall, or where applicable shall cause the Bank to, notify the Board Representative of all regular and special meetings of the Company’s Board of Directors and the Bank’s Board of Directors (as applicable) and shall notify the Board Representative of all regular and special meetings of any committee of the Company’s Board of Directors or the Bank’s Board of Directors of which the Board Representative is a member.  The Company or the Bank, as applicable, shall provide the Board Representative with copies of all notices, minutes, consents and other materials provided to any other members of the Company’s Board of Directors or the Bank’s Board of Directors concurrently as such materials are provided to the other directors.

(g)                                  Board Observer.

(i)                                     From and after the Closing, so long as the Subscribers have not sold, in the aggregate, fifty percent (50%) or more of the Purchased Shares, the Subscribers shall have the right, exercisable by delivering written notice to the Company, to designate a non-voting observer to attend any meetings of the Company’s Board of Directors (and any committee thereof) and of the Bank’s Board of Directors (and any committee thereof).  The Subscribers shall have the right to remove and replace its non-voting observer at any time and from time to time.  The initial non-voting observer shall be James B. Lockhart III.

(ii)                                  The Company shall furnish to the non-voting observer described in paragraph (i) above (A) notices of Company’s Board of Directors (or any committee thereof) and Bank’s Board of Directors (or any committee thereof) meetings no later than, and using the same form of communication as, notice of board (or committee) meetings are furnished to directors in accordance with this Agreement and the Articles of Incorporation and Bylaws and the constitutive documents of the Bank and (B) copies of any materials prepared for meetings of the Company’s Board of Directors (or any committee thereof) and of the Bank’s Board of Directors (or any committee thereof) that are furnished to the directors on such board (or committee) no later than the time such materials are furnished to the directors on such board (or committee); provided that failure to deliver notice, or materials, to the non-voting observer in connection with such observer’s right to attend and/or review materials with respect to, any meeting of the Company’s Board of Directors (or any committee thereof) or the Bank’s Board of Directors (or any committee thereof) shall not, by itself, impair the validity of any action taken by such board (or any committee thereof) at such meeting.  The non-voting observer described in paragraph (i) above shall be required to execute a confidentiality agreement and to execute or otherwise become subject to any codes of conduct of the Company or the Bank (as applicable) generally applicable to directors or officers of the Company or the Bank.  The non-voting observer described in paragraph (i) above shall be entitled to reimbursement of out-of-pocket expenses incurred in connection with attendance at meetings of the Company’s Board of Directors (and any committee thereof) and of the Bank’s Board of Directors (and any committee thereof) on the same basis as the members of such boards and committees.

(h)                                 VCOC Rights.

From and after the Closing until they no longer maintain an investment in the Company, the Subscribers and, at the request of the Subscribers, each affiliate of the Subscribers that directly or indirectly has an interest in the Subscribers, in each case that is intended to qualify as a “venture capital operating company” (a “VCOC”) as defined in the regulations issued by the U.S. Department of Labor and codified at 29 C.F.R Section 2510.3-101 (each, a “VCOC Investor”), will have customary and appropriate VCOC rights (including customary consultation rights, inspection and access rights, and rights to receive materials for all meetings of the Board of Directors of the Company (as well as, to the extent necessary, board committees thereof), and the right to audited and unaudited financial statements, annual budget and other financial and operations information, including advance notification of and consultation with respect to significant corporate actions) relating to inspection, information and consultation with respect to the Company (the “VCOC Information”); provided, that this provision shall not entitle the Subscribers to designate any members of the Board of Directors of the Company, except as provided pursuant to Section 4(f); provided further, that the Subscribers agree to enter into a confidentiality letter with the Company related to the provision of any non-public material information; provided further, that the Subscribers acknowledge that, in connection with the provision of VCOC Information, the Subscribers are aware that they may receive material non-public information about the Company and/or the Bank, and the Subscribers agree that they are aware of and shall comply with, and each VCOC Investor will comply with, the federal and state securities laws that restrict any Person who has material, non-public information about a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.  The Company agrees to consider, in good faith, the recommendations of the VCOC Investor in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Company.  In the event the VCOC Investor is an affiliate of the

Subscribers as described herein, such affiliated entity shall be afforded the same rights with respect to the Company as afforded to the Subscriber under this Section 4(h) and shall be treated, for such purposes, as a third party beneficiary hereunder.

(i)                                     Post-Closing Preemptive Rights.

From and after the Closing, and up until the earlier of, but not including, an initial public offering by the Company or the listing of the Common Stock on a national securities exchange and, subject to the terms and conditions of this Section 4(i) and applicable securities laws, if the Company proposes to offer and sell any shares of Common Stock and/or Preferred Stock (each a “New Issuance”), then the Company shall first offer such New Issuance to the Subscribers in the amount set forth in Section 4(i)(i).

(i)                                     The Company shall provide written notice of such proposed New Issuance to the Subscribers no later than thirty (30) business days prior to the anticipated issuance date (the “Preemptive Rights Notice”).  Such Preemptive Rights Notice shall state that the Subscribers shall have the right to purchase for cash, at the price and on the same terms and conditions and at the same time as the New Issuance, such number of shares of Common Stock and/or Preferred Stock as is required to enable them to maintain their proportionate common stock-equivalent interest in the Company at the time of delivery of the Preemptive Rights Notice (the “Preemptive Amount”); provided, however, that, for a period of twelve (12) months from the Closing Date, the price per share of any Common Stock to be acquired by the Subscribers in connection with the exercise of their rights under this Section 4(i)(i) with respect to such New Issuance shall be not more than $6.00 (subject to equitable adjustment for any stock splits, reverse stock splits, stock dividends or similar recapitalization transactions occurring after the Closing) (the “Initial Price”); provided further, that the Initial Price shall only be available to the Subscribers in connection with one or more acquisitions of Common Stock pursuant to this Section 4(i) up to an aggregate purchase price for the Subscribers equal to the difference between (A) the Funding Amount and (B) the Purchase Price (such difference, the “Excess Funding”), it being understood and agreed that in connection with any exercise of their rights under this Section 4(i)(i) in respect of acquisitions of Common Stock for an aggregate purchase price of up to the Excess Funding, the Subscribers shall receive warrant coverage on the same basis and terms as set forth in this Agreement and the Warrants.  The Preemptive Rights Notice shall set forth all material terms and conditions of the New Issuance, including the number of shares of Common Stock and/or Preferred Stock proposed to be issued, the issue price and the maximum number of shares that each Subscriber may purchase in the New Issuance pursuant to the immediately preceding sentence.

(ii)                                  Each Subscriber may elect to participate in the New Issuance to the extent described in Section 4(i)(i) by delivering an irrevocable written notice to the Company by the tenth business day after such Subscriber’s receipt of the Preemptive Rights Notice (the “Acceptance Period”), setting forth the number of shares it wishes to purchase in the New Issuance up to its Preemptive Amount; provided that in order to exercise rights under this Section 4(i) (“Preemptive Rights”), such Subscriber must execute all customary transaction documentation in connection with such New Issuance on the same terms as any other participant in the New Issuance, subject to the Subscribers’ right to acquire shares at the Initial Price and to receive warrant coverage as described in Section 4(i)(i) above; provided further that if such New

Issuance is being made to raise capital in connection with the acquisition of a failed depository institution from the FDIC, the terms and conditions of the documentation to be entered into by the Subscriber pursuant to this Section 4(i)(ii) (other than with respect to price) shall be no less favorable to the Subscribers than the terms and conditions of this Agreement and the documents entered into in connection herewith.

(iii)                               The closing of the acceptance of the Preemptive Rights shall take place at the same time as the closing(s) under definitive agreements with other participants in the New Issuance, which in any event shall occur within sixty (60) days after the anticipated date of the New Issuance as set forth in the Preemptive Rights Notice.  At the consummation of any New Issuance, the Company shall issue the securities to be purchased by the Subscribers in book-entry form (or, upon request of the Subscribers, stock certificates shall be issued) registered in the names of the Subscribers (or of the Subscribers’ designee that is an affiliate of such Subscribers), promptly following payment by the Subscribers of the purchase price for such exercise in accordance with the terms and conditions as specified in the Preemptive Rights Notice.

(iv)                              If all of the New Issuance referred to in the Preemptive Rights Notice are not elected to be purchased or acquired within the Acceptance Period as provided in Section 4(i)(ii), the Company may, during the period ending on the sixtieth (60th) day after the anticipated date of the New Issuance as set forth in the Preemptive Rights Notice, offer and sell the remaining unsubscribed portion of the New Issuance to any Person or Persons on terms no less favorable to the Company than those specified in the Preemptive Rights Notice.  If the Company does not enter into an agreement for the sale of the New Issuance within such period, then the Company’s right to consummate such New Issuance shall expire and the Company shall be required to comply with the procedures set forth in this Section 4(i) prior to any subsequent New Issuance.

(v)                                 Notwithstanding anything to the contrary herein, the Subscribers shall not have any Preemptive Rights in connection with (A) any issuance of Common Stock, Preferred Stock or other equity interests of the Company or securities convertible into shares of Common Stock and/or Preferred Stock or other equity interests of the Company (collectively, “Company Issued Shares”) to management, employees, officers or directors of the Company pursuant to management or employee incentive programs or plans approved by the Company’s Board of Directors (including any such programs or plans in existence on the date hereof), (B) any issuance, delivery or sale of Company Issued Shares by the Company to any Person as consideration in connection with (but not in connection with raising capital to fund) an acquisition or strategic business combination approved by the Company’s Board of Directors (whether by merger, consolidation, stock swap, sale of assets or securities, or otherwise), (C) any issuance of Company Issued Shares upon the exercise, conversion or exchange of options, warrants or other convertible securities, and (D) any issuance of Company Issued Shares in connection with any stock split or stock dividend paid on a proportionate basis to all holders of the affected class of capital stock approved by Company’s Board of Directors.

(j)                                    Information for Shareholders.

Until the Shelf Registration Statement (as defined in the Registration Rights Agreement) is declared effective by the Commission, as set forth in the Registration Rights Agreement, and beginning no earlier than six (6) months after the Closing Date, the Company shall hold, within a reasonable time after the financial information contained in the Bank’s quarterly Call Reports is filed with the FDIC and upon reasonable notice to the Subscribers and the Company’s other existing shareholders (either by mail or e-mail to the Subscribers, by posting on the Company’s website, or by press release), a quarterly shareholder conference call to discuss such financial information, which call may, but is not required to, include an opportunity to ask questions of management with regard to such financial statements.  In addition, if for some reason the Shelf Registration Statement is not filed within the time period required pursuant to the Registration Rights Agreement, then, in addition to the other requirements set forth in the Registration Rights Agreement, the Company shall also provide the Subscriber with annual audited financial statements (either by mail or e-mail or by posting on the Company’s website).

(k)                                 [Reserved].

(l)                                     Pre-Closing Conduct of the Company and the Bank.

Prior to the earlier of the Closing Date and the termination of this Agreement pursuant to Section 8 (the “Pre-Closing Period”), except as specifically disclosed in the Offering Materials, the Company shall, and shall cause the Bank to, use reasonable efforts to carry on its respective businesses in the ordinary course and use reasonable efforts to maintain and preserve its respective businesses (including its organization, assets, properties, goodwill and insurance coverage) and preserve its respective business relationships with customers, strategic partners, suppliers, distributors and others having business dealings with it.  During the Pre-Closing Period, the Company shall not (A) declare, pay or set aside for payment any dividend or distribution on shares of Common Stock, (B) issue, sell or otherwise permit to become outstanding, or dispose of or encumber or pledge, or authorize or propose the creation of, any additional shares of its capital stock or any additional options or other rights, grants or awards with respect to its capital stock, except as specifically disclosed in the Offering Materials, (C) engage in (or modify in any manner adverse to the Company or the Bank) any transactions (except for ordinary course loan or deposit relationships) with any shareholder, director or officer of the Company or the Bank (or any affiliate of any such Person), except as required by this Agreement or as specifically described in the Offering Materials, (D) issue or incur any amount of indebtedness for borrowed money or guarantee the obligations of third parties, except issuing or incurring customer related indebtedness, creating deposit liabilities, purchasing federal funds, selling certificates of deposit, entering into repurchase agreements or issuing letters of credit, in each case, in the ordinary course of business consistent with past practice, (E) acquire (other than by way of foreclosures, acquisitions of control in a fiduciary or similar capacity, acquisitions of loans or participation interests, or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of the assets, business, deposits or properties of any other person, (F) other than by filing the Amendment and adopting the Company’s Second Amended and Restated Bylaws in the form previously provided to the Subscribers, amend the Articles of Incorporation or Bylaws or similar organizational documents of the Company or the Bank (unless an amendment to the Bank Articles solely to increase the amount of its authorized shares of capital is necessary in connection with the capital contribution from the Company at the Closing), or (G) other than entering into employment agreements with each of David T. Provost and Gary H. Torgow in the form previously provided to the Subscribers, and subject to any modifications thereto required by regulatory authorities, terminate, enter into, amend, modify (including by way of interpretation) or renew any employment, officer, consulting, severance, change in control or similar contract, agreement or arrangement with any director, officer, employee or consultant, or grant any salary or wage increase or increase any employee benefit, including incentive or bonus payments (or, with respect to any of the preceding, communicate any intention to take such action), except (i) to make changes that are required by applicable law, or (ii) to satisfy contractual obligations existing as of the date hereof which such obligations have previously been disclosed in the Offering Materials, or (iii) annual or merit-based salary or wage increases or increases in benefits, in both cases to employees who are not executive officers or directors of the Company, undertaken in the ordinary and usual course of business and consistent with past practice and in any event not to exceed three percent (3%) of such employees’ annual salaries in the aggregate.

(m)                             Corporate Opportunities.

To the fullest extent permitted by applicable law or regulation, including but not limited to the laws and regulations of the State of Michigan, neither of the Subscribers nor any of their affiliates or Persons associated with them, nor the Board Representative or the non-voting board observer designated by the Subscribers shall be obligated to refer or present any particular business opportunity to the Company or the Bank.  The Subscribers shall have the right to take such opportunity for their own account (individually or as a partner, shareholder, member, participant or fiduciary) or recommend to others such particular opportunity, unless such opportunity is presented to the Board Representative or non-voting board observer designated by the Subscriber as a business opportunity for the Company or the Bank or the Board Representative or such non-voting board observer learns of such opportunity in his capacity as a director or non-voting board observer, even if such opportunity is of a character that, if referred or presented to the Company or the Bank, as applicable, could be taken by the Company or the Bank, as applicable; provided that in the case where such opportunity is presented to the Board Representative or such non-voting board observer as a business opportunity for the Company or the Bank or the Board Representative or such non-voting board observer learns of such opportunity in his capacity as a director or non-voting board observer, such Board Representative or non-voting board observer shall present such business opportunity to the Company or the Bank, as applicable, and, if the Company or the Bank, as applicable, does not decide to pursue such business opportunity within ten (10) days of notice thereof, or subsequently determines to abandon the pursuit of such business opportunity, such Board Representative or non-voting board observer (and each Subscriber or its affiliates or other Persons associated with it) shall have the right to take for their own account or to recommend to others such business opportunity.

(n)                                 No Offers, Sales or Solicitations.

None of the Company, the Bank or any Person acting on their behalf will take any action or steps referred to in Section 3(k) that would require registration of the issuance of the

Warrants and the Underlying Common Stock or the issuance of any of the Common Shares, including the Purchased Shares, under the 1933 Act.

(o)                                 Termination of the Shareholder Agreement.

Prior to the Closing, the Company will cause the Amended and Restated Shareholder Agreement, dated October 20, 2009, by and among certain shareholders of the Company and the Company (the “Shareholder Agreement”) to be terminated and of no further force and effect as of the Closing.

(p)                                 Delivery of Bid.

The Company shall notify the Subscribers regarding, and post to the Company Data Site as promptly as possible prior to the Bank submitting a Bid to the FDIC, (i) a copy of the Bid, to the extent permitted by the FDIC or (ii) the Bid Summary, which will be an accurate and complete summary of such Bid.  The Bid Summary provided to the Subscribers will not deviate in any respect from the information contained in the Bid and any modifications to the Bid will be provided to the Subscribers as set forth in Section 1(c)(i)(E).

(q)                                 Registration Rights Agreement.

The Subscribers agree to be bound by the terms and provisions of the Registration Rights Agreement in the form attached as Exhibit B hereto as if the same has been duly executed by the Subscribers.

(r)                                    Tax Matters

Each of the Company, the Bank and the Subscribers agree to, for all U.S. federal income, state, local foreign and other tax purposes, (i) take no action or position inconsistent with the Purchase Price Allocation and (ii) to report for all tax purposes the transaction effected pursuant to this Agreement using the Purchase Price Allocation.

(s)                                   Notice of Capital Event.

The Company shall not knowingly take any action that would reasonably be expected to pose a substantial risk that the Subscribers or any of their affiliates will acquire beneficial ownership of Common Stock of the Company if such acquisition would result in the Subscribers or their affiliates having beneficial ownership of more than 24.9% of the shares of Common Stock outstanding, including undertaking any redemption, recapitalization, or repurchase of Common Stock, of securities or rights, options, or warrants to purchase Common Stock, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for Common Stock.

5.                                      TRANSFER AGENT INSTRUCTIONS.

(a)                                 Each Subscriber hereby represents, warrants and covenants that such Subscriber:

(ii)                                  agrees to the imprinting on certificates for Purchased Shares, the Warrants and the Underlying Common Stock, so long as is required by this Section 5, of the following legends on the Purchased Shares, the Warrants and the Underlying Common Stock, in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“1933 ACT”) AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS SET FORTH IN THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(iii)                               acknowledges that the certificates for Purchased Shares, the Warrants and the Underlying Common Stock, or book entry position evidencing the Purchased Shares, purchased pursuant to this Agreement, shall not contain the legend set forth in this Section 5: (A) while a registration statement covering the resale of such security is effective under the 1933 Act, or (B) following any sale of such securities pursuant to an exemption under the 1933 Act; and

(iv)                              agrees that the removal of the legend from the certificates for Purchased Shares, the Warrants and the Underlying Common Stock or book entry position evidencing the Purchased Shares, purchased pursuant to this Agreement, is predicated upon the Company’s reliance that the Subscribers will sell any Securities pursuant to either the registration requirements set forth in the 1933 Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

(b)                                 If required by the Company’s transfer agent, each Subscriber may cause its counsel to issue a legal opinion to the Company’s transfer agent to effect the removal of the legend set forth in this Section 5.  The Company agrees that at such time as such legend is no longer required under this Section 5, it will, as soon as possible following the delivery by a Subscriber to the Company, or its transfer agent, of a certificate representing securities issued with a restrictive legend, deliver or cause to be delivered to such Subscriber a certificate representing such securities that is free from such first restrictive legend.

6.                                      CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Securities to the Subscribers at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Subscribers with prior written notice thereof:

(a)                                 Each Subscriber shall have duly executed each of the Private Placement Documents to which it is a party and delivered the same to the Company.

(b)                                 Each Subscriber shall have duly executed a fully completed Accredited Investor Questionnaire and Wire Information Questionnaire in the forms attached as Exhibit D and Exhibit F hereto, respectively.

(c)                                  The Subscribers shall have (i) delivered the Funding Amount to the Escrow Agent by the Initial Funding Date or Funding Date, as applicable, as set forth in Section 1(b) of this Agreement and (ii) not submitted a written notice to the Company terminating its investment in the Private Placement as set forth in Section 1(c) of this Agreement.

(d)                                 The FDIC shall have, with respect to the Target Banks, entered into purchase and assumption agreement(s) with the Bank on the terms set forth in the materials provided to the Subscribers pursuant to Section 1(c) (as modified in accordance with Section 1(c)(i)(E)) (the “P&A Agreements”).

(e)                                  The representations and warranties of each Subscriber contained in Section 2 of this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and each Subscriber shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Private Placement Documents to be performed, satisfied or complied with by such Subscriber at or prior to the Closing Date, and the Company shall have received a certificate executed by an authorized officer of each Subscriber, dated as of the Closing Date, certifying to the foregoing.

(f)                                   All consents, approvals, authorizations, applications, filings, registrations and qualifications required to consummate the transactions contemplated by the Private Placement Documents with or from Governmental Entities (the “Required Approvals”) shall have been made or obtained, and the Required Approvals shall be in full force and effect, and all statutory waiting periods in respect thereof shall have expired.

(g)                                  No provisions of any applicable law or regulation and no judgment, injunction, order or decree of any Governmental Entity shall prohibit the Closing or any of the transactions contemplated by the Private Placement Documents, and no lawsuit or formal administrative proceeding shall have been commenced by any Governmental Entity seeking to effect any of the foregoing.

7.                                      CONDITIONS TO THE SUBSCRIBERS’ OBLIGATION TO PURCHASE.

The obligation of the Subscribers to purchase the Securities at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Subscriber’s sole benefit and may be waived by the Subscribers at any time in their sole discretion by providing the Company with prior written notice thereof:

(a)                                 The Company shall have duly executed and delivered to the Subscribers the Private Placement Documents to which it is a party.

(b)                                 The representations and warranties of the Company contained in Section 3 of this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect and Sections 3(a)(ii), 3(a)(iii), 3(a)(iv) and 3(d), which shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date, and the Subscribers shall have received a certificate executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Closing Date, certifying to the foregoing.

(c)                                  All Required Approvals shall have been made or obtained and the Required Approvals shall be in full force and effect, and all statutory waiting periods in respect thereof shall have expired.

(d)                                 No Governmental Entity shall have imposed or advised that it intends to impose, in each case in connection with the transactions contemplated hereby, any condition, limitation, restriction or requirement that is not a Usual Regulatory Condition (other than any condition, limitation, restriction or requirement of which the Subscribers were aware prior to the Confirmation Date), and no law, regulation, policy or guidance shall have been enacted or issued by a Governmental Entity since the Confirmation Date that, individually or in the aggregate, would reasonably be expected to impair in any material respect the benefits to the Subscribers of the transactions contemplated by this Agreement.

(e)                                  Each Subscriber shall have determined in its good faith judgment that the purchase of the Securities and the consummation of the transactions contemplated by the Private Placement Documents will not result in such Subscriber being deemed in control of the Company or the Bank for purposes of the BHCA or the cross-guaranty liability provisions of the Federal Deposit Insurance Act or otherwise being regulated as a bank holding company within the meaning of the BHCA.

(f)                                   The Company shall have obtained any third party consents and approvals, if any, necessary for the completion of the transactions contemplated by the Private Placement Documents.

(g)                                  The Company shall have delivered or cause to have been delivered to the Subscribers the Purchased Shares, registered in the name of the Subscribers, and the Warrants, in each case free and clear of all Liens.

(h)                                 The Amendment, in a form acceptable to the Subscribers, shall have been duly authorized by the Company’s Board of Directors, approved by the required vote of the Company’s shareholders, filed with the Michigan Corporation Division and shall be effective.

(i)                                     The Shareholder Agreement shall have been terminated in accordance with its terms and be of no further force and effect pursuant to documentation reasonably acceptable to the Subscribers.

(j)                                    No provisions of any applicable law or regulation and no judgment, injunction, order or decree of any Governmental Entity shall prohibit the Closing or any of the transactions contemplated by the Private Placement Documents or shall prohibit or restrict the Subscribers or their affiliates from owning or, subject to Section 1(d), voting the Purchased Shares or the Underlying Common Stock, exercising the Warrants in accordance with their terms or exercising any of their rights under the Private Placement Documents, and no lawsuit or formal administrative proceeding shall have been commenced by any Governmental Entity seeking to effect any of the foregoing.

(k)                                 Effective as of the Closing, the Board Representative shall have been duly elected to the Company’s Board of Directors and the Bank’s Board of Directors and no Governmental Entity shall have raised any objection or asserted any prohibition to the service of Wilbur L. Ross, Jr., or the representation of the Subscribers, on the Company’s Board of Directors or the Bank’s Board of Directors, including under the Depository Institution Management Interlocks Act.

(l)                                     The Subscribers shall have received an opinion of Jaffe Raitt, Heuer & Weiss PC, counsel for the Company, and Nelson Mullins Riley & Scarborough LLP, counsel for the Company for the Private Placement, dated the Closing Date, in substantially the form attached as Exhibit G hereto.

(m)                             The Company shall have delivered to the Subscribers (i) a certificate evidencing the incorporation and good standing of the Company as of a date within ten (10) business days before the Closing Date and (ii) such certificates provided by the Bank Regulatory Authorities and FRB as the Subscriber reasonably requests.

(n)                                 The Company shall have delivered to the Subscribers a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the adoption of resolutions by the Company’s Board of Directors which are consistent with Sections 3(b) and 3(gg) of this Agreement, (ii) the effectiveness of the Articles of Incorporation, as amended by the Amendment, and (iii) the effectiveness of the Bylaws, each as of the Closing.

(o)                                 The Company shall have received Aggregate Gross Proceeds from the Private Placement in an amount equal to the Minimum Capital; provided, however, that if the Minimum Capital is less than $275,000,000 and the amount funded by the Subscribers and the Investors together into escrow exceeds the Minimum Capital, then the Aggregate Gross Proceeds shall equal the lesser of (i) $275,000,000 and (ii) the amount so funded into escrow; provided further that the Aggregate Gross Proceeds for a Closing in which amounts deposited in the Escrow Account on or in respect of the Initial Funding Date are released to the Company shall in no event exceed $275,000,000.

(p)                                 The FDIC shall have accepted the Bank’s Bid to acquire the Target Banks, the FDIC and the Bank shall have entered into the P&A Agreement(s) with respect thereto on the terms set forth in the materials provided to the Subscribers pursuant to Section 1(c)(i)(B) (as modified in accordance with Section 1(c)(i)(E)), and the closing(s) under such P&A Agreement(s) shall be imminent (including the satisfaction of all conditions to closing thereunder).

(q)                                 The Company shall have (i) caused the Escrow Agent to deliver to the Subscribers (x) the excess, if any, of the Funding Amount over the Purchase Price, and (y) all Escrow Earnings on the Funding Amount and (ii) delivered to the Subscribers such other documents relating to the purchase and sale of the Securities contemplated by this Agreement as the Subscribers or their counsel may reasonably request, including such certificates issued by applicable bank regulatory authorities.

8.                                      TERMINATION.

(a)                                 This Agreement may be terminated at any time prior to the Closing upon written notice as follows:

(i)                                     By the Company or the Subscribers, in the event that the Closing shall not have occurred on or before April 30, 2010 for any reason; provided, however, that this Agreement may be extended by the mutual written agreement of the parties hereto (as such date may be so extended, the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 8(a)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing Date to occur on or prior to the Outside Date.

(ii)                                  By the Subscribers, pursuant to the terms of Section 1(c) of this Agreement.

(iii)                               By the Company or the Subscribers, upon written notice to the other, in the event that any Governmental Entity shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by the Private Placement Documents, and such order, decree, injunction or other action shall have become final and nonappealable.

(iv)                              By the Subscribers, if the Subscribers or any of their affiliates receives written notice from or is otherwise advised by a Governmental Entity that it will not grant (or intends to rescind or revoke if previously approved) any Required Approval.

(v)                                 By the Company, in the event that a Bid that is submitted to the FDIC for one or more Target Banks is rejected by the FDIC and the Company elects not to submit any modification to such Bid or any subsequent bids for new Target Banks as set forth in Section 1(c)(iii).

(vi)                              By the Company or the Subscribers, upon written notice to the other, in the event that either party is unable to satisfy an applicable condition in Section 6 or Section 7 and the other party has not waived such condition or such condition is not curable or, if curable, is not cured within two (2) days after written notice thereof is given by the Company or the Subscribers to the other, as applicable.

(b)                                 This Agreement shall terminate in the manner provided in Section 1(b)(i).

(c)                                  Promptly following termination of this Agreement pursuant to Section 8(a), the Company shall deliver to the Escrow Agent a written notice directing the Escrow Agent to promptly return the full Funding Amount, together with any Escrow Earnings thereon, to the Subscribers in accordance with the terms of the Escrow Agreement.  Upon return of the full Funding Amount, together with any Escrow Earnings thereon, to the Subscribers, this Agreement will terminate as will the obligations of the parties without liability of any party to any other party.

(d)                                 Following termination of this Agreement, the Company will not be under any obligation to issue and sell any Purchased Shares to the Subscribers, to provide any further information relating to a Bid for one or more Target Banks or the Proposed Acquisition of such Target Banks, or to otherwise involve the Subscribers in any subsequent bid or bids with respect to the initial Target Banks or any new or additional Target Banks and the Subscribers will not be under any obligation to purchase any Purchased Shares from the Company or to otherwise be involved in any Bid or subsequent Bid with respect to the initial Target Banks or any subsequent Target Banks.

9.                                      MISCELLANEOUS.

(a)                                 Governing Law; Jurisdiction; Jury Trial.

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York (other than Section 5-1401 of the New York General Obligations Law).  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(b)                                 Counterparts.

This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c)                                  Headings.

The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)                                 Severability.

If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)                                  Entire Agreement; Amendments.

This Agreement and the other Private Placement Documents, together with the appendices, schedules and exhibits hereto and thereto, supersede all other prior oral or written agreements between the Subscribers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Private Placement Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Subscribers makes any representation, warranty, covenant or undertaking with respect to such matters.  No amendment to this Agreement may limit the right of the Subscribers to waive any provision which it has the right to waive, and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Subscribers.  No provision of this Agreement may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.  No consideration (including, without limitation, improved terms in the Private Placement Documents) shall be offered or paid to any of the Investors to amend or consent to a waiver or modification of any provision of any of the Private Placement Documents unless the same consideration also is offered to the Subscribers.

(f)                                   Notices.

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing, which, unless otherwise provided for in this Agreement, includes an email, and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) upon receipt, when sent by e-mail (provided transmission of such e-mail is kept on file by the sending party); or (iv) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

First Michigan Bancorp, Inc.
2301 W. Big Beaver Road, Suite 525
Troy, Michigan 48084
Telephone:	(248) 649-2301
Facsimile:	(248) 649-2305
Email:	dprovost@firstmichiganbank.com
Attention:	David T. Provost
President and Chief Executive Officer

with copies (for informational purposes only) to:

Nelson Mullins Riley & Scarborough LLP
Atlantic Station
201 17th Street, Suite 1700
Atlanta, Georgia 30363
Telephone:	(404) 322-6218
Facsimile:	(404) 817-6041
Email:	brennan.ryan@nelsonmullins.com
Attention:	J. Brennan Ryan, Esq.

If to the Subscribers:

WLR Recovery Fund IV, L.P.
WLR IV Parallel ESC, L.P.
c/o W.L. Ross & Co. LLC
1166 Avenue of the Americas
New York, NY 10036
Telephone:	(212) 826-2042
Facsimile:	(212) 278-9645
Email:	Mgibbons@wlross.com
Attention:	Michael Gibbons, Chief Financial Officer

with copies (for informational purposes only) to:

W.L. Ross & Co. LLC
1166 Avenue of the Americas
New York, NY 10036
Telephone:	(212) 278-9821
Facsimile:	(212) 278-9811
Email:	Ben_Gruder@invesco.com
Attention:	Benjamin Gruder, Esq.

and

Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, NY 10036
Telephone:	(212) 735-2697
Facsimile:	(917) 777-2697
Email:	david.ingles@skadden.com
Attention:	David C. Ingles, Esq.

(i)                                     Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission, (C) electronically generated by the sender’s e-mail account containing the time, date, e-mail address and the complete message, or (D) provided by an overnight courier service, shall be rebuttable evidence of personal service, receipt by facsimile or e-mail or receipt from an overnight courier service in accordance with clause (A), (B), (C) or (D) above, respectively.

(g)                                  Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.  The Company shall not assign this Agreement or any rights or obligations hereunder.  Prior to the Confirmation Date, each Subscriber may assign some or all of its rights hereunder, with prior notice to the Company, only to an affiliated fund or successor by operation of law of such Subscriber, if in compliance with this Agreement and applicable law, in which event such assignee shall be deemed to be a “Subscriber” hereunder with respect to such assigned rights and shall be bound by the terms and conditions of this Agreement that apply to the assigning Subscriber.  Neither Subscriber shall assign this Agreement or any rights or obligations hereunder after the Confirmation Date.

(h)                                 No Third Party Beneficiaries.

This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision of this Agreement be enforced by, any other Person.

(i)                                     Survival.

(i)                                     The representations and warranties of the parties shall survive until the one year anniversary of the Closing Date.

(ii)                                  All of the covenants or other agreements of the parties contained in this Agreement shall survive until fully performed or fulfilled, unless and to the extent that non-compliance with such covenants or agreements is (A) waived in writing by the party entitled to such performance, or (B) otherwise specifically permitted by this Agreement.

(j)                                    Further Assurances.

Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated by the Private Placement Documents.

(k)                                 No Strict Construction.

The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(l)                                     Indemnification.

In consideration of the Subscribers’ execution and delivery of the Private Placement Documents and acquiring the Securities thereunder, and in addition to all of the Company’s other obligations under the Private Placement Documents, the Company shall defend, protect, indemnify and hold harmless the Subscribers and all of its shareholders, partners, members, managers, officers, directors, employees and direct or indirect investors and any agents or other representatives (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fines, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements incurred by any Indemnitee as a result of, or arising out of, or relating to any misrepresentation or breach of any representation, warranty, covenant or agreement of the Company contained in the Private Placement Documents.

(m)                             Rescission and Withdrawal Right.

Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Private Placement Documents, whenever the Subscriber exercises a right, election, demand or option under a Private Placement Document and the Company does not timely perform its related obligations within the periods therein provided, then the Subscriber may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights

(n)                                 Payment Set Aside.

To the extent that the Company makes a payment or payments to the Subscribers hereunder or pursuant to the other Private Placement Documents or the Subscribers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(o)                                 Publicity.

Except as may be required by applicable law, the Company will not, and will cause each of its affiliates and representatives (including the Placement Agent) not to, issue any press release or public statement that identifies the Subscribers or any investment advisor to the Subscribers, or otherwise makes any public statement with respect to the Subscribers or any investment advisor to the Subscribers hereby without the prior written consent of the Subscriber.  Any such press release or public statement required by applicable law shall only be made by the Company after reasonable notice and opportunity for review by the Subscribers.

[Signatures appear on the following pages.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

FIRST MICHIGAN BANCORP, INC.

By:

Date:

Name:

Title:

[Remainder of page intentionally left blank.]

[Signature pages for the Subscribers appear on the following pages.]

NAME OF SUBSCRIBER:

By:

Date:

Name:

Title:

Address:

Contact Name:

Telephone:

Facsimile:

E-mail:

Shares of Common Stock:

Purchase Price Per Common Share: $6.00

Funding Amount: $

Underlying Common Stock:

Tax ID No. (for entities):

Information about Subscriber Representative:

Name / Title:

Address:

Telephone:

Facsimile:

E-mail:

SUMMARY INSTRUCTION SHEET FOR SUBSCRIBER

(To be read in conjunction with the entire
preceding Agreement)

A.                                    Complete the following items on the Agreement:

1.                                      Signature page:  Provide the information requested on the signature page.

2.                                      Provide the information requested by the Accredited Investor Questionnaire attached as Exhibit D hereto.

3.                                      Provide the information requested in the Wire Information Questionnaire attached as Exhibit F hereto, including wire instructions for the return of funds if the Agreement is terminated pursuant to Section 8.

4.                                      Provide the information requested by the Form W-9 attached as Exhibit H hereto.

B.                                    Please e-mail or fax the properly completed and signed Agreement, including the properly completed Exhibit D and Exhibit F, and send the originals to:

Oppenheimer & Co., Inc.

300 Madison Avenue, 4th Floor

New York, New York 10017

Fax: (212) 667-6141

Phone: (212) 667-7163

Attention: Jose Zardoya, Managing Director — ECM

Email: jose.zardoya@opco.com

C.                                    Instructions regarding the transfer of funds for the purchase of Securities will be sent by facsimile to the Subscriber by the Placement Agent at a later date.

EXHIBITS

EXHIBIT A                              Form of Warrant
EXHIBIT B                              Registration Rights Agreement
EXHIBIT C                              Escrow Agreement
EXHIBIT D                              Accredited Investor Questionnaire
EXHIBIT E                               Risk Factors
EXHIBIT F                                Wire Information Questionnaire
EXHIBIT G                              Form of Legal Opinion
EXHIBIT H                             Form W-9

EXHIBIT A

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON THE EXERCISE THEREOF HAVE BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“1933 ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS SET FORTH IN THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

WARRANT TO PURCHASE

SHARES OF COMMON STOCK

OF

FIRST MICHIGAN BANCORP, INC.

DATE OF INITIAL ISSUANCE:                  , 2010

THIS CERTIFIES THAT, for value received,                                            (the “Holder”) is entitled to purchase, subject to the exercise of and the terms and conditions of this Warrant (including any Warrants issued in exchange, transfer or replacement hereof, the “Warrant”), from First Michigan Bancorp, Inc., a Michigan corporation (the “Company”), at any time prior to 5:00 p.m., Eastern Time, on the tenth anniversary of the date of the initial issuance of this Warrant (the “Expiration Time”), up to [•](1) shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”) (as such number of shares may be adjusted in accordance with Section 2 hereof, the “Warrant Shares”), at any time and from time to time, in whole or in part, at an exercise price of $6.00 (subject to adjustment as provided in Section 2 hereof, the “Exercise Price”) per Warrant Share.  The Holder may also, at any time and from time to time, in whole or in part, exercise this Warrant pursuant to a Cashless Exercise, as defined and provided in Section 1.3(b).  This Warrant is granted in connection with and pursuant to, and is entitled to the benefits of, the Stock Subscription Agreement, dated as of                  , 2010, by and among the Company, WLR Recovery Fund IV, L.P. and WLR IV Parallel ESC, L.P. (the “Subscription Agreement”).

(1) To represent 4% of outstanding shares of Common Stock, after giving effect to the Private Placement and exercise in full of the Warrant.

SECTION 1. EXERCISE OF WARRANT.

1.1.                            Vesting. The Holder’s rights under this Warrant are fully vested as of the date hereof.

1.2.                            Exercisability. This Warrant is exercisable, at any time and from time to time, in whole or in part, as of the date hereof and until the Expiration Time.

1.3.                            Procedure for Exercise of Warrant.

(a)                                 Cash Exercise. The Holder may exercise this Warrant, in whole or in part, by delivering to the Company, at any time prior to the Expiration Time: (i) a completed and signed Notice of Exercise, as attached hereto as Schedule A (including the Substitute Form W-9, which forms a part thereof, the “Notice of Exercise”); (ii) cash in an amount equal to the product of (x) the Exercise Price (as this may be adjusted pursuant to Section 2 hereof), and (y) the number of Warrant Shares being purchased pursuant to such Notice of Exercise (such product, rounded up to the nearest dollar, the “Aggregate Exercise Price”); and (iii) this Warrant to the following address:

First Michigan Bancorp, Inc.
2301 W. Big Beaver Road, Suite 525
Troy, Michigan 48084
Attention: David Provost, President and Chief Executive Officer

Upon payment in good collected funds of the Aggregate Exercise Price for the Warrant Shares being purchased, the Holder shall be deemed to be the holder of record of such Warrant Shares for all purposes, notwithstanding that the stock transfer books of the Company may then be closed or that certificates representing such Warrant Shares have not been issued or delivered to the Holder.

The Company shall, as promptly as practicable after completion of the actions specified in this Section 1.3(a), cause to be executed, and shall deliver to the Holder, a certificate representing the aggregate number of Warrant Shares specified in the Notice of Exercise.  Each certificate for Warrant Shares so delivered shall be in such denomination as may be requested by the Holder and shall be registered in the name of the Holder.  If this Warrant shall have been exercised only in part, then the Company shall, at the time of delivery of said certificate or certificates, also deliver to the Holder a new Warrant evidencing the remaining outstanding unexercised balance of Warrant Shares.  The Company shall pay all expenses, stock transfer taxes and other charges payable in connection with the preparation, execution and delivery of such certificates for Warrant Shares and new Warrants, if any.

(b)                                 Cashless Exercise. The Holder may elect to exercise this Warrant, in whole or in part, and to receive, without the payment by such Holder of any additional cash or other consideration (the “Cashless Exercise”), Warrant Shares equal to the value of this Warrant or any portion hereof by surrendering this Warrant, along with the Notice of Exercise providing such number of Warrant Shares to be surrendered in the Cashless Exercise, to the address provided above in Section 1.3(a).  The Company shall then issue to the Holder such number of validly issued, fully paid and non-assessable Warrant Shares as is computed using the following formula:

where X =                    the number of shares of Common Stock to be issued to the Holder pursuant to this Section 1.3(b).

Y =      the number of Warrant Shares to be surrendered according to the Notice of Exercise delivered to the Company pursuant to this Section 1.3(b).

A =      the Market Price of one share of Common Stock at the time the Notice of Exercise is made pursuant to this Section 1.3(b).

B =                   the Exercise Price in effect under this Warrant at the time the Notice of Exercise is made pursuant to this Section 1.3(b).

The term “Market Price” of a share of Common Stock shall mean the fair market value of a share, which shall be, (i) at any time such security is listed or traded on any securities exchange or quoted in an over-the-counter market, (A) the last reported sale price regular way of the Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if there have been no sales reported on any day, the average of the highest bid and lowest asked prices on such exchange, or (B) if on any day such security is not so listed and is instead quoted in the over-the-counter market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each of (A) and (B) of this paragraph, averaged over a period of the 20 consecutive trading days prior to the day as of which the Market Price is being determined, or (ii) at any time such security is not listed on any securities exchange or quoted on any quotation system, as determined reasonably and in good faith by the Board of Directors of the Company (the “Board”). The Holder may object in writing to the Board’s determination of Market Price within 10 days of receipt of written notice thereof. If the Holder and the Company are unable to agree on the Market Price during the 10-day period following the delivery of the Holder’s objection, the Appraisal Procedure may be invoked by either party to determine Market Price by delivering written notice thereof not later than the 30th day after delivery of the Holder’s objection.

The term “Appraisal Procedure” shall mean a procedure whereby two independent appraisers, one chosen by the Company and one by the Holder, shall mutually agree upon the determinations then the subject of appraisal. Each party shall deliver a notice to the other appointing its appraiser within 15 days after the Appraisal Procedure is invoked.  If within 30 days after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within 10 days thereafter by the mutual consent of such first two appraisers or, if such first two appraisers are unable to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in the appraisal of the subject matter to be appraised.  The decision of the third appraiser so appointed and chosen shall be given within 30 days after the selection of such third appraiser.  If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive upon the Company and the Holder; otherwise, the average of all three determinations shall be binding upon the Company and the Holder. The costs of conducting any Appraisal Procedure shall be borne equally by the Company and the Holder.

Upon receipt of the executed Notice of Exercise by the Company, the Holder shall be deemed to be the holder of record of such Warrant Shares to be issued pursuant to the Cashless Exercise, notwithstanding that the Company’s stock transfer books may be closed or that certificates representing such Warrant Shares have not been issued or delivered to the Holder, provided, however, that in the event the Appraisal Procedure has been invoked in connection with a dispute regarding the Market Price, then the Holder shall be deemed to be the holder of record of the number of Warrant Shares that it would own if the Company were to prevail in the Appraisal Procedure, pending the outcome of such proceeding, and the Company shall deliver to the Holder, upon receipt of the executed Notice of Exercise, and, if applicable, following the outcome of the Appraisal Procedure, the number of Warrant Shares necessary to effect the foregoing.

The Company shall, as promptly as practicable after completion of the exercise of the Warrant as specified in this Section 1.3(b), cause to be executed, and delivered to the Holder exercising such Warrants, a certificate representing the aggregate number of Warrant Shares calculated pursuant to the Cashless Exercise formula described above.  Each certificate for Warrant Shares so delivered shall be in such denomination as may be requested by the Holder and shall be registered in the name of the Holder.  If this Warrant shall have been exercised only in part, then the Company shall, at the time of delivery of said certificate or certificates, also deliver to the Holder a new Warrant evidencing the remaining outstanding unexercised balance of Warrant Shares.  The Company shall pay all expenses, stock transfer taxes and other charges payable in connection with the preparation, execution and delivery of such certificates for Warrant Shares and new Warrants, if any.

1.4.                            Restrictive Legends. Each certificate for Warrant Shares shall contain the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“1933 ACT”) AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE

EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS SET FORTH IN THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

SECTION 2. ADJUSTMENTS

2.1.                            Adjustments and Other Rights. The Exercise Price and the number of Warrant Shares issuable shall be subject to adjustment from time to time as follows; provided, that if more than one subsection of this Section 2.1 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Section 2.1 so as to result in duplication:

(a)                                 Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall (i) declare and pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, the number of Warrant Shares issuable at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Holder after such date shall be entitled to purchase the number of shares of Common Stock which such Holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to this Warrant after such date had this Warrant been exercised immediately prior to such date. In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Warrant Shares issuable before such adjustment and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, subdivision, combination or reclassification giving rise to this adjustment by (y) the new number of Warrant Shares issuable determined pursuant to the immediately preceding sentence.

(b)                                 Adjustments for Certain Dividends. If while this Warrant, or any portion hereof, remains outstanding and unexpired, the holders of Common Stock shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities, assets or property (other than ordinary cash dividends or dividends paid or payable in shares of Common Stock, but including extraordinary cash dividends or distributions) of the Company by way of dividend or distribution (other than as part of its dissolution, liquidation or the winding up of its affairs), then and in each case, the Exercise Price in effect prior to such record date (or if there is no record date, the date of receipt of such dividend or distribution) shall be reduced immediately thereafter to the price determined by multiplying the Exercise Price in effect immediately prior to such reduction by the quotient of (i) the Market Price of the Common Stock on the last trading day preceding the first date on which the Common Stock trades regular way on the principal national securities exchange on which the Common Stock is listed or admitted to trading without the right to receive such distributions (or, if the Common Stock is not so listed or admitted to trading, the Market Price of the Common Stock on the last day prior to the record date for such dividend or distribution), minus the amount of cash and/or the Fair Market Value of the additional stock or other securities, assets or property to be so distributed in respect of one share of Common Stock divided by (ii) such Market Price on such date specified in clause (i); such adjustment shall be made successively whenever such a record date is fixed. In such event, the number of Warrant Shares issuable shall be increased to the number obtained by dividing (x) the product of (1) the number of Warrant Shares issuable before such adjustment and (2) the Exercise Price in effect immediately prior to the distribution giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence.  “Fair Market Value” means, with respect to any additional stock or other securities, assets or property, the fair market value of such additional stock or other securities, assets or other property as determined by the Board, acting in good faith. For so long as the Holder holds this Warrant or any portion thereof, it may object in writing to the Board’s calculation of fair market value within 10 days of receipt of written notice thereof.  If the Holder and the Company are unable to agree on the fair market value during the 10-day period following the delivery of the Holder’s objection, the Appraisal Procedure may be invoked by either party to determine Fair Market Value by delivering written notification thereof not later than the 30th day after delivery of the Holder’s objection.

(c)                                  Certain Issuances of Common Stock or Convertible Securities. If the Company shall issue shares of Common Stock (or rights or warrants or other securities exercisable or convertible into or exchangeable (collectively, a “conversion”) for shares of Common Stock) (collectively, “convertible securities”) (other than in Permitted Transactions (as defined below) without consideration or at a consideration per share (or having a conversion price per share) that is less than the Exercise Price, then, in such event:

(1)                                 the number of Warrant Shares issuable immediately prior to the date of the agreement on pricing of such shares (or of such convertible securities) (the “Initial Number”) shall be increased to the number obtained by multiplying the Initial Number by a fraction (A) the numerator of which shall be the sum of (x) the number of shares of Common Stock of the Company outstanding on such date and (y) the number of additional shares of Common Stock issued (or into which convertible securities may be exercised or convert) and (B) the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding on such date and (y) the number of shares of Common Stock which the aggregate consideration receivable by the Company for the total number of shares of Common Stock so issued (or into which convertible securities may be exercised or convert) would purchase at the Exercise Price; and

(2)                                 the Exercise Price payable upon exercise of the Warrant shall be adjusted by multiplying such Exercise Price in effect immediately prior to the date of the agreement on pricing of such shares (or of such convertible securities) by a fraction, the numerator of which shall be the number of Warrant Shares issuable prior to such date and the denominator of which shall be the number of Warrant Shares issuable immediately after the adjustment described in clause (1) above.

(3)                                 For purposes of the foregoing, “Permitted Transactions” shall mean issuances (x) as consideration for (but not to fund) the acquisition of businesses and/or related assets or (y) in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by the Board. Any adjustment made pursuant to this Section 2.1(c) shall become effective immediately upon the date of such issuance.

(d)                                 If any event shall occur as to which the provisions of this Section 2.1 are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase right represented by this Warrant in accordance with the essential intent and principles of Section 2.1, then, in each such case, the Board shall make such adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 2.1 necessary to preserve, without dilution, the purchase right represented by this Warrant.

(e)                                  For purposes of this Section 2.1, the number of shares of Common Stock at any time outstanding shall not include any shares held in treasury of the Company.

2.2.                            Adjustment Procedures. The following provisions shall be applicable to adjustments to be made pursuant to Section 2.1 hereof:

(a)                                 When Adjustments to be Made. The adjustments required by this Section 2 shall be made whenever and as often as any event requiring an adjustment shall occur. For the purpose of any such adjustment, any event shall be deemed to have occurred at the close of business on the date of its occurrence.

(b)                                 Fractional Interests. In computing adjustments under this Section 2, fractional interests in the Common Stock shall be taken into account to the nearest 1/10th of a Warrant Share.  In no event, however, shall fractional interests or scrip representing fractional interests be issued upon the exercise of this Warrant.  In lieu thereof, a cash payment shall be made to the Holder in an amount equal to such fraction multiplied by the Market Price per share of Common Stock.

(c)                                  When Adjustment Not Required.

(i)                                     If the Company shall establish a record date for the determination of the holders of record of the Common Stock for the purpose of entitling such holders to receive a dividend payable in Common Stock and shall, thereafter and before the distribution to shareholders thereof, legally abandon its plan to pay or deliver such dividend, then no adjustment under Section 2.1 shall be required by reason of the establishment of such record date and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(ii)                                  Notwithstanding anything herein to the contrary, no adjustment under Section 2.1 need be made to the Exercise Price or the number of Warrant Shares unless such adjustment would require an increase or decrease of at least 1% of the Exercise Price or the number of Warrant Shares then in effect. Any lesser adjustment(s) shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Exercise Price or the number of Warrant Shares.  Notwithstanding the foregoing, all such carried-forward adjustments shall be made in connection with any exercise of the Warrant.

(d)                                 Officers’ Certificate Setting Forth Exercise Price Adjustment. Upon any increase or decrease in the Exercise Price pursuant to Section 2.1, the Company promptly shall deliver to the Holder an officers’ certificate signed by two duly authorized officers of the Company describing in reasonable detail the event requiring the increase or decrease in the Exercise Price and the method of calculation thereof and specifying the increased or decreased Exercise Price in effect following such adjustment.

2.3.                            Reorganization, Reclassification, Merger, Consolidation or Share Exchange.

(a)                                 If the Company at any time (i) reorganizes or reclassifies its outstanding shares of Common Stock (other than a change in par value, or from no par value to par value, or from par value to no par value, or as a result of a subdivision or combination) or consolidates with, merges into, or effects a share exchange with another corporation or entity (where the Company is not the continuing corporation after such merger, consolidation or other transaction), (ii) sells, transfers or leases all or substantially all of the assets of the Company, whether in one transaction or a series of transactions, to another corporation or entity or (iii) effects a Change in Control (as defined in Section 2.3(b)), (each a “Corporate Change”), then the Holder shall thereafter be entitled to receive, upon exercise of this Warrant in whole or in part, the same kind and number of shares of capital stock and other securities, cash or other property (and upon the same terms and with the same rights) as would have been distributed to the Holder upon consummation of such Corporate Change had the Holder exercised this Warrant immediately prior to the occurrence of such transaction (subject to subsequent adjustments under this Section 2), and the Exercise Price shall be adjusted appropriately to reflect such action and adjustment.  If any Corporate Change set forth in this Section 2.3(a) results in a cash distribution in excess of the Exercise Price provided by this Warrant, then the Holder may, at the Holder’s option, exercise this Warrant without making payment of the Exercise Price, and in such case, the Company or its successors and assigns shall, upon distribution to such Holder, deduct the aggregate Exercise Price from the cash payable to such Holder in full payment of the Exercise Price, and pay the balance of the distribution to such Holder.  In all events, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise or exchange of this Warrant.

(b)                                 For purposes of this Warrant, a “Change in Control” shall be deemed to have occurred if the Company is involved in a merger, consolidation, statutory share exchange, spin off, or split off or is a party to a sale of all or substantially all of its assets in a single transaction or series of transactions.

(c)                                  Notwithstanding anything herein to the contrary, the Company will not effect, and will not permit its subsidiaries to effect, any Corporate Change unless, prior to the consummation thereof, the person, corporation or other entity that may be required to deliver any shares of capital stock, other securities, cash or property upon the exercise of this Warrant shall agree, by an instrument in writing, to be bound by this Warrant and to deliver such shares of capital stock, other securities, cash or property to the Holder pursuant to the terms hereof.

(d)                                 The foregoing provisions of this Section 2.3 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise or exchange of this Warrant.

2.4.                            Covenants. The Company represents, covenants and agrees as follows:

(a)                                 This Warrant has been duly authorized and validly issued, is not subject to assessment and has not been issued in violation of any preemptive rights.  All Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized and validly issued, will not be subject to assessment and will not be issued in violation of any preemptive rights.

(b)                                 During the entire period this Warrant is outstanding and any part thereof remains unexercised, the Company has reserved and will, at all times, maintain and reserve, a sufficient number of its authorized and unissued shares of Common Stock to provide for the issuance of Common Stock upon the exercise of this Warrant in full.

(c)                                  The Company shall not effect any action, including closing its books against the transfer of this Warrant or of any Warrant Shares issuable upon exercise of this Warrant in any manner, that interferes with the timely exercise of the Warrant in accordance with the express terms of this Warrant and the Subscription Agreement.

(d)                                 The Company shall assist and cooperate with the Holder in making any required regulatory filings or obtaining any required regulatory approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company).

2.5                               Other Notices. In case:

(a)                                 the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

(b)                                 of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company, or

(c)                                  of any voluntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company shall mail or cause to be mailed to the Holder a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least 15 days prior to the date therein specified.

SECTION 3. OWNERSHIP AND TRANSFER.

3.1.                            Ownership. The Company may deem and treat the person in whose name this Warrant is registered as the sole Holder and the sole owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary until presentation of this Warrant to the Company for registration of transfer in accordance with its terms.

3.2.                            Replacement. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction of this Warrant, and of indemnity and/or security reasonably satisfactory to it, or upon surrender of this Warrant if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant.  This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any transfer or replacement.  Except as otherwise provided above in the case of the loss, theft or destruction of a Warrant, the Company shall pay all expenses, taxes and other charges payable in connection with any transfer or replacement of this Warrant.

3.3.                            Restrictions on Transfer.

(a)                                 The Holder understands, acknowledges and agrees that this Warrant and the Warrant Shares for which it is exercisable have not been, and the Warrant and the Warrant Shares for which it is exercisable (except as may be set forth in the Registration Rights Agreement provided for pursuant to the Subscription Agreement with respect to the Warrant Shares (the “Registration Rights Agreement”)) will not be, registered under the Securities Act of 1933, as amended (the “1933 Act”) or any state securities laws, and may only be sold, offered for sale, pledged, hypothecated, transferred, assigned or otherwise disposed of in compliance with the then applicable resale requirements of the 1933 Act.

(b)                                 Subject to the provisions of this Section 3.3, this Warrant is transferable, in whole or in part, when the Holder shall surrender this Warrant with a properly executed assignment to the Company at its principal office (or any other such office or agency as identified by the Company) whereupon the Company will forthwith issue and deliver, upon the order of the Holder, a new Warrant, registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

SECTION 4. MISCELLANEOUS.

4.1                               No Rights as Shareholder; Limitation of Liability. This Warrant shall not entitle the Holder to any of the rights of a shareholder of the Company prior to exercise of this Warrant, and then only as to the Warrant Shares issuable as a result of such exercise of the Warrant.  The Holder shall have no liability or obligation as a shareholder as a result of holding this Warrant.

4.2                               Holder Entitled to Benefits of Other Agreements. This Warrant has been issued pursuant to the Subscription Agreement.  The Holder of this Warrant is entitled to the benefits of the Subscription Agreement and the Registration Rights Agreement.

4.3                               No Dilution or Impairment. The Company will not, by amendment of its articles of incorporation or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of this Warrant against dilution or other impairment.  Without limiting the generality of the foregoing, the Company will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant at the time outstanding.

4.4                               Amendment and Waiver. This Warrant may only be modified or amended and any provision hereof only may be waived by a writing executed by the Company and upon the written consent of the Holder.

4.5                               Successors and Assigns. This Warrant shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereunder, and no other parties shall have any rights hereunder.

4.6                               Governing Law, etc. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.  The parties waive any right to a jury trial.

4.7                               Entire Agreement. This Warrant, the Subscription Agreement and the Registration Rights Agreement, and any other documents and instruments referred to herein or therein or delivered in connection therewith, constitute the entire agreement between the parties hereto with respect to the transactions contemplated hereunder and supersede all prior arrangements or understandings with respect thereto, written or oral.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer and to be dated the date of issuance hereof.

FIRST MICHIGAN BANCORP, INC.

By:
Name:
Title:

SCHEDULE A

NOTICE OF EXERCISE
OF WARRANT TO PURCHASE COMMON STOCK OF
FIRST MICHIGAN BANCORP, INC.

To:                             First Michigan Bancorp, Inc.

(1)                                 The undersigned, the registered owner of this Warrant, hereby:

(i)                                     irrevocably elects to exercise the purchase rights represented thereby for, and to acquire as set forth in Section 1.3(a) thereunder,                    shares of Common Stock and herewith makes payment of $               therefor, or

(ii)                                  irrevocably elects to exercise without payment therefor the rights represented thereby to receive                        shares of Common Stock, calculated and made pursuant to the Cashless Exercise formula set forth in Section 1.3(b) thereunder;

(2)                                 The undersigned requests that the certificates evidencing such shares of Common Stock be issued in the name of and be delivered to:

Name:

Address:

Social Security or Tax I.D. Number:

and if such shares of Common Stock shall not be all of the Warrant Shares purchasable hereunder, that a new Warrant of like tenor for the balance of the Warrant Shares purchasable hereunder be delivered to the undersigned.

(3)                                 The undersigned confirms that the shares of Common Stock received pursuant to this Notice of Exercise are being acquired for the account of the undersigned for investment only and not with a view to, or in connection with, the distribution thereof and that the undersigned has no present intention of distributing such shares of Common Stock received.

Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to such terms in the Warrant to Purchase Shares of Common Stock of First Michigan Bancorp, Inc.

Dated:

NAME OF HOLDER

By:
Name:
Title:

SUBSTITUTE FORM W-9

Under the penalties of perjury, I certify that:

1.              the Social Security Number or Taxpayer Identification Number given above is correct; and

2.              I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or dividends, or because the Internal Revenue Service has notified me that I am no longer subject to backup withholding.

Important Instructions:  You must cross out #2 above if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under reporting interest or dividends on your tax return and if you have not received a notice from the Internal Revenue Service advising you that backup withholding due to notified payee under reporting has terminated.  For additional instructions, please refer to the attached “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.”

Signature(2):

Date:

(2) If a corporation, please sign in full corporate name by president or other authorized officer. When signing as officer, attorney, custodian, trustee, administrator, guardian, etc., please give your full title as such.  In case of joint tenants, each person must sign.

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of March [    ], 2010 by First Michigan Bancorp, Inc., a Michigan corporation (together with any successor entity thereto, the “Company”), for the benefit of the Holders (as defined below).

In order to induce the investors (the “Investors”) who are purchasing Registrable Securities (as defined below) in a private offering of up to                      shares of Company common stock, par value $1.00 per share (“Common Stock”) in the private placement by the Company of shares of its Common Stock (the “Private Placement”), the Company has agreed to provide the registration rights provided for in this Agreement.

NOW, THEREFORE, in consideration of the premises and covenants herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby agrees as follows:

1.                                      Certain Definitions.

For purposes of the registration rights set forth in this Agreement, the following terms shall have the following respective meanings:

“Agreement” shall have the meaning assigned thereto in the preamble.

“Business Day” shall have the meaning set forth in Rule 13e-4(a)(3) promulgated by the Commission under the Exchange Act, as the same may be amended or succeeded from time to time.

“Claims” shall have the meaning assigned thereto in Section 6(a).

“Commission” shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

“Common Stock” shall have the meaning assigned thereto in the preamble.

“Company” shall have the meaning assigned thereto in the preamble.

“Demand Right” shall have the meaning assigned thereto in Section 2(c)

“Effective Time” shall mean the time and date as of which the Commission declares the Shelf Registration Statement effective or as of which the Shelf Registration Statement otherwise becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder, as the same may be amended or succeeded from time to time.

“Filing Date” shall have the meaning assigned thereto in Section 2(a).

“Filing Deadline” shall mean April 30, 2011, unless the Company or First Michigan Bank, a Michigan — chartered bank and a wholly owned subsidiary of the Company, completes an acquisition of a financial institution or substantially all assets of a financial institution between October 1, 2010 and December 31, 2010, then the “Filing Deadline” shall mean July 31, 2011.

“FINRA” shall mean the Financial Industry Regulatory Authority.

“Form 10” shall have the meaning assigned thereto in Section 4.

“Holder” shall mean each record owner of Registrable Securities from time to time (including any successors or assigns); provided, however, that any record owner of Registrable Securities that are restricted from resale pursuant to any bank regulatory obligation or agreement and any “affiliate” of the Company, as that term is defined in Rule 144, shall not be deemed a Holder.

“IPO Registration Statement” shall have the meaning assigned thereto in Section 2(b).

“Issuer Free Writing Prospectus” shall have the meaning assigned thereto in Section 2(c).

“Person” shall mean a corporation, limited liability company, association, partnership, organization, business, individual, government or political subdivision thereof or governmental agency.

“Private Placement” shall have the meaning assigned thereto in the preamble.

“Prospectus” shall mean the prospectus included in any Registration Statement, including any preliminary prospectus at the “time of sale” within the meaning of Rule 159 under the Securities Act and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

“Registrable Securities” shall mean the Securities issued to Holders in the Private Placement; provided, however, that a Security shall cease to be a Registrable Security upon the earliest to occur of the following: (i) a Registration Statement registering the resale of such Security under the Securities Act has been declared or becomes effective and such Security has been sold or otherwise transferred by the Holder thereof pursuant to and in a manner contemplated by such effective Registration Statement; (ii) such Security either has been transferred pursuant to Rule 144 (or any similar provision then in effect) or is freely saleable, without condition, including the current public information requirements and volume limitations, pursuant to Rule 144; or (iii) such Security shall cease to be outstanding.

“Registration Expenses” shall have the meaning assigned thereto in Section 5.

“Registration Statement” shall mean any registration statement of the Company that covers the resale for Registrable Securities under the Securities Act pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

“Rule 144,” “Rule 144A,” “Rule 405,” “Rule 415,” “Rule 429” and “Rule 433” shall mean, in each case, such rule promulgated by the Commission under the Securities Act (or any successor provision), as the same may be amended or succeeded from time to time.

“Securities” shall mean the Common Stock.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder, as the same may be amended or succeeded from time to time.

“Shelf Registration Statement” shall have the meaning assigned thereto in Section 2(a).

“Suspension Period” shall have the meaning assigned thereto in Section 2(d).

“Underwritten Offering” shall mean a sale of Securities pursuant to a firm commitment underwritten offering.

Unless the context otherwise requires, any reference herein to a “Section” or “clause” refers to a Section or clause, as the case may be, of this Agreement, and the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision.

2.                                      Registration Under the Securities Act.

(a)                                 The Company shall, no later than the Filing Deadline, file with the Commission a shelf Registration Statement on Form S-1 or such other form under the Securities Act then available to the Company (a “Shelf Registration Statement”) relating to the offer and sale of the Registrable Securities by the Holders from time to time pursuant to Rule 415 in accordance with the methods of distribution elected by such Holders holding a majority of the Registrable Securities and set forth in such Shelf Registration Statement (such date, the “Filing Date”) and, thereafter, shall use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as soon as practicable after the initial filing thereof, but no later than 90 calendar days following the Filing Date; provided, however, that the Company may, upon written notice to all Holders, postpone having the Shelf Registration Statement declared effective for a reasonable period not to exceed 90 days if the Company possesses material non-public information, the disclosure of which would have a material adverse effect on the Company and its subsidiaries taken as a whole.  The Company agrees to use commercially reasonable efforts to keep such Shelf Registration Statement continuously effective for a period ending on the earlier of (i) the first anniversary of the Effective Time, (ii) such time as all of the Registrable Securities are eligible for sale without any volume or manner of sale restrictions pursuant to Rule 144 (or any successor or analogous rule) under the Securities Act, or (iii) such time as there are no longer any Registrable Securities outstanding; provided, however, that if the Company has an effective Shelf Registration Statement on Form S-1 under the Securities Act and becomes eligible to use Form S-3 or such other short-form registration statement form under the Securities Act, the Company may, upon 30 Business Days prior written notice to all Holders, register any Registrable Securities registered but not yet distributed under the effective Shelf Registration Statement on such a short-form Shelf Registration Statement and, once the short-form Shelf Registration Statement is declared effective, de-register such shares under the previous Registration Statement or transfer the filing fees from the previous Registration Statement (such transfer pursuant to Rule 429, if applicable) unless any Holder registered under the initial Shelf Registration Statement notifies the Company within 15 Business Days of receipt of the Company notice that such a registration under a new Registration Statement and de-registration of the initial Shelf Registration Statement would interfere with its distribution of Registrable Securities already in progress, in which case the Company shall delay the effectiveness of the short-form Registration Statement and termination of the then-effective initial Registration Statement or any short-form Registration Statement for the period necessary to complete such distribution and no more than 45 days from the date that the Company receives the notice from such Holders requesting a delay.  Any Shelf Registration Statement shall provide for the resale from time to time and pursuant to any method or combination of methods legally available (including, without limitation, an Underwritten Offering, a direct sale to purchasers or a sale through brokers or agents, which may include sales over the internet) by the Holders of any and all Registrable Securities.

(b)                                 If the Company proposes to file a registration statement on Form S-1 or such other form under the Securities Act providing for the initial public offering of its shares of Common Stock (the “IPO Registration Statement”), the Company will notify each Holder in writing of the proposed filing and afford each Holder an opportunity to include in the IPO Registration Statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in the IPO Registration Statement all or part of the Registrable Securities held by such Holder shall, within 20 days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in the IPO Registration Statement. Any election by any Holder to include any Registrable Securities in the IPO Registration Statement will not affect the inclusion of such Registrable Securities in the Shelf Registration Statement until such Registrable Securities have been sold under the IPO Registration Statement; provided, however, that at such time of sale, the Company shall have the right to de-register from the Shelf Registration Statement the Registrable Securities sold pursuant to the IPO Registration Statement.

(i)                                     The Company shall have the right to terminate or withdraw the IPO Registration Statement initiated by it and referred to in this Section 2(b) prior to the effectiveness of such registration whether or not any Holder has elected to include

Registrable Securities in such registration; provided, however, the Company must provide each Holder that elected to include any Registrable Securities in such IPO Registration Statement prompt written notice of such termination or withdrawal.

(ii)                                  In the event the IPO Registration Statement is not declared effective within 90 days following the initial filing of the IPO Registration Statement, unless a road show for the Underwritten Offering pursuant to the IPO Registration Statement is actually in progress at such time, the Company shall promptly provide a new written notice to all Holders giving them another opportunity to elect to include Registrable Securities in the pending IPO Registration Statement.  Each Holder receiving such notice shall have the same election rights afforded such Holder as described in clause (b) above.

(iii)                               The Company shall have the sole right to select the managing underwriter(s) for its initial public offering, regardless of whether any Registrable Securities are included in the IPO Registration Statement or otherwise.

(iv)                              The Company’s obligation to file the Shelf Registration Statement pursuant to Section 2(a) hereof shall not be affected by the filing or effectiveness of the IPO Registration Statement.

(v)                                 The Company shall advise all Holders of the underwriter for the Underwritten Offering proposed under the IPO Registration Statement.  The right of any such Holder’s Registrable Securities to be included in the IPO Registration Statement pursuant to Section 2(b) shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter(s) selected for such underwriting and complete and execute any questionnaires, powers of attorney, indemnities, lock-up agreements, custody agreements, securities escrow agreements and other documents, including opinions of counsel, reasonably required under the terms of such underwriting, and furnish to the Company such information as the Company may reasonably request in writing for inclusion in the Registration Statement; provided, however, that no Holder shall be required to make any representations, warranties or indemnities to or agreements with the Company or the underwriters other than representations, warranties, indemnities or agreements regarding such Holder and such Holder’s intended method of distribution and other representations required by law or reasonably and customarily requested by the underwriters from selling shareholders; provided, further, that no Holder shall be required to make any representation or warranty or any agreement that is more extensive or burdensome than those made by other shareholders. The IPO Registration Statement shall include all Registrable Securities requested by the Holders to be included therein in accordance with Section 2(b). Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation on the number of shares to be included, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the IPO Registration Statement and Underwritten Offering, and any shares included in such IPO Registration Statement and Underwritten Offering shall be allocated first, to the Company, and second, to each of the Holders requesting inclusion of their Registrable Securities in such IPO Registration Statement and to other holders having comparable registration rights (on a pro rata basis based on the total number of Registrable Securities then held by each such Holder or holder who is requesting inclusion).

(vi)                              By electing to include the Registrable Securities in the IPO Registration Statement, the Holder of such Registrable Securities shall be deemed to have agreed not to effect any public sale or distribution of Securities of the Company of the same or similar class or classes of the Securities included in the IPO Registration Statement or any Securities convertible into or exchangeable or exercisable for such Securities, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act, during such periods as reasonably requested (but in no event for a period longer than 60 days prior to and 180 days following the effective date of the IPO Registration Statement) by the representatives of the underwriters, if an Underwritten Offering, or by the Company in any other registration.

(vii)                           If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter(s), delivered at least five Business Days prior to the effective date of the IPO Registration Statement.  Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c)                                  Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act pursuant to a right to demand such registration (a “Demand Right”) by any of the Company’s stockholders (other than (i) in connection with registrations on Form S-4 or S-8 promulgated by the Commission or any successor forms or (ii) a registration relating solely to employment benefit plans) and the registration form to be used for such Demand Right may be used for the registration of the shares of Common Stock purchased in the Private Placement and held by the Investors (a “Piggyback Registration”), the Company shall give prompt written notice to all Investors who own Common Stock purchased in the Private Placement of its intention to effect such a registration and, subject to the terms of such Demand Right, shall include in such registration (and in all related registrations or qualifications under blue sky laws or in compliance with other registration requirements and in any related underwriting) all shares of Common Stock purchased in the Private Placement and held by the Investors with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company’s notice.  Notwithstanding the foregoing, if a Piggyback Registration is an underwritten secondary registration and the managing underwriters advise the Company in writing that, in their opinion, the number of securities requested to be included in such registration exceeds the number of securities that can be reasonably sold in such offering, then, if it will not adversely affect the marketability of the offering or the price range of such offering, the Company shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration pursuant to a Demand Right, and (ii) second, the shares of Common Stock purchased in the Private Placement held by Investors requested to be included in such registration, pro rata among the Investors on the basis of the number of shares of Common Stock that were purchased in the Private Placement so requested to be included therein owned by each such Investor.

(d)                                 The Company represents and agrees that, unless it obtains the prior consent of the Holders or the consent of the managing underwriter(s) in connection with any Underwritten Offering of Registrable Securities, and each Holder represents and agrees that, unless it obtains the prior consent of the Company and any such underwriter, it will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 (an “Issuer Free Writing Prospectus”), or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  The Company represents that any Issuer Free Writing Prospectus will not include any information that conflicts with the information contained in any Registration Statement or the related Prospectus, and any Issuer Free Writing Prospectus, when taken together with the information in such Registration Statement and the related Prospectus, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e)                                  The Company may suspend the use of the Prospectus for a period not to exceed 30 days in any 90 day period or an aggregate of 90 days in any 12 month period (such period, a “Suspension Period”) if the Board of Directors of the Company shall have determined in good faith that because of valid business reasons (not including avoidance of the Company’s obligations hereunder), including the acquisition or divestiture of assets, pending corporate developments and similar events, it is in the best interests of the Company to suspend such use, and prior to suspending such use the Company provides the Holders with written notice of such suspension, which notice need not specify the nature of the event giving rise to such suspension.

3.                                      Registration Procedures.

In connection with a Registration Statement, the following provisions shall apply:

(a)                                 The Company shall furnish to each Holder, prior to the filing thereof with the Commission, a copy of the Registration Statement, and shall furnish to such Holders, prior to the filing thereof with the Commission, copies of each amendment thereto and each amendment or supplement, if any, to the Prospectus included therein, and shall use its commercially reasonable efforts to reflect in each such document, at the Effective Time or when so filed with the Commission, as the case may be, such comments as such Holders and their respective counsel reasonably may propose.

(b)                                 The Company shall promptly take such action as may be necessary so that (i) each of the Registration Statement and any amendment thereto and the Prospectus forming a part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case) complies with the Securities Act and the respective rules and regulations thereunder, (ii) each of the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) each of the Prospectus forming a part of the Registration Statement, and any amendment or supplement to such Prospectus, does not at any time during the period of effectiveness related to such Registration Statement include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)                                  The Company shall promptly advise each Holder, and shall confirm such advice in writing if so requested by any such Holder:

(i)                                     when a Registration Statement or any post-effective amendment thereto has become effective;

(ii)                                  of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus included therein or for additional information;

(iii)                               of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;

(iv)                              of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities included in the Registration Statement for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

(v)                                 of the occurrence of any event or the existence of any state of facts that requires the making of any changes in the Registration Statement or the Prospectus included therein so that, as of such date, such Registration Statement and Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to such Holders to suspend the use of the Prospectus until the requisite changes have been made).

(d)                                 The Company shall use its commercially reasonable efforts to prevent the issuance, and if issued to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Registration Statement and to notify each Holder of the issuance of such order and the resolution thereof.

(e)                                  The Company shall furnish to each Holder, without charge, at least one copy of the Registration Statement and all post-effective amendments thereto, including financial statements and schedules, and, if such Holder so requests in writing, all reports, other documents and exhibits that are filed with or incorporated by reference in the Registration Statement.

(f)                                   The Company shall, during the period of effectiveness related to a Registration Statement, deliver to each Holder, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in the Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents (except during the Suspension Periods or during the continuance of any event or the existence of any state of facts described in Section 3(c)(v) above) to the use of the Prospectus and any amendment or supplement thereto by each of the Holders in connection with the offering and sale of the Registrable Securities covered by the Prospectus and any amendment or supplement thereto during the period of effectiveness related to such Registration Statement.

(g)                                  Prior to any offering of Registrable Securities pursuant to the Registration Statement, the Company shall use commercially reasonable efforts to (i) register or qualify or cooperate with the Holders and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions within the United States as any Holder may reasonably request, (ii) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers and sales in such jurisdictions for so long as may be necessary to enable any Holder or underwriter, if any, to complete its distribution of Registrable Securities pursuant to the Registration Statement, and (iii) take any and all other actions necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities; provided, however, that in no event shall the Company be obligated to (A) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Section 3(g) or (B) file any general consent to service of process or subject to taxation in any jurisdiction where it is not as of the date hereof so subject.

(h)                                 Unless any Registrable Securities shall be in book-entry only form, the Company shall cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to the Registration Statement, which certificates, if so required by any securities exchange upon which any Registrable Securities are listed, shall be penned, lithographed or engraved, or produced by any combination of such methods, on steel engraved borders, and which certificates shall be free of any restrictive legends and in such permitted denominations and registered in such names as Holders may request in connection with the sale of Registrable Securities pursuant to the Registration Statement.

(i)                                     Upon the occurrence of any event or the existence of any state of facts contemplated by Section 3(c)(v) above, the Company shall use its commercially reasonable efforts to promptly prepare a post-effective amendment to any Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  If the Company notifies the Holders of the occurrence of any event or the existence of any state of facts contemplated by Section 3(c)(v) above, the Holder shall suspend the use of the Prospectus until the requisite changes to the Prospectus have been made.

(j)                                    Use its commercially reasonable efforts (including, without limitation, seeking to cure any deficiencies cited by the exchange or market in the Company’s listing or inclusion application) to list or include all Registrable Securities on the New York Stock Exchange or The Nasdaq Stock Market.

(k)                                 Not later than the Effective Time of the Registration Statement, the Company shall provide a CUSIP number for the Registrable Securities.

(l)                                     The Company shall use its commercially reasonable efforts to comply with all applicable Securities Act rules and regulations, and to make generally available to its securityholders as soon as practicable, but in any event not later than 18 months after (i) the effective date (as defined in Rule 158(c) under the Securities Act) of the Registration Statement, (ii) the effective date of each post-effective amendment to the Registration Statement, and (iii) the date of each filing by the Company of an Annual Report on Form 10-K that is incorporated by reference in the Registration Statement, an earning statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

(m)                             In the event of an Underwritten Offering, the Company shall, if requested, promptly include or incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the managing underwriter(s) reasonably agree(s) should be included therein and to which the Company does not reasonably object and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after it is notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment.

(n)                                 The Company shall enter into such customary agreements (including in the case of an Underwritten Offering, an underwriting agreement in customary form) and take all other appropriate action in order to expedite and facilitate the registration and disposition of the Registrable Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures substantially identical to those set forth in Section 6 hereof with respect to all parties to be indemnified pursuant to Section 6 hereof.

(o)                                 The Company shall:

(i)                                     (A) make reasonably available for inspection by the Holders, any underwriter participating in any disposition pursuant to the Registration Statement, and any attorney, accountant or other agent retained by such Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and (B) cause the Company’s officers, directors and employees to supply all information reasonably requested by such Holders or any such underwriter, attorney, accountant or agent in connection with the Registration Statement, in each case, as is customary for similar due diligence examinations; provided, however, that all records, information and documents that are designated in writing by the Company, in good faith, as confidential shall be kept confidential by such Holders and any such underwriter, attorney, accountant or agent, and, in the sole discretion of the Company, the Company may require the execution of a confidentiality agreement prior to such disclosure, unless such disclosure is made in connection with a court proceeding or required by law, or such records, information or documents become available to the public generally or through a third party without an accompanying obligation of confidentiality; and provided further  that, if the foregoing inspection and information gathering would otherwise disrupt the Company’s conduct of its business, such inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of the Holders and the other parties entitled thereto by one counsel designated by and on behalf of the Holders and other parties;

(ii)                                  in connection with any Underwritten Offering, make such representations and warranties to the Holders participating in such Underwritten Offering and to the managing underwriter(s), in form, substance and scope as are customarily made by the Company to underwriters in primary underwritten offerings of equity securities;

(iii)                               in connection with any Underwritten Offering conducted, use commercially reasonable efforts to obtain opinions of counsel to the Company (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter(s)) addressed to each Holder participating in such Underwritten Offering and the underwriters, covering such matters as are customarily covered in opinions requested in primary underwritten offerings of equity securities and such other matters as may be reasonably requested by such Holders and underwriters;

(iv)                              in connection with any Underwritten Offering conducted, use commercially reasonable efforts to obtain “cold comfort” letters and updates thereof from the independent public accountants of the Company (and, if necessary, from the independent public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each Holder participating in such Underwritten Offering (if such Holder has provided such letter, representations or documentation, if any, required for such cold comfort letter to be so addressed) and the underwriters, in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with primary underwritten offerings; and

(v)                                 in connection with any Underwritten Offering, use commercially reasonable efforts to deliver such documents and certificates as may be reasonably requested by any Holders participating in such Underwritten Offering and the managing underwriter(s), if any, including, without limitation, certificates to evidence compliance with Section 3(h) hereof and with any conditions contained in the underwriting agreement or other agreements entered into by the Company.

(p)                                 The Company will use commercially reasonable efforts to cause the Securities to be listed on a national securities exchange on or prior to the Effective Time of the Registration Statement hereunder.

(q)                                 With respect to any Underwritten Offering, the Company shall use commercially reasonable efforts to cause the appropriate officers of the Company to prepare and make presentations at any “road shows” and before analysts, as the case may be, and otherwise use its commercially reasonable efforts to cooperate as reasonably requested by the Holders and the underwriters in the offering, marketing or selling of the Registrable Securities.

(r)                                    In the case of an Underwritten Offering, the Company shall use its commercially reasonable efforts to cooperate and assist in any filings required to be made with the FINRA and in the performance of any due diligence investigation by any underwriter that is required to be undertaken in accordance with the rules and regulations of the FINRA.

(s)                                   The Company shall use commercially reasonable efforts to take all other steps necessary to effect the registration, offering and sale of the Registrable Securities covered by the Registration Statement contemplated hereby.

(t)                                    If the Company grants registration rights to any investor, except for registration rights granted to an investor that is, together with its affiliates, purchasing at least 10% of the Company’s total equity outstanding immediately after giving effect to the issuance of securities in the Private Placement, that are more favorable to such investor than the registration rights provided herein for the benefit of the Holders, the Company will use reasonable efforts to extend such rights to the Holders of Registrable Securities on the same basis granted to such other investors.

4.                                      Registration Under the Exchange Act.

On or before the Filing Deadline, if the Company has not filed a Registration Statement and the Company is not otherwise subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file a registration statement on Form 10, or any successor form thereto (the “Form 10”), with the Commission, to register the Registrable Securities under Section 12 of the Exchange Act.  The Company shall use its commercially reasonable efforts to cause such Form 10 to be declared effective as soon as practicable after the initial filing thereof. The Company shall pay the costs and expenses related to its preparation of the Form 10 and the filing and effectiveness thereof.  The Company shall use its commercially reasonable efforts (including without limitation, seeking to cure any deficiencies cited by the exchange or market in the Company’s listing or inclusion application) to list or include all Registrable Securities on the New York Stock Exchange or The Nasdaq Stock Market

5.                                      Registration Expenses.

The Company agrees to bear and to pay or cause to be paid promptly all expenses incident to the Company’s performance of or compliance with this Agreement (including all such expenses relating to a registration statement pursuant to a Demand Right) including (a) all Commission and any FINRA registration, filing and review fees (including, if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in Rule 2720 of FINRA, and of its counsel), (b) all fees and expenses in connection with the qualification of the Registrable Securities for offering and sale under the State securities and blue sky laws referred to in Section 3(g) and determination of their eligibility for investment under the laws of such jurisdictions as the Holders may designate, including any reasonable fees and disbursements of counsel in connection with such qualification and determination, (c) all expenses relating to the preparation, printing, production, distribution and reproduction of each registration statement required to be filed hereunder, each prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, the expenses of preparing the Securities for delivery and the expenses of printing or producing any selling agreements and blue sky or legal investment memoranda and all other documents in connection with the offering, sale or delivery of Securities to be disposed of (including certificates representing the Securities), (d) messenger, telephone and delivery expenses relating to the offering, sale or delivery of Securities and the preparation of documents referred in clause (c) above, (e) internal expenses of the Company (including all salaries and expenses of the Company’s officers and employees performing legal or accounting duties), (f) reasonable fees, disbursements and expenses of counsel and independent certified public accountants of the Company, (g) reasonable fees, disbursements and expenses of one counsel for the Holders retained in connection with any Registration Statement, as selected by the Holders of at least a majority of the Registrable Securities held by Holders (which counsel shall be reasonably satisfactory to the Company), (h) any fees charged by securities rating services for rating the Registrable Securities, as applicable, and (i) fees, expenses and disbursements of any other persons, including special experts, retained by the Company in connection with such registration (collectively, the “Registration Expenses”). Notwithstanding the foregoing, each Holder of the Registrable Securities being registered shall pay its portion of all agency fees and commissions and underwriting discounts and commissions, if any, and transfer taxes, if any, attributable to the sale of such Registrable Securities, and the fees and disbursements of any counsel or other advisors or experts retained by such Holders (severally or jointly), other than the counsel and experts specifically referred to above.

6.                                      Indemnification and Contribution.

(a)                                 The Company will indemnify and hold harmless each of the Holders of Registrable Securities included in a Registration Statement (and any of such Holders’ officers, directors, employees, managers, members, partners and agents and each person who controls such Holder) against any losses, claims, damages, liabilities or expenses, joint or several, to which such Holder or other indemnified person may become subject under the Securities Act or otherwise (collectively, “Claims”), insofar as such Claims arise out of, relate to, or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act, or any preliminary, final or summary prospectus (including, without limitation, any Issuer Free Writing Prospectus) contained therein or furnished by the Company to any such Holder, or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities; and will reimburse each such Holder for any and all legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such person in any such case to the extent that any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, or preliminary, final or summary prospectus (including, without limitation, any Issuer Free Writing Prospectus), or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such person expressly for use therein.

(b)                                 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder agrees, severally and not jointly, to (i) indemnify and hold harmless the Company and all other Holders of Registrable Securities included in such Registration Statement (and any of such Holders’ officers, directors, employees, managers, members, partners and agents and each person who controls such Holder), against any losses, claims, damages or liabilities to which the Company or such other Holders or other indemnified person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such registration statement, or any preliminary, final or summary prospectus (including, without limitation, any Issuer Free Writing Prospectus) contained therein or furnished by the Company to any Holder, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use therein, and (ii) reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that no such Holder shall be required to undertake liability to any person under this Section 6(b) for any amounts in excess of the dollar amount of the proceeds to be received by such Holder from the sale of such Holder’s Registrable Securities pursuant to such registration.  If a Holder’s Registrable Securities are registered in an Underwritten Offering, such Holder shall be required to agree to such indemnification provisions as may reasonably be required by the underwriter in connection with such Underwritten Offering and as are customary in such offerings.

(c)                                  Promptly after receipt by an indemnified party under subsection (a) or (b) above of written notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party pursuant to the indemnification provisions of or contemplated by this Section 6, notify such indemnifying party in writing of the commencement of such action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under the indemnification provisions of or contemplated by Section 6(a) or Section 6(b), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the prior written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 If for any reason the indemnification provisions contemplated by Section 6(a) or Section 6(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Holders agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no Holder shall be required to contribute any amount in excess of the amount by which the dollar amount of the proceeds received by such Holder from the sale of any Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Holders’ obligations in this Section 6(d) to contribute shall be several in proportion to the principal amount of Registrable Securities registered by them and not joint.

(e)                                  The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, manager, member, partner and agent of, each Holder, and each person, if any, who controls any of the foregoing within the meaning of the Securities Act; and the obligations of the Holders contemplated by this Section 6 shall be in addition to any liability which the respective Holder may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee and agent of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act, as well as to each officer, director, employee, manager, member, partner and agent of the other Holders and to each person, if any, who controls such other Holders within the meaning of the Securities Act.

7.                                    Rule 144.

With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

(a)                                 use commercially reasonable efforts to make and keep current public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first Registration Statement filed by the Company for an offering of its securities to the general public;

(b)                                 use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

(c)                                  so long as a Holder owns any Registrable Securities, if the Company is not required to file reports and other documents under the Securities Act and the Exchange Act, it will make available other information as required by, and so long as necessary to permit sales of Registrable Securities pursuant to Rule 144 and, in any event, shall make available (either by mailing a copy thereof, by posting on the Company’s website, by press release or by such other means that the Company reasonably believes to be a reliable means of communication) to each Holder a copy of:

(i)                                     the Company’s annual consolidated financial statements (including at least balance sheets, statements of profit and loss, statements of stockholders’ equity and statements of cash flows) prepared in accordance with generally accepted accounting principles in the United States, accompanied by an audit report of the Company’s independent auditors, no later than ninety (90) days after the end of each fiscal year of the Company;

(ii)                                  the Company’s unaudited quarterly financial statements (including at least balance sheets, statements of profit and loss, statements of stockholders’ equity and statements of cash flows) prepared in a manner consistent with the preparation of the Company’s annual financial statements, no later than 45 days after the end of each fiscal quarter of the Company; and

(iii)                               any other information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act; and

(d)                                 at any time after it has become subject to the reporting requirements of the Exchange Act, so long as a Holder owns any Registrable Securities, to furnish to each such Holder promptly upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after 90 days following the effective date of the first Registration Statement filed by the Company for an offering of its securities to the general public), the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company, and to take such further actions, as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such Registrable Securities without registration.

8.                                      Termination of the Company’s Obligation.

The Company shall have no obligation pursuant to this Agreement with respect to any Registrable Securities proposed to be sold by a Holder in a registration under the Securities Act pursuant to this Agreement if all Registrable Securities may be sold without registration under the Securities Act; provided however, that this Section 8 shall not effect the rights of an Investor pursuant to Section 2(c) hereof.

9.                                      Miscellaneous.

(a)                                 The Company represents, warrants, covenants and agrees that, except for registration rights granted to an investor that is, together with its affiliates, purchasing at least 10% of the Company’s total equity outstanding immediately after giving effect to the issuance of securities in the Private Placement, it has not granted registration rights with respect to Registrable Securities or Securities, as applicable, or any other securities which would be inconsistent with the terms contained in this Agreement.

(b)                                 The Company acknowledges that there would be no adequate remedy at law if the Company fails to perform any of its obligations hereunder and that the Holders from time to time of the Registrable Securities may be irreparably harmed by any such failure, and accordingly agree that such Holders, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of the Company under this Agreement in accordance with the terms and conditions of this Agreement. Time shall be of the essence in this Agreement.

(c)                                  All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, if delivered personally, by facsimile or by courier, or three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested) as follows: If to the Company, to it at 2301 W. Big Beaver Road, Suite 525, Troy, Michigan 48084, and if to a Holder, to the address of such Holder set forth in the security register or other records of the Company, or to such other address as the Company or any such Holder may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

(d)                                 All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the Company, the Holders from time to time of the Registrable Securities and the respective successors and assigns of the foregoing.  In the event that any transferee of any Holder of Registrable Securities shall acquire Registrable Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be deemed a beneficiary hereof for all purposes and such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such transferee shall be entitled to receive the benefits of, and be conclusively deemed to have agreed to be bound by all of the applicable terms and provisions of this Agreement.  If the Company shall so request, any Holder and any such successor, assign or transferee shall agree in writing to acquire and hold the Registrable Securities subject to all of the applicable terms hereof.

(e)                                  The respective indemnities, agreements, representations, warranties and each other provision set forth in this Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of any Holder of Registrable Securities, any director, officer or partner of such Holder, or any controlling person of any of the foregoing, and shall survive the transfer and registration of Registrable Securities by such Holder.

(f)                                   This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each of the Company and the Holders hereby irrevocably submits to the jurisdiction of any state court in the State of New York or any federal court sitting in New York in respect of any proceeding arising out of or relating to this Agreement, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  Each of the Company and the Holders irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in any such court and any claim that any such proceeding brought in any such court has been brought in an inconvenient forum.

(g)                                  The descriptive headings of the several Sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

(h)                                 This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the Company and the Holders with respect to its subject matter.  This Agreement supersedes all prior agreements and understandings between the Company and the Holders with respect to its subject matter. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by the Company and the Holders of at least a majority in aggregate amount of the Registrable Securities at the time outstanding.  Each Holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment or waiver effected pursuant to this Section 9(h), whether or not any notice, writing or marking indicating such amendment or waiver appears on such Registrable Securities or is delivered to such Holder.

(i)                                     If any provision of this Agreement, or the application thereof in any circumstance, is held to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of such provision in every other respect and of the remaining provisions contained in this Agreement shall not be affected or impaired thereby.

(j)                                    Each of the Company and the Holders irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement and the transactions contemplated hereby.

[SIGNATURE APPEARS ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Company has executed this Agreement as of the date first above written.

FIRST MICHIGAN BANCORP, INC.

By:
Name:
Title:

EXHIBIT C

ESCROW AGREEMENT

This ESCROW AGREEMENT, dated as of this 29th day of March 2010 (this “Agreement”), is by and among First Michigan Bancorp, Inc., a Michigan corporation (the “Company”), American Stock Transfer & Trust Company, LLC, a New York banking association organized under the laws of the State of New York (the “Agent”), and, only for purposes of Section 3.10, WLR Recovery Fund IV, L.P. and WLR IV Parallel ESC, L.P. (together with WLR Recovery Fund IV, L.P., the “WLR Funds”).

W I T N E S S E T H:

WHEREAS, the Company is conducting a private placement (the “Private Placement”) of its common stock, par value $1.00 per share (the “Common Shares”), which Private Placement may, in the event it is required by a governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company to consummate the transaction, include the issuance of non-voting common stock of the Company, to certain investors (individually, an “Investor,” and collectively, including the WLR Funds, the “Investors”) that is being conducted pursuant to Section 4(2) of the Securities Act of 1933 (the “1933 Act”) and Rule 506 of Regulation D, as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the 1933 Act;

WHEREAS, the Company proposes to engage the Agent for the purpose of receiving, depositing and holding in a segregated interest-bearing account all funds (the “Proceeds”) received from the Investors in connection with the sale of the Common Shares by the Company until such time as such funds are to be released to the Company or returned to the Investors in accordance with the terms of this Agreement; and

WHEREAS, the Agent has agreed to serve as the escrow agent in connection with the proposed subscription and sale of the Common Shares.

NOW, THEREFORE, in consideration of the mutual promises herein contained and intending to be legally bound, the parties hereby agree as follows:

1.                                    Appointment of Agent.

The Company hereby appoints the Agent as the escrow agent in accordance with the terms and conditions set forth herein, and the Agent hereby accepts such appointment.

2.                                    Establishment of Escrow Account; Deposits.

2.1                             The Agent shall promptly cause to be opened a fully segregated interest-bearing escrow account, which escrow account shall be entitled First Michigan Bancorp, Inc. Escrow Account (the “Escrow Account”), for the purpose of holding in trust all Proceeds from Investors in the Private Placement.  The Proceeds will be segregated, and account balances kept, on an individual Investor basis.  In accordance with, and subject to the terms and conditions of the respective Stock Subscription Agreements entered into by and between the

Company and the Investors, each Investor shall remit the amount to be deposited by such Investor to the Escrow Account, as provided in such Investor’s Stock Subscription Agreement (the “Applicable Subscription Agreement”), in the form of wire transfers to the Agent.  All such wire transfers forwarded to the Agent shall be accompanied by a copy of the Applicable Subscription Agreement, which will contain written information identifying such Investor, the Investor’s full legal name, social security or tax identification number, and current street address and will also include wire transfer instructions pursuant to which the Agent may return escrowed funds, if applicable.  All Stock Subscription Agreements shall be mailed by the Company directly to the Agent, or transmitted by facsimile at (718) 765-8758, Attention: Alan Finn. Wire transfers to the Escrow Account shall be made in federal funds transferred as follows:

J.P. Morgan Chase
55 Water Street
New York, New York
Account Name: American Stock Transfer & Trust Company, LLC
For further credit to First Michigan Bancorp, Inc. Escrow Account
ABA:
A/C:

All Proceeds received by the Agent are subject to clearance time, and the funds represented thereby cannot be drawn until such time as the same constitutes good and collected funds.  The Agent will provide an executed receipt, in substantially the form attached hereto as Exhibit A, upon the request of any Investor.  If requested by an Investor, the Agent will deliver such receipt on the same day the Proceeds are received by the Agent from such Investor.

2.2                             All Proceeds received by the Agent pursuant to the terms of this Agreement shall be invested by the Agent in money market mutual funds investing in treasuries or government-backed securities, unless otherwise directed in writing by the Company; provided, however, that the Proceeds attributable to any Investor shall not be invested in other than money market mutual funds investing in treasuries or government-backed securities unless the Company presents to the Agent such Investor’s consent in writing to such alternative investment.

3.                                    Procedure for Disbursement from the Escrow Account.

3.1                             The Proceeds held in the Escrow Account, plus all earnings, interest and income thereon (the “Escrow Earnings”), shall be subject to, and distributed in accordance with, the provisions below. Until such time as the Proceeds are distributed to the Company in accordance with Section 3.3 below, the Company shall not be entitled to, nor have any rights, interest or claims to, any of the Proceeds held in the Escrow Account.  As set forth in paragraph 3.4, the Company is not entitled to, and does not have any rights, interest or claims to, certain of the Escrow Earnings.

3.2                             The Company may accept the Proceeds attributable to any Investor, or a portion thereof, in a closing (with respect to such Investor, the “Closing”) in accordance with

Section 3.3 and the Applicable Subscription Agreement. The time of the Closing shall be 10:00 a.m., Eastern Time (or such later time agreed to by the Company and such Investor), on the date agreed to by the Company and such Investor (the “Closing Date”).

3.3                             On the Closing Date with respect to any Investor, the Company shall provide written instructions to the Agent, with, upon the request of an Investor, a copy to such Investor: (i) confirming that the conditions to the Closing set forth in the Applicable Subscription Agreement have been satisfied or waived; and (ii) instructing the Agent to remit to the Company in immediately available funds all, or a portion of, the Proceeds related to the Closing (as determined in accordance with the Applicable Subscription Agreement), after the payment of fees and expenses due and payable to certain third parties as designated and approved by the Company, including the Agent’s compensation as set forth in Exhibit B hereto. Upon receipt of such written instruction from the Company, which instructions shall include the Escrow Earnings to be received by the Investor (the total amount of which shall be provided by the Agent to the Company and calculated by the Company), the Agent shall remit to the Company in immediately available funds such Proceeds related to the Closing and Escrow Earnings, if applicable, after the payment of the fees and expenses due and payable to the third parties referenced in the preceding sentence, and such written instructions from the Company shall include wire instructions, and the amount of the fees and expenses, for each of such third parties. The Agent will remit any remaining Proceeds and Escrow Earnings to each Investor, as applicable. The Agent will make the deliveries on the Closing Date.  The Agent will notify the Company and Oppenheimer & Co. Inc., the Company’s placement agent (the “Placement Agent”), in writing, of any problems with such delivery.

3.4                             Pursuant to their respective Stock Subscription Agreements, certain Investors are each depositing Proceeds in the amount of $2 million or more and, pursuant to their Stock Subscription Agreements, under certain circumstances, such Investors have the right to receive a return of all or any portion of their Proceeds, and in all circumstances are entitled to the return of all Escrow Earnings on the amounts deposited by such Investors into the Escrow Account. As a result, after any such Investor demands from the Company in writing a return of all or any portion of its Proceeds plus Escrow Earnings thereon pursuant to such Investor’s Applicable Subscription Agreement, the Company shall instruct in writing (with, upon the written request of an Investor, a copy to such Investor), which instructions shall include the Escrow Earnings to be received by the Investor (the total amount of which shall be provided by the Agent to the Company and calculated by the Company), the Agent to return by wire transfer to such Investor such Proceeds and Escrow Earnings.  The Agent shall notify the Company and the Placement Agent in writing of the distribution of such funds to such Investor. Provided that the information has been provided to the Agent pursuant to Section 3.9 hereto, the Agent shall return to such Investor the Proceeds and the Escrow Earnings thereon as set forth in the Company’s instructions no later than the second business day after receipt of such instructions. No Investor shall demand the return of any Proceeds unless entitled to a return of such Proceeds pursuant to the terms of such Investor’s Stock Subscription Agreement.

3.5                             As soon as practicable after the date upon which the Company gives notice to the Agent that any Stock Subscription Agreement has been terminated (the

“Termination Date”), the Agent shall return by wire transfer to the Investor party to such Stock Subscription Agreement the amount of the Proceeds that were received by the Agent from such Investor, plus all Escrow Earnings thereon.  The Agent shall notify the Company and the Placement Agent in writing of the distribution of such funds to the Investors.  Provided that the information has been provided to the Agent pursuant to Section 3.9 hereto, the Agent shall return the Proceeds to the Investor no later than the second business day after the Termination Date.

3.6                             Any payments by the Agent to the Investors, or to persons (other than the Company) pursuant to the terms of this Agreement shall be made by wire transfer in accordance with the wire instructions in the Applicable Subscription Agreement.

3.7                             Any payments by the Agent to the Company pursuant to the terms of this Agreement shall be made by wire transfer in accordance with wire instructions delivered by the Company to the Agent.

3.8                             All amounts referred to herein are expressed in United States dollars and all payments by the Agent shall be made in United States dollars.

3.9                             Any payments of income from this Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes.  The Company or the Placement Agent will provide the Agent with appropriate W-9 forms for the Investors or W-8 forms for nonresident alien certifications.  It is understood that the Agent shall be responsible for income reporting only with respect to income earned on investment of funds that are a part of the Escrow Account balance and is not responsible for any other reporting.

3.10                      The parties hereby agree that, subject to the provisions set forth in this Section 3.10, in the event that the WLR Funds demand from the Agent in writing a return of all or any portion of their Proceeds plus Escrow Earnings thereon (the “WLR Notice”), with the Company’s confirmation (which may be by e-mail), the Escrow Agent shall return such Proceeds and Escrow Earnings to the WLR Funds no later than the second business day after receipt of the WLR Notice. For the avoidance of doubt, the WLR Funds shall not be permitted to demand the return of any Proceeds unless they are expressly entitled to a return of such Proceeds pursuant to the terms of their Stock Subscription Agreement.  The Agent further agrees that, notwithstanding anything to the contrary set forth in the Stock Subscription Agreements or herein, it shall not remit any Proceeds attributable to the WLR Funds or Escrow Earnings thereon to the Company, including pursuant to Section 3.3 of this Agreement, unless it first receives written confirmation (which may be by e-mail) from the WLR Funds that all conditions to their obligation to purchase the Common Shares, as set forth in Section 7 of their Stock Subscription Agreement, have been satisfied or waived by the WLR Funds. Notwithstanding anything to the contrary in this Agreement, the Company shall not be entitled to, and does not have any rights, interest or claims to, any of the Escrow Earnings on the Proceeds deposited by the WLR Funds into the Escrow Account, and all such Escrow Earnings shall be for the account of the WLR Funds.

4.                                    Exculpation and Indemnification of Agent.

4.1                             The Agent does not have any interest in the Proceeds deposited hereunder, but is serving as escrow holder only and having only possession of the Proceeds, plus all Escrow Earnings thereon, in its capacity as such.  The Agent shall have no duties or responsibilities other than those expressly set forth herein.  The Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act. The Agent shall be under no liability to the Company or any other party by reason of any failure on the part of any party hereto or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person’s obligations under any such document.

4.2                             The Agent shall not be liable to the Company or to any other party for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment except where it has been grossly negligent or has engaged in bad faith or willful misconduct.  The Agent shall be entitled to rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is reasonably believed by the Agent to be genuine and to be signed or presented by the proper person or persons.  The Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms thereof, unless evidenced by a writing delivered to the Agent signed by the proper party or parties and, if the duties or rights of the Agent are affected, unless it shall give its prior written consent thereto.  If the Agent is unsure as to any course of action to be taken hereunder, it may request instructions from the Company.  The Agent shall not be liable to any person and shall be held harmless and indemnified by the Company in relying on such instructions. In the event the Agent receives conflicting instructions, or no instructions after a request therefor, the Agent shall be fully protected in refraining from acting until such conflict is resolved or instructions provided to the satisfaction of the Agent.

4.3                             The Agent shall not be responsible for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of, any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Agent be responsible or liable to the Company or to anyone else in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document or property or this Agreement.  The Agent shall have no responsibility with respect to the use or application of any Proceeds or other property paid or delivered by the Agent pursuant to the provisions hereof.

4.4                             In the event of any dispute with respect to the Proceeds held in escrow by the Agent, the Agent shall be entitled to refuse to act until, in its sole discretion, such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Agent.

4.5                             The Agent shall be entitled to consult with legal counsel at the expense of the Company in the event that a question or dispute arises with regard to the construction of any of the provisions hereof, and shall incur no liability and shall be fully protected in acting in accordance with the advice or opinion of such counsel.  The Agent shall not be required to take any action which, in the Agent’s sole and absolute judgment, could involve it in expense or liability in excess of its fees and reimbursable expenses hereunder unless furnished with security and indemnity that it deems, in its sole and absolute discretion, to be satisfactory.

4.6                             The Agent shall, if applicable, withhold from any payment of monies held by it hereunder such amount as the Agent estimates to be sufficient to provide for the payment of any applicable taxes not yet paid, and may use the sum withheld for that purpose. The Agent shall be indemnified and held harmless against any liability for taxes and for any penalties or interest in respect of taxes, on such investment income or payments in the manner provided in Section 4.7.

4.7                             The Company shall indemnify and hold the Agent harmless from and against Expenses (as defined in Section 4.8), including reasonable counsel fees and disbursements, of any kind and nature whatsoever suffered by the Agent in connection with any action, suit or other proceeding involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Agent hereunder or the monies or other property held by it hereunder; provided, however, that such indemnification shall not extend to proven acts of gross negligence, willful misconduct or bad faith by the Agent.  Promptly after the receipt by the Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Agent shall, if a claim in respect thereof is to be made against the Company, notify the Company thereof in writing, but the failure by the Agent to give such notice shall not relieve the Company from any liability which the Company may have to the Agent hereunder. The terms of this Section 4.7 shall survive the termination of this Agreement and the resignation or removal of the Agent.

4.8                             For the purposes hereof, the term “Expenses” shall include any and all amounts assessed, paid or payable to satisfy any claim, action, suit, cost, loss, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the Agent, and all costs and expenses, including, but not limited to, reasonable counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.

4.9                             The Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

5.                                    Termination of Agreement and Resignation of Agent.

5.1                             This Agreement shall terminate on the release of all Proceeds, including the Escrow Earnings, held in escrow hereunder, provided that the rights of the Agent and the obligations of the other parties hereto under Sections 3.9, 4 and 6 shall survive the termination hereof.

5.2                             The Agent may resign at any time and be discharged from its duties as Agent hereunder by giving the Company at least 30 days’ notice thereof.  As soon as practicable after its resignation, the Agent shall turn over to a successor escrow agent appointed by the Company, all monies and property held hereunder (less such amount as the Agent is entitled to retain pursuant to Section 6) upon presentation of the document appointing the new escrow agent and its acceptance thereof.  If no new Agent is so appointed within the 30-day period following such notice of resignation, the Agent may deposit the aforesaid monies and property with any court it deems appropriate.  Section 3.9 shall survive the resignation of the Agent.

6.                                    Compensation of Agent.

For services rendered, the Agent shall receive the compensation set forth in Exhibit B hereto. The Agent shall also be entitled to reimbursement from the Company for all reasonable Expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, all reasonable counsel and advisors’ fees and disbursements and all reasonable taxes or other governmental charges.  Such compensation and reimbursement to the Agent by the Company shall be paid only from funds properly drawn by the Company pursuant to Section 3.3, or by funds otherwise available to the Company.

7.                                    Notices.

All notices, requests, demands and other communications provided for herein shall be in writing, shall be delivered by overnight courier providing a receipt of delivery or by facsimile, certified or registered mail, shall be deemed given when received and shall be addressed to the parties hereto at their respective addresses listed below or to such other persons or addresses as the relevant party shall designate as to itself from time to time in writing delivered in like manner.

If to the Company:

First Michigan Bancorp, Inc.
2301 W. Big Beaver Road, Suite 525
Troy, Michigan 48084
Telephone:                                 (248) 649-2301

Facsimile:                                       (248) 649-2305

Attention:                                       David T. Provost, President and Chief Executive Officer

with copies (for informational purposes only) to:

Nelson Mullins Riley & Scarborough LLP
Atlantic Station
201 17th Street, Suite 1700
Atlanta, Georgia 30363
Telephone:                                 (404) 322-6218
Facsimile:                                       (404) 322-6041
Attention:                                       J. Brennan Ryan, Esq.

If to the Agent:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, New York 11219
Facsimile:                                       (718) 765-8758
Email:                                                          afinn@amstock.com
Attention:                                       Alan G. Finn

If to the WLR Funds:

WLR Recovery Fund IV, L.P.
WLR IV Parallel ESC, L.P.
c/o W.L. Ross & Co. LLC
1166 Avenue of the Americas
New York, NY 10036
Telephone:                                 (212) 826-2042
Facsimile:                                       (212) 278-9645
Email:                                                          Mgibbons@wlross.com
Attention:                                       Michael Gibbons, Chief Financial Officer

with copies (for informational purposes only) to:

W.L. Ross & Co. LLC
1166 Avenue of the Americas
New York, NY 10036
Telephone:                                 (212) 278-9821
Facsimile:                                       (212) 278-9811
Email:                                                          Ben_Gruder@invesco.com
Attention:                                       Benjamin Gruder, Esq.

and

Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, NY 10036
Telephone:                                 (212) 735-2697
Facsimile:                                       (917) 777-2697
Email:                                                          david.ingles@skadden.com
Attention:                                       David C. Ingles, Esq.

8.                                    Further Assurances.

From time to time on and after the date hereof, the Company shall deliver or cause to be delivered to the Agent such further documents and instruments and shall do and cause to be done such further acts as the Agent shall reasonably request (it being understood that the Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

9.                                    Governing Law and Consent to Service of Process.

This Agreement shall be interpreted, construed, enforced and administered in accordance with the internal substantive laws of the State of New York.  The Company and the Agent hereby irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to each of the parties at its address for purposes of notices hereunder, and such service shall be deemed completed ten (10) calendar days after the same is so mailed.

10.                             Miscellaneous.

10.1                      This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing such instrument to be drafted.  The terms “hereby,” “hereof,” “hereto,” “hereunder” and any similar terms, as used in this Agreement, refer to the Agreement in its entirety and not only to the particular portion of this Agreement where the term is used.  The word “person” shall mean any natural person, partnership, company, government and any other form of business or legal entity.  All words or terms used in this Agreement, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. This Agreement shall not be admissible in evidence to construe the provisions of any prior agreement. The rule of ejusdem generis shall not be applicable herein to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

10.2                      This Agreement and the rights and obligations hereunder of the Company may be assigned by the Company only to a successor to the Company’s entire business. This Agreement and the rights and obligations hereunder of the Agent may be assigned by the Agent only to a successor to its entire business.  This Agreement shall be binding upon and inure to the benefit of each party’s respective successors and permitted assigns. This Agreement is intended to be for the sole benefit of the parties hereto, and no other person shall acquire or have any rights under or by virtue of this Agreement; provided, however, that the Investors shall be third party beneficiaries of the parties’ obligations hereunder. This Agreement may not be changed orally or modified, amended or supplemented without an express written agreement executed by the Agent or the Company, and, to the extent such change, modification, amendment or supplement would adversely affect any Investor’s Proceeds or any Escrow Earnings thereon, the consent of such Investor, which consent will not be unreasonably withheld.

10.3                      The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms hereof.

11.                             Execution in Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.  This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signature of all of the parties reflected hereon as the signatures.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the day and year first above written.

FIRST MICHIGAN BANCORP, INC.

By:
James T. Dunn
Secretary

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By:
Alan G. Finn
Vice President

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement, only for purposes of Section 3.10, on the day and year first above written.

WLR Recovery Fund IV, L.P.

By:
Name:
Title:

WLR IV Parallel ESC, L.P.

By:
Name:
Title:

Exhibit A

RECEIPT

American Stock Transfer & Trust Company, LLC, as Escrow Agent (the “Agent”), for First Michigan Bancorp, Inc. (the “Company”), hereby acknowledges receipt by wire transfer of U.S. $                                    , in immediately available funds, from                                   , representing the escrow deposit to be held in escrow by the Agent, pursuant to the Escrow Agreement (the “Escrow Agreement”), dated March 29, 2010, by and between the Company and the Agent.  All capitalized terms used herein and not otherwise defined shall have the same respective meanings as set forth in the Escrow Agreement.

, 2010

American Stock Transfer & Trust Company, LLC, as the Agent

By:
Name:
Title:

EXHIBIT D

FIRST MICHIGAN BANCORP, INC.
ACCREDITED INVESTOR QUESTIONNAIRE

Note to Subscriber:

For Corporations, Partnerships, Trusts, Foundations, Joint Subscribers (other than married couples) and Other Entities, please provide the information requested by Exhibit D-1.

For Individuals (including married couples), please provide the information requested by Exhibit D-2.

Capitalized terms not defined herein have the meaning ascribed to them in the Stock Subscription Agreement

EXHIBIT D-1

Accredited Investor Questionnaire for
Corporations, Partnerships, Trusts, Foundations,
Joint Subscribers (other than married couples) and Other Entities

If the undersigned is a corporation, partnership, trust, pension plan, foundation, joint subscriber (other than a married couple) or other entity, an authorized officer, partner, or trustee must complete, date and sign this Certificate.

CERTIFICATE

The undersigned certifies that the representations and responses below are true and accurate:

(a)                                 The undersigned has been duly formed and is validly existing and has full power and authority to invest in the Company.  The person signing on behalf of the undersigned has the authority to execute and deliver the Stock Subscription Agreement on behalf of the undersigned and to take other actions with respect thereto.

(b)                                 Indicate the form of entity of the undersigned:

☐  Limited Partnership

☐  General Partnership

☐  Corporation

☐  Revocable Trust (identify each grantor and indicate under what circumstances the trust is revocable by the grantor):

(Continue on a separate piece of paper, if necessary.)

☐  Other Type of Trust (indicate type of trust and, for trusts other than pension trusts, name the grantors and beneficiaries):

(Continue on a separate piece of paper, if necessary.)

☐  Other form of organization (indicate form of organization):

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(c)                                  Indicate the approximate date the undersigned entity was formed:

(d)                                 In order for the Company to offer and sell the Common Shares in conformance with state and federal securities laws and regulations, the following information must be obtained regarding your investor status.  Please initial each category applicable to you as a Subscriber of the Common Shares of the Company.

☐ (1)   A bank as defined in Section 3(a)(2) of the 1933 Act, or any savings and loan association or other institution pursuant to Section 3(a)(5)(A) of the 1933 Act whether acting in its individual or fiduciary capacity;

☐ (2)   A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

☐ (3)   An insurance company as defined in Section 2(13) of the 1933 Act;

☐ (4)   An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act;

☐ (5)   A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

☐ (6)   A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ (7)   An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐ (8)   A business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

☐ (9)   An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Common Shares, with total assets in excess of $5,000,000;

☐ (10) A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Common Shares, whose purchase is directed by a sophisticated person who has such knowledge and

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experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

☐ (11) An entity in which all of the equity owners qualify under any of the above subparagraphs. If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and the investor category which each such equity owner satisfies:

(Continue on a separate piece of paper, if necessary.)

Dated: , 2010

Name of Subscriber:

By:
Name:
Title:
An Authorized Officer, Partner or Trustee

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EXHIBIT D-2

Accredited Investor Questionnaire
for
Individuals (including married couples)

If the undersigned is an Individual (or married couple), the undersigned must complete, date and sign this Certificate.

CERTIFICATE

I certify that the representations and responses below are true and accurate:

(a)                                 In order for the Company to offer and sell the Common Shares in conformance with state and federal securities laws, the following information must be obtained regarding your investor status.  Please initial each category applicable to you as a Subscriber of the Common Shares of the Company.

☐ (1)                  A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase exceeds $1,000,000;

☐ (2)                  A natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with that person’s spouse in excess of $300,000, in each of those years, and has a reasonable expectation of reaching the same income level in the current year;

☐ (3)                  An executive officer or director of the Company or the Bank.

(b)                                 Set forth in the space provided below the state(s), if any, in the U.S. in which you maintained your residence during the past two years and the dates during which you resided in each state:

Dated: , 2010

Name(s) of Subscriber:

Signature:

Signature:
(If joint ownership, both individuals must execute this Certificate.)

D-2-1

EXHIBIT E

RISK FACTORS

There are many risks and uncertainties related to the Company’s proposed business and operations and an investment in the Common Shares.  Before making an investment decision, the Subscriber should read carefully and consider the risk factors below relating to the First Michigan Bancorp, Inc. (the “Company”), First Michigan Bank, a Michigan-chartered bank and the Company’s wholly owned subsidiary (the “Bank”), the Private Placement and the Proposed Acquisition.  The Subscriber should carefully consider the risks and uncertainties described below together with all other information provided with regard to evaluating the Private Placement and the Proposed Acquisition before making a decision to invest in the Common Shares.  An investment in the Common Stock involves a high degree of risk.  If any of the risks addressed below occurs, the Company’s and/or the Bank’s business, financial condition and operating results may be materially adversely affected.  In that event, the value of the Common Stock could decline, and the Subscriber could lose all or part of its investment.

The risks and uncertainties described below are not the only ones faced by the Company and the Bank.  Additional risks and uncertainties include, without limitation, risks and uncertainties not presently known to the Company or the Bank, or that currently may be deemed immaterial, and any such risks and uncertainties also may adversely affect the Company’s and/or the Bank’s business, financial condition and operations.

References in the risks discussed below to the “Company” shall mean both First Michigan Bancorp, Inc. and First Michigan Bank on a consolidated basis, unless the context clearly indicates otherwise.  Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Stock Subscription Agreement by and between the Company and each of the Subscribers to which these Risk Factors are attached as an exhibit.

Risks Specifically Related to the Proposed Acquisition

The FDIC’s recent policy statement imposing restrictions and criteria on private investors in failed bank acquisitions may apply to the Company and its investors.

On August 26, 2009, the FDIC issued a policy statement imposing restrictions and criteria on certain private investors in failed bank acquisitions (the “Policy Statement”).  The Policy Statement is broad in scope and potentially applies to any investor with more than 5% of the total voting power of an acquired depository institution or its holding company.  In addition, once the Policy Statement applies to any single investor, then the Policy Statement would also impose requirements on the Bank resulting from the Bank’s acquisition of a failed bank.  Since the Proposed Acquisition is likely to be performed through the Bank acquiring the assets and assuming certain liabilities of a failed bank, this would mean that the Policy Statement would impose requirements on the Bank as the “resulting bank” from the Proposed Acquisition.

In determining whether any investor has acquired in excess of 5% of the total voting power of the Bank, the FDIC will consider whether the investor is acting in concert with one or more other investors.  This determination will be made using a facts and circumstances analysis.  The FDIC will presume concerted action among investors where, in the aggregate, they hold more than two-thirds of the total voting power.

This presumption of concerted action may be rebutted, and the FDIC will consider the following factors, among others:  (i) whether each investor was among many potential investors contacted by the Company and if each investor reached an independent decision to invest; (ii) whether an investor is managed or advised by an investment manager or investment advisor who performs the same services for another investor; (iii) whether the investor has engaged, or anticipates engaging, as part of a group consisting of substantially the same entities as are shareholders of the Bank, in substantially the same interests, in any additional banking or non-banking activities in the United States; (iv) whether an investor has any significant ownership interest in any other investor in the Bank; (v) whether an investor is entitled to acquire any other investor’s shares; (vi) whether there are any agreements or understandings between any of the investors for purpose of controlling the Bank; (vii) whether an investor (and each director representing each investor) will consult with other investors concerning the voting of bank shares; and (viii) whether the directors representing the investor will represent only the particular investor that nominated him or her, and will not represent any combination of investors.

Investors subject to the Policy Statement could be prohibited from selling or transferring their Common Shares for three years.  They also would be required to provide the FDIC with information about the investor and all entities in the investor’s ownership chain, including information on the size of its capital fund or funds, its diversification, its return profile, its marketing documents, and its management team and business model.  Investors owning, in the aggregate, 80% or more of two or more banks or savings associations would be required to pledge their proportionate interests in each institution to cross-guarantee the FDIC against losses to the Deposit Insurance Fund that arise from any of such banks or savings associations defaulting or being in danger of defaulting.

Under the Policy Statement, the FDIC also could prohibit investment through ownership structures involving multiple investment vehicles that are owned or controlled by the same parent company.  Investors that directly or indirectly hold 10% or more of the equity of a bank or savings association in receivership also would not be eligible to bid to become investors in the deposit liabilities of that failed institution.

In addition, an investor using ownership structures with entities that are domiciled in bank secrecy jurisdictions would not be eligible to own a direct or indirect interest in an insured depository institution unless the investor’s parent company is subject to comprehensive consolidated supervision as recognized by the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and the investor enters into certain agreements with the U.S. bank regulators regarding access to information, maintenance of records and compliance with U.S. banking laws and regulations.

Once a failed depository institution is acquired from the FDIC, then, assuming the Policy Statement applies, the Bank, as the resulting bank from the Proposed Acquisition would be required to maintain a ratio of Tier 1 common equity to total assets of at least 10% for the first three years after the acquisition, and to maintain a capital level sufficient to be well capitalized under regulatory standards during the remaining period of ownership of the investors.  The Bank also could not extend any new credit to any investor or to any company in which an investor owns, directly or indirectly, 10% or more of the equity of such company.

The Company’s current opportunity to acquire the Target Banks from the FDIC may present challenges, and the Company may incur unanticipated losses related to the acquisition of assets and the assumption of certain liabilities of the Target Banks.

The Company is evaluating an opportunity to acquire the Target Banks from the FDIC.  It will use the proceeds of the Private Placement to acquire the assets and assume certain liabilities of the Target Banks, which are in receivership, through the FDIC bid process for failed institutions.  Such an acquisition will require the Company to enter into one or more P&A Agreements with the FDIC.  Each P&A Agreement is a form document prepared by the FDIC, and the ability to negotiate the terms of a P&A Agreement is limited or non-existent.  As a result, each P&A Agreement provides for limited disclosure about, and limited indemnification for, risks associated with the Target Banks.  There is a risk that such disclosure regarding, and indemnification for, the assets and liabilities of the Target Banks will not be sufficient and the Company will incur unanticipated losses.

In addition, the FDIC bid process for failed depository institutions is competitive.  The Company cannot provide any assurances that it will be successful in bidding for the Target Banks or for other failed depository institutions.

The success of the Proposed Acquisition will depend on the Company’s ability to successfully combine the Target Banks’ business with the Bank’s business, and, if the Company experiences difficulties with the integration process, then the anticipated benefits of the acquisition may not be realized fully or at all or may take longer to realize than expected.

Upon the completion of the Proposed Acquisition, the Bank may increase substantially in size in a very short period of time.  The success of the Proposed Acquisition will depend, in part, on the Company’s ability to successfully combine the Target Banks’ business with the Bank’s business.  As with any acquisition involving financial institutions, there may be business disruptions that result in the loss of customers or cause customers to remove their accounts and move their business to competing financial institutions.  It is possible that the integration process could result in the disruption of ongoing business or inconsistencies in standards, controls, procedures and policies that adversely affect the Company’s ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits of the acquisition.  Integration efforts, including integration of the Target Banks’ systems into the Company’s current systems, will also divert the attention and resources of the Company’s management.  If the Company experiences difficulties with the integration process, then the anticipated benefits of the acquisition may not be realized fully or at all or may take longer to realize than expected.

The Company has made certain assumptions regarding the potential losses it will incur in connection with its acquisition of the assets and assumption of certain liabilities of the Target Banks from the FDIC; if these assumptions are inaccurate, or if the loss share provisions provided for in each P&A Agreement are administered improperly or, in the future, the FDIC interprets such provisions in a way different from what the Company anticipates, then the Company’s losses could increase.

The Company is seeking to acquire the assets and liabilities of the Target Banks, which are in receivership, through the FDIC bid process for failed institutions.  In conjunction with the acquisitions, the Company will be discounting portions of the acquired loan portfolios based on its estimates of remaining credit losses related to credit-impaired loans.  In addition, the Company may enter into one or more loss sharing agreements with the FDIC, pursuant to which the FDIC will retain a specific percentage of the loan losses incurred in connection with the Target Banks’ loans, up to an agreed upon maximum threshold amount of aggregate losses, and will assume a certain percentage of any additional loan losses above such threshold amount.  Through the loss sharing arrangements, the FDIC absorbs a significant portion of the loss from the Target Banks’ asset portfolios, and the asset management and disposition incentives of the Company and the FDIC become more aligned as both parties are sharing in the loss.  If the loss share provisions provided for in the loss sharing agreements are administered improperly or, in the future, the FDIC interprets such provisions in a way different from what the Company anticipates, then the Company’s losses could increase.

The Company will establish its Bid for the Target Banks to cover its anticipated losses.  However, there is no assurance that loans the Company will acquire will not further deteriorate in value, below the Company’s estimates.  As a result, if the Company is required to take additional markdowns on the acquired loan portfolios or on the other assets it acquires, then the Company will incur its pro rata portion of additional losses under the loss sharing agreement, which could materially and adversely affect its business, financial condition and results of operations and which could cause a material negative deviation from the results projected by the Company.

Changes in national and local economic conditions could lead to higher loan charge-offs in connection with the acquisition of the assets of the Target Banks, all of which may not be supported by the loss sharing agreements with the FDIC.

In connection with the acquisition of the assets of the Target Banks, the Company will obtain a significant portfolio of loans.  Although the Company expects to mark down the loan portfolio it acquires, there is no assurance that the non-impaired loans it acquires will not become impaired or that the impaired loans will not suffer further deterioration in value resulting in additional charge-offs to the loan portfolio.  The fluctuations in national, regional and local economic conditions, including those related to local residential, commercial real estate and construction markets, that may increase the level of charge-offs that the Company makes to its loan portfolio, and, consequently, reduce its capital, may also increase the level of charge-offs on the loan portfolio that it acquired from the Target Banks.  These fluctuations are not predictable, cannot be controlled and may have a material adverse impact on the Company’s operations and financial condition even if other favorable events occur.

Although the Company may enter into loss sharing agreements with the FDIC, which would provide that a significant portion of losses related to the specified loan portfolios that the Company would acquire in connection with the acquisition of the assets of the Target Banks would be borne by the FDIC, the Company is not protected from all losses resulting from charge-offs with respect to those specified loan portfolios.  Additionally, the loss sharing agreements have limited terms; therefore, any charge-off of losses related to these loan portfolios that the Company experiences after the term of the related loss sharing agreements would not be reimbursed by the FDIC and would negatively impact the Company’s net income. In addition, in connection with the acquisition of the assets, the Company may acquire certain loan portfolios that are not covered by the loss sharing agreements.  Any charge-offs related to these loan portfolios would be borne by the Company in full and would also negatively impact its net income.

The Offering Materials and Target Bank Information contains limited financial information on which to evaluate the acquisition of assets and assumption of certain liabilities of the Target Banks.

The acquisition of the banking operations and certain assets of the Target Banks would be a significant acquisition for the Company.  However, the Offering Materials and Target Bank Information contain limited financial information on which to evaluate the acquisition of the Target Banks.  As such, the Offering Materials and Target Bank Information may not contain all of the financial and other information about the Target Banks and the assets that the Company would acquire, and the liabilities it would assume, that a Subscriber may consider important, including, but not limited to, information related to the loan portfolios that the Company would acquire, the impact of the acquisition on the Company and, ultimately, an investment in the Common Shares.

Based on discussions with regulators, the Company may modify or amend its Bid for the Target Banks after the subscription funds have been placed in escrow.

Subscribers will have an opportunity to review the Bid or a summary containing information about the Bid that the Company intends to submit for the Target Banks (the “Bid Summary”) (including any subsequent Bid if the FDIC informs the Company that it is not the winning bidder for the Target Banks) before it is made.  If a Subscriber does not approve of the selection of the Target Banks or the terms of the Bid Summary, then the Subscriber may decide not to deliver their funds to purchase Common Shares into the Escrow Account and terminate its participation in this Private Placement.  However, following the delivery of a Subscriber’s funds to purchase the Common Shares and the submission of a Bid for the Target Banks, the Company may modify or amend the Bid based on discussions with regulators.  Although each of the Subscribers investing in this Private Placement may have an opportunity to review a modified Bid or Bid Summary (unless the Bid modification results in more than a 10% increase in the Asset Discount, which increase results in a higher overall bid amount, at which time the Subscriber shall have the right, in its sole discretion, to terminate the Stock Subscription

Agreement by delivering written notice of such termination to the Company), the Subscriber will still be obligated to purchase the Common Shares on the Closing Date and the Subscriber’s funds will be released from the escrow account to the Company in accordance with the Escrow Agreement.

The FDIC may require the Company to make a “true-up” payment to the FDIC in the event that the realized losses are less than expected.

Any loss sharing agreements between the Company and the FDIC may contain a provision that obligates the Company to make a “true-up” payment to the FDIC in the event that the realized losses of the Target Banks are less than expected.  Any such “true-up” payment could have a negative affect on the Company’s business, financial condition and results of operations.

Risks Related to Investing in the Common Stock

Investors in the Company may be deemed to be acting in concert and thereby subject to increased regulatory scrutiny.

Investors in the Company may be determined by a bank regulatory agency to be acting in concert, which would result in the shares owned by such investors being aggregated for purposes of determining whether those investors must submit a notice under the Change in Bank Control Act prior to acquiring shares of the Company.  “Acting in concert” generally means knowing participation in a joint activity or parallel action towards the common goal of acquiring control of a bank or a parent company, whether or not pursuant to an express agreement.  How this definition is applied in individual circumstances can vary among the various federal bank regulatory agencies and cannot always be predicted with certainty.  Many factors can lead to a finding of acting in concert, including, but not limited to: (i) where investors are commonly controlled or managed; (ii) whether the investors are parties to an oral or written agreement or understanding regarding the acquisition, voting or transfer of control of voting securities of a bank or bank holding company; (iii) whether the investors each own stock in a bank and are also management officials, controlling shareholders, partners or trustees of another company; or (iv) whether both an investor and a controlling shareholder, partner, trustee or management official of the investor own stock in the bank or bank holding company.

There is no public market for the Common Stock.

There is no public market for the Common Stock and, as none should be expected to develop in the foreseeable future, a Subscriber may be unable to liquidate its investment and should be prepared to bear the economic risk of an investment in the Common Stock for an indefinite period.  The Company cannot predict the extent to which an active public or private market for the Common Stock will develop or be sustained after the Private Placement and the Proposed Acquisition.  In addition, in recent years, the stock market has experienced a high level of price and volume volatility, and market prices for the stock of many companies have experienced wide price fluctuations that have not necessarily been related to operating performance.  As a result, a public market for the Common Stock may not develop.

If the value of the Common Stock fluctuates after the Private Placement, then the Subscriber could lose a significant part of its investment.

The value of the Common Stock may be influenced by many factors, some of which are beyond the Company’s control, including, but not limited to, those described in this Exhibit E and the following:

•                   general economic and stock market conditions;

•                   risks related to the Company’s business and industry, including those discussed above;

•                   changes in conditions or trends in the Company’s industry, markets or customers;

•                   strategic actions by the Company or the Company’s competitors;

•                   announcements by the Company or the Company’s competitors of significant contracts, acquisitions, joint marketing relationships, joint ventures or capital commitments;

•                   variations in the Company’s quarterly operating results and those of the Company’s competitors;

•                   future sales of the Common Stock or other securities; and

•                   investor perceptions of the investment opportunity associated with the Common Stock relative to other investment alternatives.

As a result of these factors, and the fact that the shares are “restricted securities” under the Securities Act of 1933, as amended, investors in the Common Stock may not be able to resell their shares at or above the Purchase Price or may not be able to resell them at all.  Holding a restricted security and the broad market and industry factors set forth above may reduce the value of the Common Stock, and the Subscriber could lose a significant part of its investment.

The price of the Common Stock may decline after the Private Placement.

The Company is currently offering for sale in the Private Placement shares of Common Stock at a price of $6.00 per share.  Since stock prices may fluctuate over time, there is no assurance that Subscribers of the Common Shares will be able to sell shares after the Private Placement at a price equal to or greater than the actual Purchase Price.  Subscribers should consider these possibilities in determining whether to purchase the Common Shares and the timing of any future sale of shares of the Common Stock.

The Common Stock is illiquid, and the transfer of the Common Shares purchased in the Private Placement is restricted.

The Company is offering the Common Shares pursuant to exemptions from registration under applicable federal and state securities laws, and any transfer of the Common Shares purchased in the Private Placement is restricted unless exemptions from such registration provisions are applicable to the transfer or unless the transfer of the Common Stock is registered pursuant to applicable federal and state securities laws.  Therefore, holders of the Common Shares may be required to bear the economic risk of this investment for an indefinite period of time.

The Company will have discretion over the use of the proceeds of the Private Placement.

The Company intends to use the estimated net proceeds from the Private Placement to acquire the assets and assume certain liabilities of the Target Banks and may use such proceeds for other strategic acquisitions and for general corporate purposes.  Although this is the intended use of the proceeds, the Company will have broad discretion as to the application of such proceeds.  Subscribers may not agree with the way the Company decides to use these proceeds, and the Company’s use of the proceeds may not yield any profits.

The Purchase Price for the Common Shares has been established arbitrarily and may not reflect current or future value of the Common Shares.

The Purchase Price for the Common Shares offered hereby was arbitrarily determined and is unrelated to any specific investment criteria and may not reflect current or future value of the Common Shares.  In addition, the Purchase Price of the Common Shares may not indicate the market price for the Common Stock after the Proposed Acquisition is completed or at any future time.  Some of the factors that may have been considered in determining the Purchase Price include, among other things, the prices at which the Common Stock has most recently been sold, the history of, and prospects for, the banking industry in the Company’s market area, the price to earnings and price to book value multiples represented by the price, the prices of Common Stock of comparable companies, and the Company’s historical and prospective cash flow and earnings and those of comparable companies in recent periods.  There can be no assurance that the Company’s future valuation will be equal to or higher than the valuation reflected in the Common Shares in the Private Placement, and indeed such future valuation could be lower.

The Company does not anticipate declaring dividends in the foreseeable future.

Holders of the Common Stock are not entitled to receive dividends unless declared by the Company’s Board of Directors.  Since the Company’s inception, it has not paid any dividends on the Common Stock and does not intend to pay dividends in the foreseeable future.  Even if the Company decides to pay dividends, its ability to do so will be limited by regulatory restrictions, its financial condition, results of operations, capital requirements, level of indebtedness, and such other factors as the Company’s Board of Directors deems relevant.

The Company’s ability to pay dividends will be subject to restrictions under applicable banking laws and regulations, and depends upon the results of operations of the Bank.

The Company is a bank holding company that conducts substantially all of its operations through the Bank.  As result, the Company’s ability to make dividend payments on the Common Stock depends primarily on certain federal regulatory considerations and the receipt of dividends and other distributions from the Bank.

Banks and bank holding companies are subject to certain regulatory restrictions on the payment of cash dividends.  As a general matter, a bank is not permitted to pay dividends during the first three years of its operations.  In addition, the Federal bank regulatory agencies have the authority to prohibit bank holding companies from engaging in unsafe or unsound practices in conducting their business.  The payment of dividends could be deemed an unsafe or unsound practice if such dividends are not supported by recent earnings or the Company or the Bank do not, in the view of the regulators, have sufficient capital.  The ability of the Company to pay dividends will directly depend on the ability of the Bank to pay dividends.  As a result, after the Proposed Acquisition, the Company’s ability to pay dividends to its shareholders will be limited.

An entity holding, or the acquisition of, as little as a 5% interest in the Company’s outstanding Common Stock could, under certain circumstances, require prior regulatory approval or cause the holder to become subject to regulation as a “bank holding company.”

Any entity, including a “group” composed of natural persons, owning or controlling with the power to vote 25% or more of the Company’s outstanding Common Stock, or 5% or more if the holder otherwise exercises a “controlling influence” over the Company, may be subject to regulation as a “bank holding company” in accordance with the Bank Holding Company Act of 1956 (the “BHC Act”).  A bank holding company is required to obtain the prior approval of the Federal Reserve under the BHC Act to acquire or retain more than 5% of the outstanding shares of any class of the Company’s voting stock.  Any foreign bank or parent of a foreign bank that has a branch, agency or commercial lending company in the United States also would be required to obtain the prior approval of the Federal Reserve under the BHC Act to acquire or retain more than 5% of the outstanding shares of any class of the Company’s voting stock.

A company that acquires “control” of a bank or a bank holding company will itself become a bank holding company.  Although “control” for purposes of the BHC Act generally requires the acquisition of 25% or more of a class of voting shares or the ability to appoint a majority of the board of directors, the Federal Reserve has the authority to determine, after a hearing, that a company has the ability to exercise a controlling influence over a bank or a bank holding company.  The Federal Reserve would not normally make such a determination unless a company holds at least 10% of the voting shares of a bank or bank holding company.  Investors that have entered into agreements with respect to how they will vote or transfer their shares of a bank or bank holding company may be treated as a “company” for purposes of the BHC Act in which case their shares would be aggregated.  If the aggregated shares were sufficient to give rise to control, then each of such investors would be treated as a bank holding company.

Becoming a bank holding company imposes statutory and regulatory restrictions and obligations, such as providing managerial and financial strength for any bank subsidiaries.  Regulation as a bank holding company could require the holder to divest all or a portion of the holder’s investment in the Common Stock or those non-banking investments that may be deemed impermissible or incompatible with bank holding company status, such as a material investment in a company unrelated to banking.

A person or group of persons acting in concert will be required to file a notice under the Change in Bank Control Act prior to acquiring 10% or more of the outstanding shares of any class of the Company’s voting stock if such person will be the largest holder of the Company’s voting stock.  An individual (excluding individuals that combine to form a “company”) also would be required to file a notice under the Change in Bank Control Act (rather than under the BHC Act) prior to acquiring control of the Company.

Anti-takeover provisions in the corporate statutes and charter documents governing the Company’s organization could discourage, delay or prevent a change of control of the Company and diminish the value of the Common Stock.

Some of the provisions of the Michigan Business Corporation Act (“MBCA”) and the Company’s articles of incorporation and bylaws could make it difficult for the Company’s shareholders to change the composition of the Company’s Board of Directors, preventing them from changing the composition of management.  In addition, the same provisions may discourage, delay or prevent a merger or acquisition that the Company’s shareholders may consider favorable.

These provisions include the following:

•                   Chapters 7A (a “control share” provision) and 7B (a “fair price” provision) of the MBCA, which impose restrictions and requirements on investors in the Company’s voting shares above specified ownership percentages or who propose to enter into a business combination transaction (as defined in the MBCA) with the Company; in some instances, the Board of Directors is vested with discretion to determine selectively which shareholders are, or are not, subject to these restrictions and requirements; and

•                   the Board of Directors is authorized to issue up to 20,000,000 shares of preferred stock and to establish the preferences and rights (including the right to vote and the right to convert into shares of common stock) of any shares issued without shareholder approval.

These anti-takeover provisions could impede the ability of the Company’s common shareholders to benefit from a change of control and, as a result, could have a material adverse effect on the value of the Common Stock and the Subscribers’ ability to realize any potential change-in-control premium.

The Company’s securities are not FDIC insured.

The Company’s securities, including the Common Stock, are not savings or deposit accounts or other obligations of the Company, and are not insured by the Deposit Insurance Fund, the FDIC or any other governmental agency and are subject to investment risk, including the possible loss of principal.

The Company’s future capital needs could result in dilution of the Subscribers’ investment.

The Company’s Board of Directors may determine from time to time that there is a need to obtain additional capital through the issuance of additional shares of the Common Stock or other securities.  These issuances may include shares of preferred stock, and the Company’s articles of incorporation authorize its Board of Directors to issue up to 20,000,000 shares of preferred stock.  These issuances would likely dilute the ownership interests of the Subscribers and may dilute the per share book value of the Common Stock.  New investors may also have rights, preferences, and privileges senior to the Company’s current shareholders who may be adversely impacted by the new investors.

Risks Generally Related to the Company’s Business

The Company is a recently organized institution with limited financial and operating history and, accordingly, Subscribers will have little basis on which to evaluate the Company’s ability to achieve its business objectives.

The Company is a recently organized institution with limited financial and operating results to date.  Because the Company has a limited operating history, Subscribers will have little basis upon which to evaluate the Company’s ability to operate its business and to acquire or make investments, including, but not limited to, the acquisitions of the Target Banks.

Recent negative developments in the financial industry and the current economic environment pose significant challenges for the Company and its industry, which could adversely affect the Company’s business, financial condition and results of operations.

The Company is, and will be, operating in a challenging and uncertain economic environment, including generally uncertain national and local conditions.  Negative developments in the global credit and securitization markets during 2008 and 2009 have resulted in uncertainty in the financial markets in general, with the expectation that the general economic downturn may continue in 2010.  As a result of this “credit crunch,” commercial as well as consumer loan portfolio performances have deteriorated at many institutions and the competition for deposits and quality loans has increased significantly.  Global securities markets, and bank and bank holding company stock prices in particular, have been negatively affected, as has the ability of banks and bank holding companies to raise capital or borrow in the debt markets.

Financial institutions like the Company have been, and may continue to be, affected by declines in the real estate market, including falling home prices and increasing delinquencies and foreclosures, and increased unemployment.  Concerns over the stability of the financial markets and the economy have resulted in decreased lending by financial institutions to their customers and to each other with such concerns leading to increased commercial and consumer deficiencies, lack of customer confidence, increased market volatility and widespread reduction in general business activity.  A worsening of these conditions would likely exacerbate the adverse effects on the Company.

As a result, the Company may face the following risks:

•                  economic conditions that negatively affect housing prices and the job market may continue to cause the credit quality of the Company’s loan portfolios to deteriorate;

•                  market developments that affect consumer confidence may cause adverse changes in payment patterns by the Company’s customers, causing increases in delinquencies and default rates on loans and other credit facilities;

•                  the processes that the Company uses to estimate its allowance for loan losses and reserves may no longer be reliable because they rely on judgments such as forecasts of economic conditions, that may no longer be capable of accurate estimation;

•                  a decline in the value of the Company’s securities portfolio; and

•                  increased regulation of the banking industry, and the costs of compliance with such regulation may increase.

These conditions or similar ones may continue to persist or worsen, causing the Company to experience continuing or increased adverse effects on its business, financial condition, results of operations and the price of the Common Stock.

The Company’s success is dependent upon the Company’s management team, which may be unable to successfully implement their proposed business strategy.

The Company’s success is largely dependent upon its management team consisting of David T. Provost, Chairman and Chief Executive Officer, Thomas W. Brown, Chief Financial Officer, and James T. Dunn, Chief Credit Officer.  In order to execute the Company’s business strategy, the management team will need to, among other things:

•                  attract sufficient retail and commercial deposits;

•                  attract and maintain business banking relationships with businesses in the Company’s market area;

•                  attract and retain experienced commercial and community bankers;

•                  identify and pursue suitable opportunities for opening new branches in the Company’s market area;

•                  maintain adequate regulatory capital and comply with applicable federal and state regulations;

•                  attract sufficient loans, including correspondent and purchased loans that meet prudent credit standards; and

•                  maintain expenses in line with their current projections.

Failure to achieve these strategic goals could adversely affect the Company’s ability to successfully implement the Company’s business strategies and could negatively impact the Company’s business, financial condition and results of operations.

No assurance can be made that the Company’s management team’s strategies for the enhancement of shareholder value will be accomplished or that other strategies may be undertaken.

The Company’s management team contemplates taking certain actions after completion of the Private Placement and the Proposed Acquisition in order to enhance shareholder value, including closing various branches, opening other new branches, consolidating operation centers, reviewing personnel, assembling a team for correspondent banking and purchasing performing loans from the FDIC and others, beginning a special asset division, strategically repricing deposits, and continuing to review FDIC assisted deals on a whole bank and deposit only basis.  There is no assurance that any or all of the actions discussed above will be accomplished, that other such strategies will be undertaken, or that enhanced shareholder value will be realized.

The banking industry is heavily regulated and that regulation or future regulation could limit or restrict the Company’s activities and adversely affect its financial results.  The FDIC may also impose additional regulations on the Bank as a result of its de novo status or as a part of the FDIC’s approval of the Bank’s revised business plan.

The Company operates in a highly regulated industry and is subject to examination, supervision, and comprehensive regulation by various federal and state agencies, including the Federal Reserve, the FDIC and the Michigan Office of Financial and Insurance Regulation.  The Company’s compliance with these regulations are costly and restricts some of its activities, including payment of dividends, mergers and acquisitions, investments, loans and interest rates and locations of offices.  The Company is also subject to capitalization guidelines established by its regulators, which require the Company to maintain adequate capital to support its business.

In light of current conditions in the global financial markets and the global economy, regulators have increased their focus on the regulation of the financial services industry.  Most recently, governments in the United States and abroad have intervened on an unprecedented scale.  Proposals for legislation, including a comprehensive overhaul of the financial regulatory system in the United States, have been, and are expected to be, introduced in the U.S. Congress, in state legislatures and around the world.  These proposals are likely to alter standards used to measure regulatory compliance and to determine the adequacy of liquidity, risk management and other operational practices for financial services companies.  The Company is unable to predict whether any of these legislative and regulatory initiatives will succeed, what form they will take, or whether any additional changes to statutes or regulations, including the interpretation or implementation of those statutes or regulations, will occur in the future.  Any action of that nature could affect the Company in substantial and unpredictable ways and could have an adverse effect on its business, financial condition, results of operations and the price of the Common Stock.

As a de novo bank, the Bank is subject to additional regulation by the FDIC, including a requirement that the FDIC approve any change to the Bank’s business plan.  In order to complete the Proposed Acquisition, the FDIC must approve a change in the Bank’s current business plan.  The FDIC may not approve such a change or may impose certain restrictions on the operations of the Bank as a condition of approving the revised business plan, which may negatively affect the Company’s business, financial condition and results of operation.

Changes in monetary policy and interest rates could adversely affect the Company’s profitability.

The Company’s results of operations are affected by credit policies of monetary authorities, particularly the Federal Reserve.  The Company is a bank holding company that conducts substantially all of its operations through the Bank, and the Bank’s profitability depends to a significant extent on the Bank’s net interest income.  Net interest income is the difference between interest income on interest-earning assets, such as loans and investments, and interest expense on interest-bearing liabilities, such as deposits and borrowings.  Interest rates are highly sensitive to many factors that are beyond the Bank’s control, including general economic conditions and policies of various governmental and regulatory agencies.  Changes in monetary policy, including changes in interest rates, could influence not only the interest the Bank receives on loans and securities and the interest it pays on deposits and borrowings, but those changes could also affect its ability to originate loans and obtain deposits.

The Bank’s net interest income will be adversely affected if market interest rates change such that the interest it pays on deposits and borrowings increases faster than the interest earned on loans and investments.  Changes in interest rates could also adversely affect the income of some of the Bank’s noninterest income sources.  For example, if mortgage interest rates increase, the demand for residential mortgage loans will likely decrease, which will have an adverse effect on the Bank’s mortgage loan fee income.

In light of changing conditions in the national economy and in the financial markets, particularly the uncertain economic environment, the continuing threat of terrorist acts and the current military operations in the Middle East, the Company and the Bank cannot predict possible future changes in interest rates, which may negatively affect its deposit levels, loan demand and its business and earnings.  Furthermore, the actions of the United States and other governments in response to ongoing economic crises may result in currency fluctuations, exchange controls, market disruption and other adverse effects.

Changes in local economic conditions where the Company operates could have a negative effect.

The Company’s success depends significantly on growth, or lack thereof, in population, income levels, deposits and housing starts in the geographic markets it serves in the State of Michigan.  The local economic conditions in these areas have a significant impact on the Bank’s commercial, real estate and construction loans, the ability of borrowers to repay these loans, and the value of the collateral securing these loans.  Adverse changes in, and further deterioration of, the economic conditions of the Midwest United States in general or in Michigan or any one or more of the Bank’s local markets could negatively affect the Company’s and the Bank’s financial condition, results of operations and profitability.  A continuing deterioration in economic conditions could result in the following consequences, any of which could have a material adverse effect on the Company’s business:

•                   loan delinquencies may increase;

•                   problem assets and foreclosures may increase;

•                   demand for the Bank’s products and services may decline; and

•                   collateral for loans that the Bank makes, especially real estate, may decline in value, in turn reducing a customer’s borrowing power, and reducing the value of assets and collateral associated with the Bank’s loans.

The Company faces strong competition from other financial services providers.

The Company does, and will continue to, operate in highly competitive markets for the products and services it offers.  The competition among financial services providers to attract and retain customers is strong.  Customer loyalty can be easily influenced by a competitor’s new products, especially offerings that could provide cost savings or a higher return to the customer.  Some of the Company’s competitors may be better able to provide a wider range of products and services over a greater geographic area.  The Company does, and will continue to, compete with commercial banks, credit unions, savings and loan associations, mortgage banking firms, consumer finance companies, securities brokerage firms, insurance companies, money market funds, and other mutual funds, as well as other regional, super-regional, national and international financial institutions that operate offices in the Company’s market and elsewhere.  Moreover, this highly competitive industry could become even more competitive as a result of legislative, regulatory and technological changes and continued consolidation.

Some of the Company’s competitors may have fewer regulatory constraints, lower cost structures and higher lending limits.  In terms of lending limits, the Bank’s legally mandated lending limits are and would be lower than those of some of its competitors because it will have less capital than such competitors.  The Bank’s lower lending limits may discourage borrowers with lending needs that exceed those limits from doing business with it.  While the Company may try to serve these borrowers by selling loan participations to other financial institutions, this strategy may not succeed in this current market because the number of institutions that are willing to act as loan participants is decreasing.

While the Company believes it can, and does, successfully compete with these other financial institutions in its market areas, it may face a competitive disadvantage as a result of its relatively smaller size, lack of geographic diversification beyond the State of Michigan and inability to spread its marketing costs across a broader market.

Future growth or operating results may require the Company to raise additional capital, but that capital may not be available or may be dilutive.

Although the Company expects to raise approximately $300 million in the Private Placement, to the extent that its future operating results erode capital, or if it elects to expand through loan growth, the Company may be required to raise additional capital.  In addition, the Company is required by federal and state regulatory authorities to maintain adequate levels of capital to support its operations.  The Company may at some point need to raise additional capital to support its operations and any future growth.

The Company’s ability to raise capital will depend on conditions in the capital markets, which are outside of the Company’s control and largely do not depend on the Company’s financial performance.  Accordingly, the Company cannot be assured of its ability to raise capital when needed or on favorable terms.  If the Company cannot raise additional capital when needed, it will be subject to increased regulatory supervision and the imposition of restrictions on its growth and business.  These restrictions could negatively affect the Company’s ability to operate or further expand its operations through loan growth, acquisitions or the establishment of additional branches and may result in increases in operating expenses and reductions in revenues that could have a material adverse effect on the Company’s financial condition, results of operations and the price of the Common Stock.

Liquidity needs could adversely affect the Company’s results of operations and financial condition.

The Company’s primary sources of funds are customer deposits and loan repayments.  Deposit levels may be affected by a number of factors, including rates paid by competitors, general interest rate levels, returns available to customers on alternative investments and general economic conditions.  Moreover, upon completion of the assumption of the Target Banks’ deposit liabilities from the FDIC, the Company intends to reprice some or all of the deposits to conform with current market conditions.  If the Company reprices these liabilities too aggressively, the affected depositors could choose to withdraw their deposits, which could result in a need for new funding sources to replace these lost deposits.

Scheduled loan repayments are a relatively stable source of funds; however, they are subject to the ability of borrowers to repay the loans.  The ability of borrowers to repay loans can be adversely affected by a number of factors outside of the Company’s control, including changes in economic conditions, adverse trends or events affecting business industry groups, reductions in real estate values or markets, business closings or lay-offs, inclement weather, natural disasters and international instability.  Accordingly, the Company may be required from time to time to rely on secondary sources of liquidity to meet withdrawal demands or otherwise fund operations.  Those sources may include Federal Home Loan Bank advances, brokered deposits and federal funds lines of credit from correspondent banks.  While the Company believes that these sources are currently adequate, there can be no assurance they will be sufficient to meet future liquidity demands, particularly if the Company experiences atypical deposit withdrawal demands or increased loan demand or if regulatory decisions should limit available funding sources such as brokered deposits.  The Company may be required to slow or discontinue loan growth, capital expenditures or other investments or liquidate assets should those sources not be adequate.

The Bank’s allowance for loan losses may prove to be insufficient to absorb losses in its loan portfolio.

Like all financial institutions, the Bank maintains an allowance for loan losses to provide for loans that its borrowers may not repay in their entirety.  The Bank believes that it maintains its allowance for loan losses at a level adequate to absorb probable losses inherent in its loan portfolio as of the corresponding balance sheet date and in compliance with applicable accounting and regulatory guidance.  However, the Bank’s allowance for loan losses may not be sufficient to cover actual loan losses, and future provisions for loan losses could materially and adversely affect the Bank’s operating results.  The related accounting measurements related to impairment and the loan loss allowance require significant estimates that are subject to uncertainty and changes relating to new information and changing circumstances.  The significant uncertainties surrounding the Bank’s borrowers’ abilities to execute their business models successfully through changing economic environments, competitive challenges and other factors complicate the Bank’s estimates of the risk of loss and amount of loss on any loan.  Because of the degree of uncertainty and susceptibility of these factors to change, the Bank’s actual losses may vary from its current estimates.  The Bank also expects fluctuations in its loan loss provisions due to the uncertain economic conditions.

The Bank’s regulators, as an integral part of their examination process, periodically review the Bank’s allowance for loan losses and may require it to increase its allowance for loan losses by recognizing additional provisions for loan losses charged to expense, or to decrease its allowance for loan losses by recognizing loan charge-offs, net of recoveries. Any such required additional provisions for loan losses or charge-offs could have a material adverse effect on the Bank’s financial condition and results of operations.

The Company will face risks with respect to future expansion and acquisitions or mergers.

In the future, the Company may seek to acquire other financial institutions or parts of those institutions, including additional purchases from the FDIC.  However, the Company may not have the opportunity to make suitable acquisitions on favorable terms, which could negatively impact the growth of its business.  The Company expects that other banking and financial companies, many of which have significantly greater resources, will compete with it to acquire compatible businesses.  This competition could increase prices for acquisitions that the Company would likely pursue.  Also, acquisitions of regulated businesses such as banks are subject to various regulatory approvals.  If the Company fails to receive the appropriate regulatory approvals, it will not be able to consummate an acquisition that it believes is in its best interests.

Certain of the Company’s directors may have conflicts of interest in determining whether to present business opportunities to the Company or another entity with which they are, or may become, affiliated.

Certain of the Company’s directors may become subject to fiduciary obligations in connection with their service on the boards of directors of other corporations.  To the extent that the Company’s directors become aware of acquisition opportunities that may be suitable for entities other than the Company to which they have fiduciary or contractual obligations, or they are presented with such opportunities in their capacities as fiduciaries to such entities, they may honor such obligations to such other entities.  The Subscribers should assume that to the extent any of the Company’s directors become aware of an opportunity that may be suitable both for the Company and another entity to which such person has a fiduciary obligation or contractual obligation to present such opportunity as set forth above, he or she may first give the opportunity to such other entity or entities and may give such opportunity to the Company only to the extent such other entity or entities reject or are unable to pursue such opportunity.  In addition, the Subscribers should assume that to the extent any of the Company’s directors become aware of an acquisition opportunity that does not fall within the above parameters, but that may otherwise be suitable for the Company, he or she may not present such opportunity to the Company.

The Company’s financial condition may be affected negatively by the costs of litigation.

The Company may be involved from time to time in a variety of litigation, investigations or similar matters arising out of its business, including The Company’s insurance may not cover all claims that may be asserted against it, and any claims asserted against it, regardless of merit or eventual outcome, may harm the Company’s reputation.  Should the ultimate judgments or settlements in any litigation or investigation significantly exceed the Company’s insurance coverage, they could have a material adverse effect on its business, financial condition and results of operations.  In addition, the Company may not be able to obtain appropriate types or levels of insurance in the future, nor may it be able to obtain adequate replacement policies with acceptable terms, if at all.

The Company may be required to pay significantly higher FDIC premiums in the future.

Recent insured institution failures, as well as deterioration in banking and economic conditions, have significantly increased the loss provisions of the FDIC, resulting in a decline in the designated reserve ratio to historical lows.  The FDIC expects additional insured institution failures in the next few years.  Therefore, the reserve ratio may continue to decline.  Additionally, the Emergency Economic Stabilization Act of 2008 temporarily increased the limit on FDIC coverage to $250,000 through December 31, 2009, which was extended to December 31, 2013, on May 20, 2009.

These developments have caused the premiums assessed by the FDIC to increase.  Specifically, beginning April 1, 2009, the deposit insurance base assessment increased and may be decreased or increased in the future based on unsecured debt, secured liabilities, and brokered deposits held by the institution, for a resulting assessment range of 17 to 43 basis points per $100.  The FDIC is allowed to impose special emergency assessments on or after September 30, 2009, of up to 10 basis points per quarter, if necessary, to maintain public confidence in FDIC insurance.  Additionally, on November 12, 2009, the FDIC announced that it would require insured institutions to prepay slightly over three years of estimated insurance assessments.  Payment of the prepaid assessment, along with the Company’s regular fourth quarter assessment, was due on December 31, 2009, and was based on the Company’s total base assessment rate in effect on September 30, 2009.  Since the Company books such payments at the end of each quarter, the prepayment does not affect its reporting of net income; however, the prepayment does have a negative effect on the Company’s cash flow.  These higher FDIC base assessment rates and special assessments would have an adverse impact on the Company’s results of operations and financial condition.

The Company is generally unable to control the amount of premiums that it is required to pay for FDIC insurance.  If there are additional bank or financial institution failures, the Company may be required to pay even higher FDIC premiums than the recently increased levels.  These announced increases and any future increases in FDIC insurance premiums may materially and adversely affect the Company’s results of operations.

Changes in accounting policies and practices, as may be adopted by the regulatory agencies, the Financial Accounting Standards Board, or other authoritative bodies, could materially impact the Company’s financial statements.

The Company’s accounting policies and methods are fundamental to how it records and reports its financial condition and results of operations.  From time to time, the regulatory agencies, the Financial Accounting Standards Board, and other authoritative bodies change the financial accounting and reporting standards that govern the preparation of the Company’s financial statements.  These changes can be difficult to predict and can materially impact how the Company records and reports its financial condition and results of operations.

The Company must respond to rapid technological changes, and these changes may be more difficult or expensive than anticipated.

The Company will have to respond to future technological changes. Specifically, if the Company’s competitors introduce new products and services embodying new technologies, or if new industry standards and practices emerge, then the Company’s existing product and service offerings, technology and systems may be impaired or become obsolete.  Further, if the Company fails to adopt or develop new technologies or to adapt its products and services to emerging industry standards, then the Company may lose current and future customers, which could have a material adverse effect on its business, financial condition and results of operations.  The financial services industry is changing rapidly and in order to remain competitive, the Company must continue to enhance and improve the functionality and features of its products, services and technologies.  These changes may be more difficult or expensive than the Company anticipates.

EXHIBIT F

FIRST MICHIGAN BANCORP, INC.
WIRE INFORMATION QUESTIONNAIRE

Please provide us with Subscriber’s wire instructions for the return of funds invested in the event that the Stock Subscription Agreement is terminated pursuant to Section 8:

EXHIBIT G

FORM OF LEGAL OPINION

The form of legal opinions of Nelson Mullins Riley & Scarborough LLP and Jaffe, Raitt, Heuer & Weiss, Professional Corporation, counsel to First Michigan Bancorp, Inc., a Michigan corporation (the “Company”) and First Michigan Bank, a Michigan state chartered banking institution (the “Bank”) that will be delivered in opinion letters pursuant to the Stock Subscription Agreement between the Company and each of the Purchasers in the Private Placement are set forth below. Capitalized terms used herein shall have the meaning ascribed to them in the Stock Subscription Agreement, or as otherwise defined in the opinions.

1.                                      The Company is a corporation organized, existing and in good standing under the laws of the State of Michigan. The Certificate of Amendment to the Company’s Charter has been duly adopted by the Company’s board of directors and the requisite vote of the Company’s stockholders.  The Certificate of Amendment has been duly filed with the DLEG and is effective as an amendment to the Company’s Charter. The Bank is a banking corporation organized, existing and in good standing under the laws of the State of Michigan.

2.                                      The Company is registered as a bank holding company and qualified as a financial holding company under the Bank Holding Company Act of 1956, as amended.

3.                                      All of the issued and outstanding capital stock of the Bank is owned by the Company, was duly authorized and validly issued to the Company, and is fully paid and nonassessable. To our knowledge, the issued and outstanding capital stock of the Bank is held by the Company, free and clear of any liens. None of the issued and outstanding shares of capital stock of the Bank are subject to any preemptive right under the laws of the State of Michigan, the Bank Articles or Bank Bylaws, or, to our knowledge, to any contractual preemptive or similar rights.

4.                                      All of the issued and outstanding capital stock of the Company was duly authorized and validly issued, and is fully paid and nonassessable.  None of the issued and outstanding shares of capital stock of the  Company are subject to any preemptive right under the laws of the State of Michigan, the Company Articles or Company Bylaws, or, to our knowledge, to any contractual preemptive or similar rights.

5.                                      The Company has the requisite corporate power and authority to execute and deliver the Transaction Documents to which it is a party and to perform its obligations under such agreements and to consummate the transactions contemplated by the Transaction Documents.  The Bank has the requisite corporate power and authority to execute and deliver the Transaction Documents to which it is a party and to perform its obligations under such agreements and to consummate the transactions contemplated by the Transaction Documents.

6.                                      The execution and delivery by the Company of the Transaction Documents to which it is a party and the performance of its obligations under the Transaction Documents have been duly authorized by all requisite corporate action.  The execution and delivery by the Bank of the Transaction Documents to which it is a party and the performance of its obligations under the Transaction Documents have been duly authorized by all requisite corporate action.

7.                                      The Company has duly executed and delivered the Transaction Documents to which it is a party and such Transaction Documents constitute the valid, binding and enforceable obligations of the Company in accordance with their respective terms. The Bank has duly executed and delivered the Transaction Documents to which it is party and such Transaction Documents constitute the valid, binding and enforceable obligations of the Bank in accordance with their respective terms.

8.                                      The Common Stock issued by the Company pursuant to the Stock Subscription Agreements has been authorized by all necessary corporate action of the Company, and, when issued and delivered against payment set forth in the Stock Subscription Agreements, will be validly issued, fully paid and nonassessable. The Common Stock issued by the Company and sold pursuant to the Stock Subscription Agreements will not be subject to any preemptive right or rights of first refusal under the laws of the State of Michigan, the Company Articles or Company Bylaws, or, to our knowledge, to any similar contractual right.

9.                                      The physical stock certificates representing shares of Common Stock to be issued by the Company pursuant to the Subscription Agreements (as opposed to shares of Common Stock issued in book-entry form) are in proper form and have been duly executed by the Company, in accordance with Michigan law and the Company’s Charter and Bylaws.

10.                               The execution and delivery by the Company of the Transaction Documents to which it is a party and the performance by the Company of its obligations under the Transaction Documents will not: (i) violate any of the provisions of the Company Charter or Company Bylaws; (ii) violate any Michigan statute, rule or regulation, which in our experience is typically applicable to transactions of the nature contemplated by the Transaction Documents, other than securities laws, as to which we give no opinion; or (iii) violate any of the judgments, injunctions, decrees or orders set forth on the attached Exhibit A.  The execution and delivery by the Bank of the Transaction Documents to which it is a party and the performance by the Bank of its obligations under the Transaction Documents will not: (i) violate any of the provisions of the Bank Charter or Bank Bylaws; (ii) violate any statute, rule or regulation which in our experience is typically applicable to transactions of the nature contemplated by the

Transaction Documents, other than securities laws, as to which we give no opinion; or (iii) violate any of the judgments, injunctions, decrees or orders set forth on the attached Exhibit A.

11.                               To our knowledge, without investigation, (i) the execution and delivery by the Company of the Transaction Documents to which it is a party and the performance by the Company of its obligations under the Transaction Documents will not constitute a default under or a material breach of any material agreement known to us to which the Company is a party, and (ii) the execution and delivery by the Bank of the Transaction Documents to which it is a party and the performance by the Bank of its obligations under the Transaction Documents will not constitute a default under or a material breach of any material agreement known to us to which the Bank is a party.

12.                               To our knowledge, all material licenses, permits and other governmental authorizations required under Michigan law to have been obtained by the Company or the Bank at or before the date hereof in connection with the execution, delivery and performance of the Transaction Documents, have been obtained, except for any licenses, permits and other governmental authorizations required under applicable state securities laws, as to which we give no opinion, and except where the failure to obtain such licenses, permits and other governmental authorizations would not have a material adverse effect on the financial condition of the Company and the Bank, or on the earnings, capital, properties or business affairs of the Company and the Bank considered as one enterprise; and to our knowledge, all such licenses, permits and other governmental authorizations, are in full force and effect and the Company and the Bank are in all material respects complying therewith.

13.                               To our knowledge, all material licenses, permits and other governmental authorizations required under U.S. federal law to have been obtained by the Company or the Bank at or before the date hereof in connection with the execution, delivery and performance of the Transaction Documents, sale of Securities contemplated thereby, have been obtained, except where the failure to obtain such licenses, permits and other governmental authorizations would not have a material adverse effect on the financial condition of the Company and the Bank, or on the earnings, capital, properties or business affairs of the Company and the Bank considered as one enterprise; and to our knowledge, all such licenses, permits and other governmental authorizations, are in full force and effect and the Company and the Bank are in all material respects complying therewith.

13.                               Assuming, without verification (i) the accuracy of the representations and warranties of each Subscriber in the Subscription Agreements and the Accredited Investor Questionnaires (ii) the Common Shares are sold in a manner contemplated by, and in accordance with, the Subscription Agreements, and (iii) provided that the actions taken by and on behalf of the Company and the

Placement Agent before or during the Private Placement did not constitute “any form of general solicitation or advertising” as those terms are used in Regulation D as promulgated under the Securities Act of 1933, as amended (the “1933 Act”), the offer, sale and delivery of the Common Shares by the Company to the Subscribers in accordance with the Subscription Agreements are not required to be registered under the 1933 Act.

14.                               The Company is not, and after giving effect to the Private Placement and sale of the Common Shares as contemplated by the Subscription Agreements entered into with the Subscribers, will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

EXHIBIT H

Give form to the requester. Do not send to the IRS. Form W-9 Request for Taxpayer Identification Number and Certification (Rev. October 2007) Department of the Treasury Internal Revenue Service Name (as shown on your income tax return) List account number(s) here (optional) Address (number, street, and apt. or suite no.) City, state, and ZIP code Print or type See Specific Instructions on page 2. Taxpayer Identification Number (TIN) Enter your TIN in the appropriate box. The TIN provided must match the name given on Line 1 to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3. Social security number or Requester’s name and address (optional) Employer identification number Note. If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter. Certification 1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and 2. Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. See the instructions on page 4. Sign Here Signature of U.S. person © Date © General Instructions Form W-9 (Rev. 10-2007) Part I Part II Business name, if different from above Cat. No. 10231X Check appropriate box: Under penalties of perjury, I certify that: Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to: 1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued), 2. Certify that you are not subject to backup withholding, or 3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income. 3. I am a U.S. citizen or other U.S. person (defined below). A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA. Individual/Sole proprietor Corporation Partnership Other (see instructions) © Note. If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9. c An individual who is a U.S. citizen or U.S. resident alien, c A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States, c An estate (other than a foreign estate), or Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are: Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax on any foreign partners’ share of income from such business. Further, in certain cases where a Form W-9 has not been received, a partnership is required to presume that a partner is a foreign person, and pay the withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid withholding on your share of partnership income. The person who gives Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States is in the following cases: c The U.S. owner of a disregarded entity and not the entity, Section references are to the Internal Revenue Code unless otherwise noted. c A domestic trust (as defined in Regulations section 301.7701-7). Limited liability company. Enter the tax classification (D=disregarded entity, C=corporation, P=partnership) © Exempt payee Purpose of Form